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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AVERY DENNISON CORPORATION
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AVERY DENNISON

2018 PROXY STATEMENT

Simple
uniti
CleanFlake
UNITI

Notice of 2018 Annual Meeting of Stockholders

To Our Stockholders:

        We cordially invite you to attend our 2018 Annual Meeting of Stockholders at the Embassy Suites, 800 North Central Avenue, Glendale, California 91203 on Thursday, April 26, 2018, at 1:30 p.m. Pacific Time. At the meeting, we will conduct the following items of business:

Elect the 11 directors nominated by our Board to serve a one-year term;
Approve, on an advisory basis, our executive compensation;
Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018; and
Transact any other business properly brought before the meeting or any adjournment or postponement thereof.

        Our Board recommends that you vote FOR each of the director nominees in Item 1, and FOR Items 2 and 3. After Dean Scarborough, our Chairman, conducts these items of business at the meeting, Mitch Butier, our President and Chief Executive Officer, will discuss our 2017 performance and answer your questions.

        Stockholders of record as of February 26, 2018 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

        We will be mailing our Notice of Internet Availability of Proxy Materials, which includes instructions on how to access these materials on the Internet, on or before March 15, 2018. If you previously elected to receive a paper copy of our proxy materials, we will mail you our 2018 proxy statement; 2017 annual report, which includes a letter to stockholders from our Chairman and President/CEO; and a proxy card on or about March 16, 2018.

        We want your shares to be represented and voted. You can vote as shown in the chart below.

VOTING

On the Internet

You can vote online at www.proxyvote.com before 11:59 p.m. Eastern Time on April 25, 2018. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Telephone

In the U.S. or Canada, you can vote by calling 1.800.690.6903 before 11:59 p.m. Eastern Time on April 25, 2018. You will need the 16-digit control number on your Notice of Internet Availability or proxy card.

By Mail

You can vote by mail by completing, dating and signing your proxy card and returning it in the postage-paid envelope or otherwise to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

In Person

Except with respect to shares held through our Employee Savings Plan, you can vote in person at the Annual Meeting. Beneficial holders must contact their broker or other nominee if they want to vote in person.

        On behalf of the Board of Directors, management and employees of Avery Dennison, thank you for your continued support.

By Order of the Board of Directors
Susan C. Miller Corporate Secretary
March 15, 2018

OUR PLAN TO WIN

Drive outsized growth in high value categories with higher growth and margin potential (e.g., specialty labels, graphics, industrial tapes and radio-frequency identification (RFID))
 Grow profitably in our base business through tailored go-to-market strategies and disciplined execution
Maintain our relentless focus on productivity through continued operational excellence and enterprise lean sigma
Deploy capital effectively by balancing investments in organic growth, productivity and acquisitions, while returning cash to shareholders	Our Strategies

Our Values

Customers
We provide innovative, high quality products and solutions, with industry-leading service
 Employees
We cultivate a diverse, engaged, safe and healthy workforce
 Communities
We are responsible stewards of the environment and a force for good in our communities
 Investors
We are committed to delivering superior shareholder returns over the long term	Our Stakeholders

Avery Dennison Corporation  | 2018 Proxy Statement  | Table of Contents

PROXY SUMMARY

        This section summarizes information described in greater detail in other parts of this proxy statement and does not contain all the information you should consider before voting. We encourage you to read the entire proxy statement before voting.

TIME AND LOCATION OF ANNUAL MEETING

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 26, 2018 at the Embassy Suites, 800 North Central Avenue, Glendale, California 91203.

ITEMS BEING VOTED ON AT ANNUAL MEETING

        You are being asked to vote on the items of business shown below at the Annual Meeting. Our Board of Directors (our "Board") recommends that you vote FOR all 11 director nominees and FOR the two other items being brought before the stockholder vote.

ITEM	BOARD RECOMMENDATION	VOTE REQUIRED	DISCRETIONARY BROKER VOTING	PAGE REFERENCE
Election of directors	FOR each nominee	Majority of votes cast	No	23
Advisory vote to approve executive compensation	FOR	Majority of shares represented and entitled to vote	No	35
Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2018	FOR	Majority of shares represented and entitled to vote	Yes	84

BUSINESS STRATEGY OVERVIEW

        We strive to create superior long-term, sustainable value for our customers, employees, and investors and improve the communities in which we operate. To realize the business aspects of this vision, we are focused on executing the following key strategies:

  •
  Driving outsized growth in high value categories with higher growth and margin potential (e.g., specialty labels, graphics, industrial tapes and radio-frequency identification (RFID));

  •
  Growing profitably in our base business through tailored go-to-market strategies and disciplined execution;

  •
  Maintaining our relentless focus on productivity through continued operational excellence and enterprise lean sigma; and

  •
  Deploying capital effectively by balancing investments in organic growth, productivity and acquisitions, while returning cash to stockholders.

FINANCIAL PERFORMANCE HIGHLIGHTS

        Strong Financial Performance and Execution of Strategic Priorities.    Fiscal year 2017 marked our sixth consecutive year of strong top-line growth, margin expansion and double-digit adjusted earnings per share (EPS) growth. We exceeded our financial goals for the year, with the accomplishments shown below and on the following page.

  •
  Achieved net sales of approximately $6.6 billion, an increase of 8.7% over the prior year, through a balance of organic growth and acquisitions.

  •
  Excluding the impact of currency, sales grew by 8.2%; on an organic basis, sales grew by 4.2%, driven by growth in high value product categories and businesses serving emerging markets.

Avery Dennison Corporation  | 2018 Proxy Statement  | i

  •
  Although reported EPS decreased from $3.54 in 2016 to $3.13 in 2017 due to a substantial increase in our provision for income taxes to reflect the provisional estimated impact of the Tax Cuts and Jobs Act (TCJA), adjusted EPS increased from $4.02 to $5.00, significantly exceeding the high end of the $4.30-$4.50 guidance range we gave in February 2017.

  •
  With net cash provided by operating activities of $650.1 million, delivered free cash flow of $421.7 million.

  •
  On reported net income of $281.8 million, achieved return on total capital (ROTC) of 12.9%; adjusted to exclude the net impact of the TCJA, ROTC increased to 18.8%.

  •
  Continued our disciplined approach to capital allocation by investing $226.1 million in capital expenditures to support organic growth and $319.3 million in acquisitions and equity investments, while allocating $155.5 million to dividends and $129.7 million to share repurchases.

        Organic sales growth, adjusted EPS, free cash flow, ROTC and adjusted ROTC are non-GAAP financial measures that we provide to investors to assist them in assessing our performance and operating trends and define in the Compensation Discussion and Analysis section of this proxy statement. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under generally accepted accounting principles in the United States of America (GAAP) and are reconciled to GAAP in Appendix A of this proxy statement.

        On Track to Deliver Financial Targets.    Our 2014-2018 financial goals included an organic sales growth target of 4% to 5%, reflecting confidence in the trajectory of our two largest businesses. We also targeted double-digit adjusted EPS growth. For the first time, we externally communicated a target for ROTC, which has long been a key internal financial metric for our company. We believe that the combination of our growth and ROTC targets captures our value creation objectives, which together are a proxy for economic value added (EVA), one of the performance objectives used in our long-term incentive (LTI) compensation program. As shown below, based on our results for the first four years of this five-year period, we are on track to achieve or exceed our 2018 commitments to investors.

	2014-2018 TARGETS*	2014-2017 RESULTS
Organic Sales Growth	4%-5%	4%
Adjusted EPS Growth	12%-15%+	17%
ROTC	16%+ in 2018	13% in 2017 Adj. = 19% in 2017
ON TRACK TO ACHIEVE OR EXCEED 2018 FINANCIAL TARGETS
*	Percentages for organic sales and adjusted EPS growth reflect compound annual growth rates with 2013 as the base period.

Avery Dennison Corporation  | 2018 Proxy Statement  | ii

        In March 2017, we announced our 2017-2021 goals, targeting continued solid organic sales growth and double-digit growth in adjusted EPS on a compound annual basis. While we are only one year into this five-year period, we are on pace to deliver these targets, as shown below.

	2017-2021 TARGETS*	2017 RESULTS
Organic Sales Growth	4+% 5+% with M&A	4% 8% with M&A
Adjusted EPS Growth	10+%	24%
ROTC	17%+ in 2021	13% in 2017 Adj. = 19% in 2017
ON PACE TO DELIVER 2021 FINANCIAL TARGETS
*	Percentages for organic sales growth and adjusted EPS growth reflect compound annual growth rates with 2016 as the base period. Target with M&A reflects completed acquisitions as of March 2017.

        Reported results for these periods are disclosed in the Compensation Discussion and Analysis section of this proxy statement.

        Disciplined Capital Allocation.    Effectively deploying capital is one of our key strategies, and we have been consistently disciplined in our execution by investing in organic growth and productivity and acquiring targeted companies, while continuing to return cash to stockholders through dividends and share repurchases.

        We have paid quarterly dividends for decades and raised our quarterly dividend rate by 125% since 2010. As shown in the graph below, over the last five years, we have allocated nearly $2 billion to dividends and share repurchases. Given our increased use of available capital for acquisitions and equity investments, we repurchased fewer shares in 2017 compared to prior years.

        We have also allocated capital to investing in our businesses to support organic growth and pursuing targeted acquisitions that support our strategy of increasing our exposure to high value product categories. During 2017, we successfully completed and integrated the acquisitions of (i) Hanita Coatings Rural Cooperative Association Limited, an Israel-based pressure-sensitive manufacturer of specialty films and laminates; (ii) Yongle Tape Ltd., a China-based manufacturer of specialty tapes and related products used in a variety of industrial markets; and (iii) Finesse Medical Limited, an Ireland-based manufacturer of healthcare products used in the management of wound care and skin conditions. We also made equity investments in two other companies.

Capital Allocated to Dividends,
Share Repurchases and Acquisitions*

      * Amounts for acquisitions include equity investments in other companies.

Avery Dennison Corporation  | 2018 Proxy Statement  | iii

        Three- and Five-Year Cumulative TSR Outperformance.    As shown below, with total stockholder return (TSR) of over 66% in 2017, we delivered cumulative TSR for the 2015-2017 three-year period and the 2013-2017 five-year period that significantly outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets (we are a member of the Materials subset, but also share many characteristics with members of the Industrials subset; investors have informed us that they look at both subsets in evaluating our relative performance, as we do internally). TSR measures the return we have provided to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

1-, 3- and 5-YEAR TSR
	2013	2014	2015	2016	2017	3-Year TSR	5-Year TSR

AVY	47.5%	6.2%	23.8%	14.6%	66.7%	136.4%	270.3%

S&P 500	32.4%	13.7%	1.4%	12.0%	21.8%	38.3%	108.1%

S&P 500 Indus. & Mats.* (median)	41.0%	11.7%	(4.7)%	19.0%	27.5%	49.2%	134.8%
*
Based on companies in subsets as of December 31, 2017.

Avery Dennison Corporation  | 2018 Proxy Statement  | iv

STOCKHOLDER ENGAGEMENT

        We continued our longstanding practice of ongoing engagement and open dialogue with stockholders in 2017. Our engagement program takes place throughout the year, generally as shown below.

ENGAGEMENT PROCESS

        In advance of the 2017 Annual Meeting, we contacted our 25 largest institutional stockholders, representing almost 50% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding our executive compensation and governance programs and the items being brought to stockholder vote at the Annual Meeting. While we received responses from stockholders representing 25% of our then-outstanding shares, none of them felt that there was a need to substantively engage during that busy time.

        In the fall, without the time pressures associated with proxy season, we reached out to our 30 largest institutional stockholders, representing nearly 55% of our then-outstanding shares. Proposed topics for these meetings included our business strategy and financial performance, executive compensation matters, Board composition and succession planning, and progress towards achieving our sustainability goals. We received responses from stockholders representing over 30% of our then-outstanding shares and spoke with stockholders representing approximately 11% of those shares. We substantively engaged with every stockholder who requested to do so.

Avery Dennison Corporation  | 2018 Proxy Statement  | v

        The graphics below show the results of our 2017 engagement.

STOCKHOLDER FEEDBACK DURING 2017 ENGAGEMENT

Governance Matters

        With respect to matters related to governance, we discussed several topics related to our Board's processes, including succession planning and refreshment, diversity, and evaluations. We also discussed the integration of sustainability into our business strategies, and our Board's oversight of our cybersecurity preparedness. Our stockholders expressed interest in the anticipated completion of our CEO transition and our Board's views on proxy access; both of these matters were subsequently addressed with our December 2017 announcement of Dean Scarborough's retirement as our Executive Chairman at the end of that year and our adoption of proxy access.

Executive Compensation Matters

        With respect to matters related to executive compensation, our stockholders expressed support for our program generally and appreciated the more graphical disclosure in our 2017 proxy statement. In addition, we discussed our approach to human capital management, in particular our diversity and inclusion efforts, as well as the linkage between our executive incentive compensation and business strategies. We also provided additional clarification on the market-leveraged stock units (MSUs) included in our LTI program.

        Our Board and management believe that ongoing stockholder engagement fosters a deeper understanding of investors' evolving expectations on compensation and governance matters. We look forward to maintaining our longstanding practice of connecting with stockholders to ensure our programs continue to align with best practices.

Avery Dennison Corporation  | 2018 Proxy Statement  | vi

SUSTAINABILITY

        Sustainability is one of our values and has long been part of our approach to doing business. Our aim is to improve the sustainability of our products and processes while helping to create shared value for all of our stakeholders. Key to our progress has been integrating sustainability into our underlying business strategies and engaging employees at all levels.

        We report on our sustainability progress every two years. In September 2017, we issued our 2014-2016 Sustainability Report, summarizing our key achievements during the period and progress towards reaching the 2025 sustainability goals we set in 2015. We encourage you to review the report on our website at www.averydennison.com/sustainability. Our sustainability goals are shown below and our progress is described under Sustainability in the Governance, Sustainability and Social Responsibility section of this proxy statement.

2025 SUSTAINABILITY GOALS

FOCUS AREA	GOAL(S)
Greenhouse Gas Emissions	Achieve at least 3% absolute reduction year-over-year.
Paper	Source 100% certified paper, of which at least 70% will be Forest Stewardship Council®–certified.
Films	Ensure that 70% of the films we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Chemicals	Ensure that 70% of the chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles.
Products and Solutions
Through innovation, deliver above-average growth in sales from sustainability-driven products and services.

Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles.

Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled. Eliminate 70% of the matrix and liner waste from our value chain.
Transparency	Commit to goals publicly and be transparent in reporting our progress.
People
Continue to cultivate a diverse (40%+ female at the level of manager and above), engaged, safe (recordable injury rate of <0.25), productive and healthy workforce.

Continue to invest in our employees and the communities in which we work.

Avery Dennison Corporation  | 2018 Proxy Statement  | vii

2018 DIRECTOR NOMINEES (ITEM 1)

        Our Board has overseen our strong recent performance, including the following:

  •
  Successful execution of our Board-aligned business strategies, which has driven our strong TSR performance over the most recent three- and five-year periods of over 136% and 270%, respectively, in each case substantially outperforming the S&P 500;

  •
  The closing and integration of five acquisitions and the completion of equity investments in three other companies in the last two years, demonstrating our disciplined approach to acquisitions through which we target companies that can enhance our existing capabilities and increase our exposure to high value product categories; and

  •
  Seamless execution of our Board's executive succession planning with the 2016 election of Mitch Butier as our Chief Executive Officer (CEO), after serving as Chief Operating Officer under our previous CEO, Dean Scarborough (who then became our Executive Chairman), as well as the 2017 election of Greg Lovins as our Chief Financial Officer (CFO).

APPOINTMENT OF NEW DIRECTOR

        Upon the recommendation of our Governance and Social Responsibility Committee, our Board appointed Andres Lopez as an independent director on our Board, effective February 1, 2017. Mr. Lopez brings deep packaging industry expertise as President and CEO of Owens-Illinois, Inc., after having served in leadership roles of increasing responsibility at the glass container manufacturing company (as described in greater detail in his biography on page 28 of this proxy statement). Mr. Lopez was subsequently elected to our Board by our stockholders at the 2017 Annual Meeting.

RETIREMENT OF EXECUTIVE CHAIRMAN

        In December 2017, Mr. Scarborough, then Executive Chairman, notified the Board that he would be retiring from our company at the end of the year. He was our employee through December 31, 2017 and continues to serve as non-executive Chairman.

DIRECTOR NOMINEES

        Our director nominees have demonstrated their commitment to diligently executing their fiduciary duties on behalf of our stockholders, and we recommend that our stockholders elect each of the nominees shown in the chart below at the Annual Meeting.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC
Bradley A. Alford	61	2010	Retired Chairman & CEO, Nestlé USA			M	M
Anthony K. Anderson	62	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP		M		M
Peter K. Barker	69	2003	Retired Chairman of California, JPMorgan Chase & Co.		M		C
Mitchell R. Butier	46	2016	President & CEO, Avery Dennison Corporation
Ken C. Hicks	65	2007	Retired Chairman, Foot Locker, Inc.		M	M
Andres A. Lopez	55	2017	President & CEO, Owens-Illinois, Inc.		M
David E. I. Pyott (LID)	64	1999	Retired Chairman & CEO, Allergan, Inc.			M	M
Dean A. Scarborough	62	2000	Retired Executive Chairman, Avery Dennison Corporation
Patrick T. Siewert	62	2005	Managing Director & Partner, The Carlyle Group		C
Julia A. Stewart	62	2003	Former Chairman & CEO, DineEquity, Inc.			C	M
Martha N. Sullivan	61	2013	President & CEO, Sensata Technologies Holding N.V.		M	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee GC = Governance & Social Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

Avery Dennison Corporation  | 2018 Proxy Statement  | viii

        Our director nominees bring a balance of skills, qualifications and demographic backgrounds in overseeing our company, as highlighted below and shown in greater detail in the Board Matrix included in Item 1 — Election of Directors of this proxy statement.

GOVERNANCE HIGHLIGHTS

        Our governance program reflects our values and facilitates our Board's independent oversight of our company. The highlights of our program are shown below.

Stockholders Rights

  ✓
  AnnualElection of Directors
  ✓
  Majority Voting in Director Elections
  ✓
  Single Class of Outstanding Voting Stock
  ✓
  Market-Standard Proxy Access

  ✗
  No Supermajority Voting Requirements
  ✗
  No Poison Pill
  ✗
  No Exclusive Forum or Fee Shifting Bylaws

Board Governance

  ✓
  82% Independent
  ✓
  Robust Lead Independent Director Role
  ✓
  Ongoing Director Succession Planning and Board Refreshment
  ✓
  Executive Succession Planning and Leadership Development
  ✓
  Annual Board Evaluations
  ✓
  Mandatory Director Retirement Policy
  ✓
  Governance Guidelines
  ✓
  Strong Committee Governance
  ✓
  Direct Board Access to Management and Experts

ADOPTION OF PROXY ACCESS

        In December 2017, responding to feedback from our largest stockholders, our Board amended our bylaws to permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company's stock continuously for at least three years to submit director nominees (up to 20% of our Board) for inclusion in our proxy materials, subject to the terms and conditions described in our bylaws.

APPROVAL OF EXECUTIVE COMPENSATION (ITEM 2)

COMPENSATION DESIGN

        Our Board's Compensation and Executive Personnel Committee (the "Compensation Committee") designs our executive compensation program to motivate our executives to execute our business strategies and deliver long-term stockholder value. The program delivers pay for performance, with realized compensation dependent on our company achieving annual and long-term financial performance and value creation objectives that advance the interests of our stockholders.

Avery Dennison Corporation  | 2018 Proxy Statement  | ix

PERFORMANCE-BASED COMPENSATION

        Target total direct compensation (TDC) to our executives is comprised of the following three components:

  •
  Base salary;

  •
  Performance-based cash incentive under our Annual Incentive Plan (AIP); and

  •
  Long-term incentives delivered in performance-based equity awards, consisting 50% of performance units (PUs) and 50% of MSUs.

        The Compensation Committee establishes the target TDC of our Named Executive Officers (NEOs) to incent economic and stockholder value creation, giving consideration to the market median, role responsibilities, individual performance, tenure, retention and succession. The majority of this compensation is performance-based, meaning that our executives may ultimately not realize some or all of these components of compensation if we fail to achieve our financial objectives. In 2017, approximately 84% and 67% of the TDC of our CEO and average of our other current NEOs, respectively, was performance-based.

2017 Target Total Direct Compensation Mix

*    Mr. Lovins' 2017 AIP award was prorated based on his opportunity of 40% of base salary for the first six months of the year and his opportunity of 60% of base salary for the second six months of the year. His MSUs and PUs were awarded based on his previous LTI opportunity of 120% of base salary rather than his increased LTI opportunity of 180% of base salary.

PAY-FOR-PERFORMANCE

        Over the past five years, our cumulative TSR has increased over 270% while the total compensation of our CEO has increased by only 13%. In the graph below, CEO pay reflects the compensation of our former CEO, Mr. Scarborough, from 2013 to 2015 and the compensation of our current CEO, Mr. Butier, for 2016 and 2017.

Five-Year CEO Pay and Cumulative TSR

Avery Dennison Corporation  | 2018 Proxy Statement  | x

COMPENSATION BEST PRACTICES

        As summarized below and described in further detail in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program aligns with our goals and strategies and reflects best practices.

What We Do

  ✓
  Pay for performance — 84% of our CEO's 2017 target TDC was tied to company performance
  ✓
  Emphasize long-term performance — 66% of our CEO's 2017 target TDC was equity-based and tied to delivering long-term stockholder value
  ✓
  Use double-trigger change of control vesting provisions — vesting requires qualifying termination of employment within 24 months
  ✓
  Manage share usage conservatively — our three-year average burn rate at the end of fiscal year 2017 of 0.8% was at the 50th percentile of companies in the S&P 500
  ✓
  Maintain rigorous stock ownership guidelines — 6x base salary for our CEO (an increase for 2017 from the previous 5x) and 3x base salary for our other NEOs; require holding 50% of ownership level in vested shares
  ✓
  Able to clawback compensation
  ✓
  Use an independent compensation consultant retained directly by, and serving at the direction of, the Compensation Committee
  ✓
  Annually evaluate the Compensation Committee and review its charter
  ✓
  Periodically assess risks related to our compensation policies and practices
  ✓
  Following termination, obtain releases from liability from and impose restrictive covenants on our departing executives
  ✓
  Review tally sheets reflecting all compensation components for our NEOs

What We Don't Do

  ✗
  No employment contracts with our NEOs
  ✗
  No guaranteed AIP awards
  ✗
  No excise tax gross-ups on change of control severance benefits
  ✗
  No hedging or pledging of company stock by directors and officers
  ✗
  No tax gross-ups on perquisites
  ✗
  No above-market interest rates in our only deferred compensation plan currently open for deferrals
  ✗
  No re-pricing of stock options without stockholder approval
  ✗
  No payout of accrued dividends before performance conditions are met and underlying equity awards vest
  ✗
  No granting of stock options below fair market value
  ✗
  No NEOs with supplemental retirement benefits

RATIFICATION OF APPOINTMENT OF PwC (ITEM 3)

        Our Board's Audit and Finance Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2018, and our Board is seeking stockholder ratification of the appointment. PwC is very well qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. The Audit and Finance Committee considered the qualifications, performance, and independence of PwC, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided during 2017, and determined that the reappointment of PwC is in the best interest of our company and stockholders.

Avery Dennison Corporation  | 2018 Proxy Statement  | xi

PROXY STATEMENT

GOVERNANCE, SUSTAINABILITY AND SOCIAL RESPONSIBILITY

        We produce pressure-sensitive materials and a variety of tickets, tags, labels and other converted products. Some pressure-sensitive materials are sold to printers and converters that convert the materials into labels and other products through embossing, printing, stamping and die-cutting. We sell materials in converted form as tapes and reflective sheeting. We also manufacture and sell a variety of other converted products and items not involving pressure-sensitive components, such as fasteners, tickets, tags, radio-frequency identification inlays and tags, and imprinting equipment and related services, which we market to retailers, apparel manufacturers, and brand owners.

GOVERNANCE

        Under the oversight of our Board of Directors (our "Board"), we have designed our governance program to comply with applicable laws and regulations — including the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE) — and reflect best practices as informed by the practices of other large public companies, recommendations from our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms. The key features of our program and the related benefits to our stockholders are described in the Governance Highlights section of our Proxy Summary.

        We encourage you to visit the Corporate Governance section of our website at www.averydennison.com/corporategovernance, where you can review and download the following documents:

  •
  Amended and Restated Certificate of Incorporation;

  •
  Amended and Restated Bylaws ("Bylaws");

  •
  Corporate Governance Guidelines (our "Governance Guidelines");

  •
  Charters for our Board's Audit and Finance Committee (the "Audit Committee"), Compensation and Executive Personnel Committee (the "Compensation Committee"), and Governance and Social Responsibility Committee (the "Governance Committee");

  •
  Code of Conduct;

  •
  Code of Ethics for the Chief Executive Officer (CEO) and Senior Financial Officers; and

  •
  Audit Committee Complaint Procedures for Accounting and Auditing Matters.

        You can access these documents on our website using the links contained in this proxy statement, but should note that information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. You can also receive copies of these documents, without charge, by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Avery Dennison Corporation  | 2018 Proxy Statement  | 1

CODE OF ETHICS

        We have adopted a Code of Ethics that requires our CEO, Chief Financial Officer (CFO) and Chief Accounting Officer (CAO) to act professionally and ethically in fulfilling their responsibilities.

Code of Ethics

  •
  Our CEO, CFO and CAO must avoid actual or apparent conflicts of interest and disclose any material transaction or relationship that could reasonably be expected to raise a conflict of interest to the Governance Committee.

  •
  In addition, they must:

  •
  Ensure that our SEC filings are complete and accurate and contain understandable information;

  •
  Respect the confidentiality of information acquired in the course of the performance of their responsibilities;

  •
  Employ corporate assets responsibly; and

  •
  Report violations of our Code of Ethics to the Chair of either the Audit Committee or the Governance Committee.

        Supporting the principles reflected in our Code of Ethics, our controllership and internal audit functions ensure that we maintain a robust internal control environment, with the leaders of these functions regularly reporting to, and periodically meeting in executive session with, the Audit Committee.

        Our Code of Ethics is available on our website at www.averydennison.com/codeofethics. Only the Audit Committee or Governance Committee can amend or waive the provisions of the Code of Ethics, and any amendments or waivers must be posted promptly on our website or timely filed with the SEC on a Current Report on Form 8-K. We last amended our Code of Ethics in April 2014.

CODE OF CONDUCT

        Our Code of Conduct applies to all of our directors, officers and employees. It has been translated into over 30 languages and our leaders affirm their commitment to complying with it when they first join our company and annually thereafter. We train employees on the Code of Conduct at least bi-annually, in addition to our online training program consisting of four courses per year covering specific risk areas from the Code of Conduct that designated computer-based employees are required to complete. To ensure that the policies and principles encompassed in our Code of Conduct reach all our employees globally, we also develop and launch three "Talkabout" toolkits (also in over 30 languages) each year, which managers are required to use to engage in meaningful discussion with their teams regarding topics from the Code of Conduct. These toolkits consist of presentation slides, a leader discussion guide and an introductory subtitled video, which includes messages from company leadership.

Recent Code Updates

        In 2017, we refreshed our Code of Conduct, which is available on our website at www.averydennison.com/codeofconduct, with updated leadership messages, additional guidance on certain higher risk areas, and case studies to provide additional guidance on more complex ethical situations. We introduced the updated Code of Conduct with manager and employee communications and created a pocket version for distribution to all employees.

        In 2018, we are further updating our Code of Conduct to reflect our recently updated values of Integrity, Courage, External Focus, Diversity, Sustainability, Innovation, Teamwork and Excellence. In an effort to reinforce our strengths and bring focus to areas in which we have opportunities to further develop, we streamlined and consolidated our previous values and leadership principles into a single set of eight simplified, more memorable values. Moving forward, these values will help shape our culture and guide our behavior as we continue to grow. Later this year, our "Values in Action" campaign will give our employees around the world an opportunity to demonstrate how they are living these values and helping maintain our collective values-based culture.

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Ethics-Based Policies

        The ethics-based policies and other matters discussed in our Code of Conduct are shown below. Our global supplier standards extend our commitment to many of these principles to our third party service providers, establishing our expectation that they also do business in an ethical manner.

Business Conduct GuideLine

          Our Business Conduct GuideLine is a hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct, anonymously if they so choose.

        The GuideLine may be reached by (i) calling 888.567.4387 toll-free in the United States; 704.731.0166 collect from outside the United States; 10.800.711.0729 toll-free in North China; or 10.800.110.0672 toll-free in South China or (ii) visiting www.integrity-helpline.com/AveryDennison.jsp (www.financial-integrity.com/AveryDennison.jsp in Europe).

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The hotline is operated by an independent third party and accepts reports in any language to accommodate the needs of our global workforce and customer/supplier base. All reports are investigated under the direction of our Chief Compliance Officer, in consultation with our law department and senior management and with oversight from the Governance Committee. We prohibit retaliation for good-faith reporting.

COMPLAINT PROCEDURES FOR ACCOUNTING AND AUDITING MATTERS

          The Audit Committee has adopted procedures for the confidential, anonymous submission of complaints related to accounting, accounting standards, internal accounting controls and audit practices.

        These procedures relate to complaints of (i) fraud or deliberate error in the preparation, evaluation, review or audit of our financial statements or other financial reports; (ii) fraud or deliberate error in the recording or maintenance of our financial records; (iii) deficiencies in, or noncompliance with, our internal accounting controls; (iv) misrepresentation or false statement to or by a senior officer or accountant regarding any matter contained in our financial records, statements, or other reports; or (v) deviation from full and fair reporting of our financial condition. Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters and employees may do so without fear of dismissal or other retaliation. The Audit Committee oversees these procedures, which are available on our website at www.averydennison.com/auditprocedures. Investigations are conducted under the direction of our internal audit department in consultation with our Chief Compliance Officer, law department and senior management to the extent appropriate under the circumstances.

        Stockholders and other interested parties interested in communicating regarding these matters may make a confidential, anonymous report by contacting the Business Conduct GuideLine as described on the previous page or writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

STOCK OWNERSHIP GUIDELINES

2017 Changes to Guidelines

        In the fourth quarter of 2016, the Compensation Committee evaluated the effectiveness and market consistency of our executive stock ownership guidelines to ensure that they effectively encourage our Named Executive Officers (NEOs) and other leaders to maintain meaningful ownership of our common stock.

        At the Compensation Committee's request, Willis Towers Watson reviewed market practices for stock ownership guidelines at companies with $3 billion to $10 billion in annual revenue. Based on this data, Willis Towers Watson recommended the following changes to our guidelines to make them more stringent and better reflect market practices. Upon the advice of its independent compensation consultant, the Compensation Committee approved the changes shown below to our stock ownership guidelines for NEOs and other executives, effective January 1, 2017.

  •
  Eliminated the share guidelines, maintaining only the salary-multiple guidelines, which effectively increased the minimum number of shares required to achieve compliance.

  •
  Increased our CEO's minimum ownership level from 5x to 6x his annual base salary.

  •
  Discontinued counting unexercised stock option gains and began counting only 50% of unvested value of market-leveraged stock units (MSUs) (rather than 100%) for purposes of measuring compliance.

  •
  Required holding 50% of the ownership level in vested shares.

        In February 2017, upon the advice of Willis Towers Watson, the Compensation Committee also approved the following changes to our non-employee director stock ownership guidelines, effective as of the 2017 Annual Meeting: (i) eliminated the share guideline, maintaining only the dollar guideline, and (ii) discontinued counting unexercised stock option gains towards measuring compliance, counting only shares owned, deferred stock units (DSUs) and unvested restricted stock units (RSUs), consistent with our revised executive stock ownership guidelines. Non-employee directors are also required to hold 50% of their ownership level in vested shares, which includes DSUs.

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2017 Guidelines

        Our revised stock ownership guidelines require that non-employee directors acquire and maintain a minimum equity interest in our company equal to $500,000 and our CEO and other NEOs acquire and maintain a minimum equity interest in our company equal to 6x and 3x their annual base salary, respectively.

          If a director or NEO fails to achieve or make reasonable progress towards achieving his or her minimum ownership level, he or she is required to retain shares acquired, net of taxes, from the exercise of stock options or vesting of stock awards until such level is met. Executives are not allowed to transact in company stock until they certify their compliance with our ownership guidelines after giving effect to the transaction they plan to effectuate.

        The following shares/units and their related values are considered in measuring compliance with our stock ownership guidelines: (i) shares beneficially owned or deemed to be beneficially owned, directly or indirectly, under federal securities laws; (ii) shares or units held in qualified and non-qualified employee benefit plans; (iii) unvested RSUs subject only to time-based vesting; and (iv) 50% of the value of unvested MSUs at the target payout level. Neither unvested PUs nor stock options are considered in measuring compliance.

        The Governance Committee reviewed the stock ownership of our non-employee directors in February 2018, noting that all of them had exceeded the minimum ownership level required by the guidelines, except for Mr. Lopez who became a director in February 2017 and has five years to reach the minimum ownership level. The Committee noted that because Mr. Lopez had made reasonable progress towards meeting the applicable level, he was also in compliance. On average, the ownership level of our non-employee directors was approximately 7x the minimum ownership level, aligning their interests with those of our stockholders and incenting their focus on creating long-term stockholder value.

        The Compensation Committee reviewed NEO stock ownership in October 2017 and determined that all of our Current NEOs were in compliance with our stock ownership guidelines, except for Mr. Gravanis.

COMPLIANCE WITH STOCK OWNERSHIP GUIDELINES

	SHARES AS OF 2017 FYE (#)	GUIDELINE	% OF GUIDELINE	COMPLIANCE
NON-EMPLOYEE DIRECTORS		$500,000
Bradley Alford	32,159		695%
Anthony Anderson	13,021		281%
Peter Barker	55,635		1203%
Ken Hicks	36,522		790%
Andres Lopez	2,408		52%
David Pyott	63,576		1374%
Dean Scarborough	51,095		1105%
Patrick Siewert	14,226		308%
Julia Stewart	52,125		1127%
Martha Sullivan	19,635		425%
PRESIDENT & CEO		6x Base Salary
Mitchell Butier	149,394	$6,798,000	238%
OTHER CURRENT NEOs		3x Base Salary
Gregory Lovins	19,818	$1,650,000	130%
Georges Gravanis	15,943	$1,885,785	91%
Anne Hill	48,110	$1,596,135	326%
Susan Miller	22,078	$1,643,082	145%

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INSIDER TRADING POLICY

        Our insider trading policy prohibits our directors, officers and employees from (i) engaging in transactions in our company's stock while in the possession of material non-public information; (ii) engaging in transactions in the stock of other companies while in possession of material non-public information that they become aware of in performing their duties; and (iii) disclosing material non-public information to unauthorized persons outside our company.

Limited Trading Windows

        In addition, our insider trading policy restricts trading for directors and officers (including all NEOs) during blackout periods, which generally begin two weeks before the end of each fiscal quarter and end two business days after the release of earnings for the quarter.

Prohibition on Hedging and Pledging

        Our insider trading policy expressly prohibits our directors and executive officers from (i) purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of shares of our common stock they hold, directly or indirectly, or (ii) pledging any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account.

          To our knowledge, based on our review of their written representations, all of our directors and executive officers complied with our insider trading policy during 2017.

SUSTAINABILITY

        Sustainability is one of our core values and has long been part of our approach to doing business, driving us to work collaboratively across our entire value chain to address the environmental and social impacts of our products. Our aim is to improve the sustainability of our products and processes to create shared value for all of our stakeholders. In 2017, management led the execution of our sustainability strategy through our Sustainability Council, chaired by Mitch Butier, our President/CEO, and comprised of other corporate and business leaders, with Board oversight through the Governance Committee.

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ENGAGING OUR STAKEHOLDERS

        We seek to ensure that our sustainability efforts are consistent with stakeholder expectations. We regularly communicate with individuals and organizations interested in how we do business generally and our sustainability efforts in particular, and also conduct stakeholder interviews as part of our regular sustainability assessments. These activities allow us to focus on the areas in which we can have the most impact.

SUSTAINABILITY STRATEGY

        The foundation of our sustainability strategy is a science-based sustainability framework developed by The Natural Step, an international NGO. The Natural Step framework serves as the basis of our environmental and social guiding principles, listed below.

  •
  Create shared value for our customers, their value chains and the communities we serve.

  •
  Do not pollute with manufactured materials.

  •
  Discover and capture lost value at every stage of the value chain.

  •
  Do not pollute with extracted materials.

  •
  Empower our people to innovate and create value.

  •
  Do not impede people's wellness, influence, competence, equity and meaning.

  •
  Do not over-harvest or over-encroach on living systems.

  •
  Embrace the collaboration that is inherent to sustainability.

ADVANCEMENTS TOWARDS 2025 SUSTAINABILITY GOALS

        We report on our sustainability progress every two years. In September 2017, we issued our 2014-2016 Sustainability Report, summarizing our achievements towards reaching the 2025 sustainability goals we set in 2015. In the first two years of the 10-year goal horizon, we made significant progress, the key to which has been integrating sustainability into our underlying business strategies and engaging employees at all levels. We encourage you to review the report, which contains more information on our progress summarized on the following page, on our website at www.averydennison.com/sustainability.

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2025 SUSTAINABILITY GOALS

FOCUS AREA	GOAL(S)	HIGHLIGHTS OF PROGRESS REPORTED IN SEPTEMBER 2017
Greenhouse Gas Emissions	Achieve at least 3% absolute reduction year-over-year.	Reduced our absolute CO2 emissions over 3% from 2015-2016. Reduced our energy consumption by nearly 4% during 2014-2016.
Paper	Source 100% certified paper, of which at least 70% will be Forest Stewardship Council® — certified.
Over 75% of the total volume of paper we procured in 2016 was responsibly sourced in accordance with the principles of the Forest Stewardship Council® or Programme for the Endorsement of Forest Certification.
Films	Ensure that 70% of the films we buy conform to, or enable end products to conform to, our environmental and social guiding principles.	Worked to employ renewable, bio-based film made from plants, such as the sugar-based Bonsucro®-certified filmic facestock we use in our bio-based polyethylene film product.
Chemicals	Ensure that 70% of the chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles.	Completed the first phase of an enhanced enterprise-wide restricted substance list (RSL) program, focused on avoiding RSL chemicals in designing new products.
Products and Solutions
Through innovation, deliver above-average growth in sales from sustainability-driven products and services.
Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles.
Developed ClearIntent™, a growing portfolio of products made with materials that are responsibly sourced, reduced and recycled within our Label and Graphic Materials business.
Continued to enable customers to replace conventional packaging and brand elements with more environmentally friendly alternatives through our Retail Branding and Information Solutions business.
In 2016, added certified paper and fabric to the mix of factors customers can analyze as they seek a balance of cost, performance and sustainability through our Greenprint™ environmental impact-analysis tool.
Waste	Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled. Eliminate 70% of the matrix and liner waste from our value chain.
As of the end of 2016, diverted over 90% of our solid waste from landfills with 59 landfill-free sites worldwide, and recycled nearly 60% of the diverted waste.
Continued working with customers, recyclers and others to create a recycling infrastructure and network of processors to meet our customers' needs, using research to show that our label liners can be feasibly recycled by identifying capable recyclers worldwide.
Transparency	Commit to goals publicly and be transparent in reporting our progress.	Published our 2014-2016 sustainability report and continued stakeholder engagement with regular assessments.
People
Continue to cultivate a diverse (40%+ female at the level of manager and above), engaged, safe (recordable injury rate of <0.25), productive and healthy workforce.
Continue to invest in our employees and the communities in which we work.
Created a more flexible work environment, developed female employees' leadership skills and raised awareness of unconscious bias across our company. While making progress with our gender diversity efforts, our female representation at the management level was 32% at the end of 2016.
Continued our world class safety record, with a recordable incident rate of 0.25 in 2016, far surpassing the manufacturing industry average of 3.8 in 2015 (the then-most recently available industry average).

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SOCIAL RESPONSIBILITY

AVERY DENNISON FOUNDATION

        With Board oversight from the Governance Committee, our social responsibility efforts promote our spirit of community and help strengthen the places around the world in which we do business. We make most of our community investments through the Avery Dennison Foundation (the "Foundation"), which annually invests 5% of its assets from the prior year to advance women's empowerment, education and sustainability in the communities where our employees live and work and encourages employee engagement with a spirit of invention and innovation. The Foundation invests in communities by making grants to community-based organizations, promoting employee volunteerism and engagement, and awarding scholarships.

GLOBAL GRANTMAKING

        The Foundation's global grantmaking initiative is its primary means of giving. Grantmaking is also aided by our employees worldwide who help identify qualified nongovernmental organizations (NGOs). Grant decisions are guided by the following priorities:

EMPLOYEE ENGAGEMENT

        As the hands and heart of our company, our employees are critical to advancing the Foundation's efforts. Because they often have the best understanding of the needs of their communities, more than 110 employee-organized Community Investment Teams coordinate volunteerism locally at our global locations. Nearly 50% of the Foundation's grants are enhanced with volunteer time from our employees.

        The Foundation also engages employees through the Granting Wishes program, which allows employees in the U.S., Europe and Latin America to recommend one-time grants to local NGOs. Employees often have a connection to the organizations they nominate through volunteerism or service on the organization's board. In the seven years since the Foundation launched Granting Wishes, more than 700 of our employees have taken part, enabling grants of over $1.1 million to more than 200 organizations, including Doctors Without Borders, UNICEF, the American Red Cross and Habitat for Humanity.

SCHOLARSHIPS

        The Foundation provides scholarships to the children of our employees in the U.S., China and India. Since 1977, more than 600 scholarships totaling over $2.2 million have been awarded to students entering their first year of college.

        In China and India, the Foundation's InvEnt Scholarships have for more than a decade supported the next generation of innovators in science, technology, engineering and mathematics. By providing undergraduates with tuition assistance, an invention competition and professional development opportunities, the Foundation inspires the spirit of innovation in tomorrow's engineers and technology workers. As part of their application, students submit ideas for an invention they then design during their scholarship year. Scholarships are awarded to students who demonstrate outstanding innovative spirit and excellent practical competence.

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OUR BOARD OF DIRECTORS

OVERVIEW

        Our Board oversees, counsels and ensures management is serving the best interests of our company and stockholders, with the goal of maximizing the performance of our businesses to create long-term value.

        Our Board's primary responsibilities include the following:

  •
  Establishing a strong governance program, with a Board and Committee structure that ensures independent oversight;

  •
  Overseeing our businesses, strategies and risks;

  •
  Maintaining the integrity of our financial statements;

  •
  Evaluating the performance of our senior leaders and determining executive compensation;

  •
  Conducting succession planning for our CEO and other senior executives, including ensuring we have a human capital management program that is developing our future leaders; and

  •
  Approving our annual operating plan and significant strategic and operational actions, including significant capital expenditures and acquisitions.

BOARD COMPOSITION

        Our Bylaws provide that our Board be comprised of between eight and 12 directors, with the exact number fixed from time to time by Board resolution. Our Board currently has fixed the number of directors at 11. The nominees for election at the Annual Meeting — and the year of their initial appointment or election, current or most recent principal occupation, independence status, and committee memberships — are shown in the chart below.

NAME	DIRECTOR SINCE	PRINCIPAL OCCUPATION	INDEPENDENT	AC	CC	GC
Bradley A. Alford	2010	Retired Chairman & CEO, Nestlé USA			M	M
Anthony K. Anderson	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP		M		M
Peter K. Barker	2003	Retired Chairman of California, JPMorgan Chase & Co.		M		C
Mitchell R. Butier	2016	President & CEO, Avery Dennison Corporation
Ken C. Hicks	2007	Retired Chairman, Foot Locker, Inc.		M	M
Andres A. Lopez	2017	President & CEO, Owens-Illinois, Inc.		M
David E. I. Pyott (LID)	1999	Retired Chairman & CEO, Allergan, Inc.			M	M
Dean A. Scarborough	2000	Retired Executive Chairman, Avery Dennison Corporation
Patrick T. Siewert	2005	Managing Director & Partner, The Carlyle Group		C
Julia A. Stewart	2003	Former Chairman & CEO, DineEquity, Inc.			C	M
Martha N. Sullivan	2013	President & CEO, Sensata Technologies Holding N.V.		M	M

AC = Audit & Finance Committee    CC = Compensation & Executive Personnel Committee    GC = Governance & Social Responsibility Committee
M = Member    C = Chair    LID = Lead Independent Director

        The ages of our director nominees range from 46 to 69, with an average age of 61. Their lengths of service range from one to 18 years, with an average tenure on our Board of ten years. None of our directors serves on more than two other boards of SEC-reporting companies, except for Messrs. Anderson and Pyott, who are both retired and serve on three such other boards.

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APPOINTMENT OF NEW INDEPENDENT DIRECTOR

        During the second half of 2016, the Governance Committee oversaw our Board's search for a new independent director. The Committee engaged Korn Ferry, an executive search firm, to assist with the search. Korn Ferry identified a number of potential candidates (including Andres Lopez) who were initially evaluated by the Governance Committee and our Chairman, with input from other Board members and senior management. The Governance Committee and other members of our Board interviewed Mr. Lopez, unanimously supporting his candidacy based on his extensive packaging industry expertise and the end customer insights he could bring to our Board. Upon the recommendation of the Governance Committee, our Board appointed Mr. Lopez to our Board effective February 1, 2017, recognizing his packaging industry experience, public company board experience and global exposure. Also upon the recommendation of the Governance Committee, our Board subsequently appointed Mr. Lopez to the Audit Committee, effective immediately after the 2017 Annual Meeting, at which he was first elected to our Board by our stockholders.

RETIREMENT OF EXECUTIVE CHAIRMAN

        In December 2017, Mr. Scarborough, then Executive Chairman, notified the Board that he would be retiring from our company at the end of the year. He was our employee through December 31, 2017 and continues to serve as non-executive Chairman.

BOARD MEETINGS AND ATTENDANCE

        Our Board met five times and acted three times by unanimous written consent during 2017. There were 16 Committee meetings during the year. All of our directors attended the Board and Committee meetings held during 2017 of which he or she was a member. Directors are strongly encouraged to attend our annual stockholder meetings under our Governance Guidelines and all of our directors attended the 2017 Annual Meeting.

Board and Committee meeting 2017 attendance = 100%

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GOVERNANCE GUIDELINES

        Our Governance Guidelines provide the governance framework for our company and reflect the values of our Board, as highlighted below. They are reviewed at least annually and amended from time to time to reflect changes in regulatory requirements, evolving market practices, recommendations from our advisors and feedback from our stockholders. Our Governance Guidelines were most recently amended in February 2017.

Governance Guidelines Highlights

Board Composition

    ✓
    Reasonable Board size of 11 directors
    ✓
    No over-boarded directors
    ✓
    Mandatory retirement after age 72, with no term limits

Director Independence

    ✓
    82% independent
    ✓
    Executive sessions of independent directors at every 2017 Board meeting

Board Leadership Structure

    ✓
    Annual review of Board leadership structure by the Governance Committee
    ✓
    Robust Lead Independent Director role and independent Committee Chairs

Board Committees

    ✓
    100% independent
    ✓
    Act under charters delineating Committee responsibilities
    ✓
    Directors required to attend Board and Committee meetings

Board Duties

    ✓
    Directors entitled to rely on independent legal, financial or other advisors at our expense
    ✓
    Regular review of long-term strategic plans, including major risks and mitigating strategies
    ✓
    Regular succession planning for our CEO and other executive officers through the Compensation Committee

Continuous Board Improvement

    ✓
    All new directors participate in an initial orientation to familiarize themselves with our company and after joining a Committee to understand its responsibilities
    ✓
    Directors continue their education through meetings with management, visits to our facilities and attendance at accredited director education programs
    ✓
    The Governance Committee oversees an annual evaluation process to ensure our Board, Committees, Chairman and Lead Independent Director are functioning effectively

Director Qualifications

    ✓
    The Governance Committee reviews the skills and characteristics of our Board members and recommends director nominees

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DIRECTOR INDEPENDENCE

        Our Governance Guidelines require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards. These standards also require that our audit, compensation and nominating committees be comprised entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

        Each year, our directors complete a questionnaire designed to solicit information that may have a bearing on the annual independence determination, including all relevant relationships they have with our company, directly or indirectly through our company's sale or purchase of products or services to or from the companies or firms by which they are employed. The Governance Committee reviews any relevant disclosures made in the questionnaires with our General Counsel/Corporate Secretary, as well as any transactions our company has with director-affiliated entities. In February 2018, the Governance Committee reviewed the relationships impacting the independence of our director nominees referenced below.

  •
  Mr. Butier.    Mr. Butier serves as our President and CEO.

  •
  Mr. Scarborough.    Mr. Scarborough formerly served as our Executive Chairman and was an employee of our company through December 31, 2017.

  •
  Mr. Lopez.    Although there were no sales in 2016 or 2017, in 2015 we sold products to Owens-Illinois, Inc., for which Mr. Lopez serves as President and CEO. The payments we received from the company were on competitive terms, in the ordinary course of business, and less than $1 million, the lower of the two applicable thresholds set forth in the NYSE's independence standards.

        After review and discussion of the relevant facts and circumstances, the Governance Committee concluded that only Messrs. Butier and Scarborough had relationships that were disqualifying under NYSE listing standards, otherwise material or impairing of director independence. Upon recommendation of the Governance Committee, our Board affirmatively determined the nine director nominees named below to be independent, representing 82% of our nominees.

        For a discussion of the potential impact of tenure on director independence, see the Board Refreshment and Director Succession Planning section of this proxy statement.

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BOARD LEADERSHIP STRUCTURE

        Our Board currently has a Chairman, who as a recent former employee is not independent, a separate CEO and a Lead Independent Director. Our Governance Guidelines give our Board — acting through its independent directors — the discretion to separate or combine the roles of Chairman and CEO as it deems appropriate based on the needs of our company at any given time; to facilitate this decision-making, the Governance Committee annually reviews our Board leadership structure, providing its recommendation on the appropriate structure for the following year to our independent directors. Our independent directors do not view any particular Board leadership structure as necessarily preferable, rather they make an informed annual determination taking into account, among other things, our financial position, business strategies and any feedback received from our stockholders.

        Our Lead Independent Director balances our non-independent Chairman and CEO roles, exercising critical duties in the boardroom to ensure effective and independent Board decision-making. Our Governance Guidelines clearly delineate these responsibilities, which are shown below. Mr. Pyott currently serves as our Lead Independent Director.

LEAD INDEPENDENT DIRECTOR	PRIMARY RESPONSIBILITIES

Current Selectee: David Pyott Executive Sessions Led in 2017: 5 Lead Independent Director is selected annually by our independent directors.

•

Preside over executive sessions of independent directors and meetings of our Board at which the non-independent Chairman is not present

•

Serve as liaison between the non-independent Chairman and our independent directors

•

Approve meeting agendas and schedules and other information sent to our Board to ensure that appropriate items are discussed, with sufficient time for discussion of all items

•

Call meetings of independent directors when necessary or appropriate

•

If requested, consult and meet with our stockholders

        In addition to these responsibilities, Mr. Pyott performed the following activities as Lead Independent Director in 2017:

  •
  Regularly consulted with each of the Chairman and CEO to help guide management's ongoing engagement with the Board on our strategic direction, including reviewing our business strategies and assessing acquisition opportunities;

  •
  Provided feedback to our Chairman and our CEO after executive sessions of independent directors;

  •
  Consulted on an ad hoc basis with other independent directors; and

  •
  Met with members of senior management other than our CEO.

        Supplementing our Lead Independent Director in providing independent Board leadership are our Committee Chairs, all of whom are independent. The Governance Committee evaluated the performance of our Chairman and Lead Independent Director during the Board evaluation process conducted in the fourth quarter of 2017. Based on these evaluations, we believe our current Board leadership structure is providing effective independent oversight of our company. During our ongoing engagement with our stockholders on governance matters, none of them has expressed concerns with our current Board leadership structure, which we believe reflects support for our robust and clearly delineated Lead Independent Director role.

        In February 2018, the Governance Committee evaluated our Board leadership structure and recommended to our Board that Mr. Scarborough continue serving as Chairman, noting that his mentorship during our CEO transition has continued to assist management in executing our Board-aligned strategies to drive long-term stockholder value creation and that he received positive feedback on his performance from our independent directors during the 2017 Board evaluation process. Upon the recommendation of the Governance Committee, our Board elected Mr. Scarborough (with him abstaining) to continue serving as our Chairman, effective immediately after the Annual Meeting subject to his re-election. The Governance Committee also recommended that Mr. Pyott (with him abstaining) continue serving as Lead Independent Director. Mr. Pyott has significantly contributed to our executive compensation and governance programs through his strong, independent and strategic leadership of our Board. Upon the recommendation of the Governance Committee, our independent directors selected Mr. Pyott (with him abstaining) to continue serving as our Lead Independent Director, effective immediately after the Annual Meeting subject to his re-election.

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BOARD COMMITTEES

        Each of our Board committees has a written charter that describes its purposes, membership and meeting structure, and responsibilities. These charters, which may be found on our website at www.averydennison.com/corporategovernance, are reviewed by the respective committee at least annually, with any recommended changes adopted upon approval by our Board. Amended charters are promptly posted on our website. The Charters for the Audit, Compensation and Governance Committees were last amended in February 2017, December 2015 and December 2016, respectively.

        Each of our Board committees has the ability to form and delegate authority to subcommittees and may obtain advice and assistance from internal or external consultants, legal counsel or other advisors at our expense. In addition, each committee annually evaluates its performance. The primary responsibilities, membership and meeting information for the three committees of our Board are summarized below and on the following page.

AUDIT & FINANCE COMMITTEE	PRIMARY RESPONSIBILITIES

Independent Members:
  Patrick Siewert (Chair)
  Anthony Anderson
  Peter Barker
  Ken Hicks
  Andres Lopez
  Martha Sullivan

Meetings in 2017: 9

Average Attendance in 2017: 100%

All members satisfy the enhanced independence standards required by the NYSE and have been determined by our Board to be financially literate.

Each of Messrs. Anderson, Barker and Siewert has been determined by our Board to be an "audit committee financial expert" under applicable SEC regulations.

•

Oversee financial statement and disclosure matters, including our quarterly and annual financial results, earnings release documentation and SEC reports, internal controls and major financial risk exposures

•

Appoint and oversee our independent registered public accounting firm, including its qualifications, performance and independence, and the scope, staffing and fees for its annual audit and other audit, review or attestation services

•

Oversee our internal audit function, including appointing or dismissing the senior internal auditor, evaluating his performance, reviewing significant issues raised in its audits and management's response, and discussing the annual internal audit plan, budget and staffing

•

Perform compliance oversight responsibilities, including overseeing the procedures established for receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters; reviewing significant correspondence with governmental agencies and legal matters that may have a material impact on our financial statements; and making determinations and recommending actions to our Board regarding any violations of our Code of Ethics related to information contained in our SEC filings and other public communications

•

Conduct finance oversight responsibilities, including reviewing our capital structure and financing plans, capital allocation strategy, the funding status of our pension plans, and significant tax matters

•

Approve the Audit and Finance Committee Report included in our proxy statement

Avery Dennison Corporation  | 2018 Proxy Statement  | 15

COMPENSATION & EXECUTIVE PERSONNEL COMMITTEE	PRIMARY RESPONSIBILITIES

Independent Members:
  Julia Stewart (Chair)
  Bradley Alford
  Ken Hicks
  David Pyott
  Martha Sullivan

Meetings in 2017: 4

Average Attendance in 2017: 100%

All members satisfy the enhanced independence standards required by the NYSE.

All members qualify as "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Relies on expert advice of an independent compensation consultant that reports directly to the Committee.

•

Review and approve corporate goals and individual objectives for our CEO's compensation and evaluate our company's and his individual performance to determine annual CEO compensation

•

Review and approve senior executive compensation, including base salaries and incentive compensation, giving consideration to the recommendations of our CEO

•

Recommend compensation strategy, incentive plans and benefit programs

•

Approve our CD&A and the Compensation and Executive Personnel Committee Report included in our proxy statement

•

Oversee stockholder approval of executive compensation matters, including advisory votes on executive compensation and the frequency of such votes

•

Ensure no encouragement of excessive risk-taking in our compensation policies and programs

•

Recommend non-employee director compensation

•

Conduct executive succession planning for our CEO and other senior leaders

GOVERNANCE & SOCIAL RESPONSIBILITY COMMITTEE	PRIMARY RESPONSIBILITIES

Independent Members: Peter Barker (Chair) Bradley Alford Anthony Anderson David Pyott Julia Stewart Meetings in 2017: 3 Average Attendance in 2017: 100%

•

Identify potential Board members and recommend director nominees using the criteria set forth in our Governance Guidelines

•

Periodically consider our Board leadership structure and recommend to our Board whether to separate or combine the positions of Chairman and CEO, as well as who should serve as Lead Independent Director

•

Recommend Board and Committee structure, chairs and members

•

Recommend our independent directors using the standards of the NYSE

•

Review and approve related person transactions

•

Oversee and conduct an annual performance evaluation of our Board and its Committees

•

Review our Governance Guidelines and recommend any changes to our Board

•

Discuss sustainability and corporate social responsibility

•

Oversee our values and ethics program and Code of Conduct, evaluate significant conflicts of interest or questions related to our Code of Conduct and policy on legal and ethical conduct, and make determinations and recommend actions to the Board regarding violations of the Code of Ethics (except for violations over which the Audit Committee has such authority)

Avery Dennison Corporation  | 2018 Proxy Statement  | 16

EXECUTIVE SESSIONS

        Our Board believes it is important to have executive sessions without our CEO, non-independent Chairman or other members of management present, which were held at every regular Board meeting during 2017. Our independent directors have robust and candid discussions at these executive sessions during which they critically evaluate the performance of our company, Chairman, CEO and management. As Lead Independent Director, Mr. Pyott presided over the five executive sessions of independent directors held during 2017.

        In addition, executive sessions were scheduled for each regular meeting of the Audit, Compensation and Governance Committees held. These executive sessions generally excluded Mr. Scarborough, Mr. Butier and other members of management, unless the Committee requested the presence of a member of management for a portion of the session to provide information or perspective.

RISK OVERSIGHT

        Management is responsible for managing the day-to-day risks confronting our businesses, but our Board has responsibility for overseeing enterprise risk management (ERM). The teams leading our businesses have incorporated ERM into developing and executing strategy, assessing the risks and mitigating strategies impacting their businesses on an ongoing basis. In addition, in consultation with our Chief Compliance Officer and senior management, these teams semiannually prepare a risk profile consisting of a heat map and a summary of their key risks and mitigating strategies, which are used to prepare a company risk profile based on identified business-specific risks as well as enterprise-wide risks. We also have robust global processes that support a strong internal control environment to promote the early identification and continued management of risks by our company's leadership. Our legal and compliance functions report into our General Counsel to provide independent evaluation of the challenges facing our businesses and our Vice President of Internal Audit reports to the Audit Committee in the conduct of his operational responsibilities, ensuring his independence from management.

        In performing its oversight role, our Board is responsible for ensuring that the risk management processes designed and implemented by management are functioning effectively, and that our culture fosters risk-adjusted decision-making.

        Our Board as a whole oversees risks related to our company and business strategies and operations, exercising this responsibility by considering the risks related to its decisions. Each year, our Board receives reports on the ERM process and the strategic plans and risks facing each of our businesses and our company as a whole. These risks may include financial risks, political risks, legal and regulatory risks, supply chain risks, competitive risks, information technology risks, and other risks related to the way in which we do business. Employees who lead various risk areas — such as information technology; environmental, health and safety; tax; sustainability; and social responsibility — report periodically to Board Committees and occasionally to our full Board.

        Our Board has delegated to its Committees elements of its risk oversight function to better coordinate with management to serve the long-term interests of our company and stockholders. Our Board receives reports from Committee Chairs regarding topics discussed at every Committee meeting, which includes the areas of risk overseen primarily by its Committees.

Avery Dennison Corporation  | 2018 Proxy Statement  | 17

 Risk Oversight

        The Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually. Supplementing these processes, the Audit Committee periodically meets in executive session with each of our CEO, CFO, CAO, General Counsel, Vice President of Internal Audit, and representatives of our independent registered public accounting firm. The Governance Committee also meets semiannually with our Chief Compliance Officer to, among other things, discuss our investigation of allegations reported to our Business Conduct GuideLine.

        During 2017, the following risk areas were of particular Board and Committee focus:

  •
  The global economic environment;
  •
  Changes in tax laws and regulations, in particular in the U.S.;
  •
  Our U.S. pension plan liabilities;
  •
  Cybersecurity and information technology, including the implementation of an enterprise resource planning system in our Label and Graphic Materials North America business; and
  •
  Risks associated with our restructuring actions, acquisitions and integration activities.

RISKS ASSOCIATED WITH COMPENSATION POLICIES AND PRACTICES

        As described in the Compensation Discussion and Analysis section of this proxy statement, we maintain best practices in compensation that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee periodically reviews our compensation programs to ensure that they do not provide incentives that encourage our employees to take excessive risks in managing their respective businesses or functional areas and conducted its most recent review in February 2018.

        Based on the advice of its independent compensation consultant, Willis Towers Watson, the Compensation Committee noted the risk-mitigating features of our compensation policies and practices shown on the following page.

Avery Dennison Corporation  | 2018 Proxy Statement  | 18

Governance and Oversight

  •
  The Compensation Committee has discretion to decrease Annual Incentive Plan (AIP) awards and long-term incentive (LTI) grants based on individual performance, including as a result of excessive risk-taking.

  •
  Our clawback policy serves as a deterrent to fraud or other misconduct in connection with our financial statements.

  •
  The Compensation Committee annually evaluates the performance of our CEO and other executives in the context of our company and business goals and their individual contributions.

  •
  Our stock ownership guidelines are rigorous and consistent with best practices, with a minimum ownership level of 6x base salary for our CEO and a requirement that 50% of the ownership level be held in vested shares.

  •
  We prohibit our officers from hedging or pledging company stock and require them to engage in stock transactions only during limited trading windows.

Pay Philosophy and Structure

  •
  Our programs prioritize incenting stockholder value creation, balanced by retention and other considerations.

  •
  The substantial majority of executive compensation is delivered in equity to motivate the pursuit of strong long-term performance and sustainable growth.

  •
  Our change of control and executive severance plans are reasonable and consistent with market practices, with change of control benefits provided on a double-trigger basis to mitigate the risk that such a transaction be pursued to advance personal interests rather than the best interests of our stockholders.

  •
  Our incentive compensation consists of short- and long-term performance objectives that cover different time periods and is balanced with objectives for annual financial performance and long-term economic and stockholder value creation, as well as between growth and efficient capital deployment.

Incentive Program Design

  •
  Our AIP and LTI awards incent annual profitable growth balanced with long-term financial value creation, using multiple performance objectives and providing realized compensation based primarily on our company's performance.

  •
  AIP awards are not guaranteed, with below-threshold performance potentially resulting in zero payout and payments subject to an overall cap of 200%.

  •
  Our equity award vehicles are performance-based, use multiple performance objectives, are subject to threshold and maximum payout opportunities, and have the following additional features that limit potential risk-taking:

  •
  Our performance units (PUs) cliff vest at the end of three years with the payout for the relative total stockholder return (TSR) components capped at 100% of target for any three-year performance period in which absolute TSR is negative to prevent management from being unduly enriched when stockholders experience loss, while still incenting executives to deliver relatively strong performance during challenging economic periods; and

  •
  Our market-leveraged stock units (MSUs) vest over one-, two-, three- and four-year performance periods (with an average performance period of 2.5 years), with challenging performance objectives, including a threshold performance level of absolute TSR of -15% and a target performance level of absolute TSR of 10%.

        Based on these and other factors, Willis Towers Watson determined that our compensation program strikes an appropriate pay-risk balance.

        The Compensation Committee has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.

Avery Dennison Corporation  | 2018 Proxy Statement  | 19

HUMAN CAPITAL MANAGEMENT

LEADERSHIP DEVELOPMENT

        Our Board is actively involved in human capital management to identify and develop our future leaders. We maintain a robust performance review process and leadership development program for our employees. Management develops leadership at lower levels of our organization by identifying high potential talent and critical experts, cultivating the skills and capabilities to allow identified individuals to become our future leaders and providing them with developmental opportunities. Through regular reports from management, our Board has the opportunity to meet business leaders and functional leaders in law, finance, information technology, compliance, and human resources. In addition, Board members have freedom of access to all employees, and are encouraged to visit our facilities to meet local management and attend company events.

SUCCESSION PLANNING

        The Compensation Committee and/or our Board conducts executive succession planning semiannually, developing and refining succession plans for our CEO and key executive officers. Consistent with this practice, in April and October 2017, the Compensation Committee discussed talent that is currently ready — or, with continued development on their current trajectory with mentorship and coaching from our current leaders, will be ready — to fill executive officer positions in the event of a vacancy. Those discussions were then summarized and reported to our Board. In addition, the Compensation Committee reviews executive new hires, promotions and departures at its regularly-scheduled meetings.

DIRECTOR EDUCATION

INITIAL ORIENTATION

        Our initial director orientation generally covers (i) our strategies, performance and leadership; (ii) investor messaging; (iii) the strategies and risks of our businesses; (iv) finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance, and capital structure; (v) legal matters, including our governance policies and procedures, values and ethics, compliance, and ERM; (vi) human resources matters, including executive compensation, succession planning, and non-employee director compensation; and (vii) information technology and cybersecurity.

        In connection with his initial appointment to our Board in early 2017, we provided Mr. Lopez with information regarding our businesses, strategic plans and risk-mitigating actions, competitors, non-employee director compensation policies and other matters. Our CEO then met with Mr. Lopez to discuss these matters. We conducted further orientation for Mr. Lopez in the spring of 2017 in connection with his appointment to the Audit Committee.

CONTINUING EDUCATION

        Our continuing director education program consists of periodic visits to our facilities and management presentations regarding our business operations, strategies, risks and values and ethics. We provide updates on relevant topics of interest to our Board at and between meetings throughout the year, and provide access to a boardroom news resource platform for them to keep informed of emerging best practices. We also reimburse directors who attend accredited director education for program fees and related expenses.

Avery Dennison Corporation  | 2018 Proxy Statement  | 20

BOARD AND COMMITTEE EVALUATIONS

        The Governance Committee oversees and conducts an annual performance evaluation of our Board, Chairman, Lead Independent Director and Board Committees, including the Committee Chairs. Our Board views the process as integral to assesing its effectiveness and identifying improvement opportunities in the pursuit of continued excellence. Many of the improvements in our governance practices and Board processes were identified and implemented as a result of the annual evaluation process.

        In response to feedback received in recent years during the evaluation process, our Board made the following enhancements to its processes:

  •
  Identified the need for an independent director in the packaging industry, culminating in the appointment of Mr. Lopez to our Board;

  •
  Given our increased strategic focus on acquisitions, enhanced discussion of M&A pipeline and targets actively under consideration, as well as the integration and performance of recently acquired companies;

  •
  Continued its focus on executive succession planning and leadership development with more frequent discussions on director succession planning and the desired profile of future candidates;

  •
  Continued our Board's and the Audit Committee's review and discussion of our cybersecurity preparedness and exposures related to pension liabilities;

  •
  Enhanced interaction with management below the executive officer level; and

  •
  Conducted post-investment reviews of the return on significant capital expenditures.

Avery Dennison Corporation  | 2018 Proxy Statement  | 21

STOCKHOLDER ENGAGEMENT AND COMMUNICATIONS

        We value stockholder feedback on our governance program, and we actively solicit input through stockholder engagement to ensure that our program reflects the changing business environment and stockholder expectations.

STOCKHOLDER ENGAGEMENT ON GOVERNANCE MATTERS IN 2017

        We continued our longstanding practice of open dialogue with stockholders in 2017. In advance of the 2017 Annual Meeting, we contacted our 25 largest institutional stockholders, representing almost 50% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding our executive compensation and governance programs and the items being brought to stockholder vote at the Annual Meeting. While we received responses from stockholders representing 25% of our then-outstanding shares, none of them felt that there was a need to substantively engage during that busy time.

        In the fall, we reached out to our 30 largest institutional stockholders, representing nearly 55% of our then outstanding shares, to learn what issues are important to them without the time pressures associated with proxy season. As a result of these efforts, we received responses from stockholders representing over 30% of our then-outstanding shares and spoke with stockholders representing approximately 11% of those shares. We substantively engaged with every stockholder who requested to do so.

        During our 2017 engagement program, with respect to matters related to governance, we discussed several topics related to our Board's processes, including succession planning and refreshment, diversity, and evaluations. We also discussed the integration of sustainability into our business strategies, and our Board's oversight of our cybersecurity preparedness. Our stockholders expressed interest in the anticipated completion of our CEO transition and our Board's views on proxy access; both of these matters were subsequently addressed with our December 2017 announcement of Mr. Scarborough's retirement as our Executive Chairman at the end of that year and our adoption of proxy access.

CONTACTING OUR BOARD

        We welcome ongoing feedback from all our stockholders. We review correspondence submitted by stockholders, discussing the feedback received with senior management and/or our Board as appropriate.

        Stockholders and other interested parties may contact our Board, Chairman, Lead Independent Director, any Committee or Committee Chair, or any other individual director concerning business matters by writing to: Board of Directors (or a particular subgroup or individual director), c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Avery Dennison Corporation  | 2018 Proxy Statement  | 22

ITEM 1 — ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of between eight and 12 directors, with the exact number fixed by a resolution of our Board. Effective February 1, 2017, in conjunction with Mr. Lopez's appointment and upon the recommendation of the Governance Committee, our Board fixed the number of directors at 11. All nominees are standing for election at the Annual Meeting for a one-year term.

        Each of the 11 nominees is presently serving on our Board and has consented to being named in this proxy statement and serving if elected by our stockholders.

MAJORITY VOTING STANDARD; UNELECTED DIRECTOR RESIGNATION REQUIREMENT

        Our Bylaws provide for the approval by a majority of votes cast for the election of directors in uncontested elections like this one and require that an incumbent director who is not re-elected tender his or her resignation from our Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation — taking into account the recommendation of the Governance Committee and any other factors it considers appropriate — and publicly disclose its decision regarding the tendered resignation, including its rationale for the decision, within 90 days from the date election results are certified. In contested elections, plurality voting is the standard for election of directors.

        In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board of Directors recommends that you vote FOR each of the director nominees.     The persons named as proxies will vote for the election of each of the 11 nominees, unless you specify otherwise. If any director nominee were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would decrease the size of our Board.

SELECTION OF DIRECTOR NOMINEES

        Director nominees are generally recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with their election by stockholders taking place at the next Annual Meeting. Our Board believes that our directors reflect a balance of skills, qualifications and demographics that allows them to effectively discharge their oversight responsibilities.

          In considering whether to recommend a candidate as a director nominee, the Governance Committee uses the following criteria set forth in our Governance Guidelines:

  •
  Ability to qualify as independent, to ensure that a majority of our Board remains independent;

  •
  Business and leadership experience, considering factors such as size, industry, scope, complexity and global operations;

  •
  Experience as a board member of another public company;

  •
  Experience in finance, accounting and/or executive compensation;

  •
  Time commitments, including other boards on which the nominee serves;

  •
  Potential conflicts of interest;

  •
  Ability to contribute to the oversight and governance of our company; and

  •
  Ability to represent the balanced interests of stockholders as a whole, rather than those of any special interest group.

Avery Dennison Corporation  | 2018 Proxy Statement  | 23

        For incumbent directors, the Governance Committee also evaluates contributions to our Board and Committees, attendance at Board and Committee meetings, compliance with our stock ownership guidelines, and mandatory retirement date to assist with director succession planning. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

        The Governance Committee reviews the qualifications of any candidate with those of our current directors in assessing how our Board can most effectively fulfill its oversight responsibilities. Sources for identifying potential nominees include current Board members, senior management, executive search firms, and our stockholders.

STOCKHOLDER SUBMISSION OF DIRECTOR NOMINEES

Advance Notice Nominees

        Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to Governance and Social Responsibility Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. To be considered at the 2019 Annual Meeting, advance notice stockholder nominations must comply with the requirements referenced in the last section of this proxy statement under Submission of Stockholder Items for 2019 Annual Meeting. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Proxy Access Nominees

        Our Board recently amended our Bylaws to permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company's stock continuously for at least three years to submit director nominees (up to 20% of the Board) for inclusion in our proxy materials, subject to the requirements specified in our Bylaws. For further information on submitting proxy access nominees, please refer to Submission of Stockholder Items for 2019 Annual Meeting.

Avery Dennison Corporation  | 2018 Proxy Statement  | 24

BOARD MATRIX

        Our directors bring a balance of skills, qualifications and demographic backgrounds in overseeing our company, as shown in the matrix below. The Governance Committee regularly evaluates the skills and qualifications desirable for our Board to best meet the changing needs of our business.

BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING

        Our Board's ongoing director succession planning is designed to ensure an independent, well-qualified Board, with diversity in experience and background to effectively provide strong oversight.

NO TERM LIMITS

        Our Governance Guidelines reflect our Board's belief that directors should not be subject to term limits. While term limits could facilitate fresh ideas and viewpoints being brought to the Board, our Board believes they are counter-balanced by the disadvantage of causing the loss of a director who over a period of time has become well-versed in our strategies, operations and risks and is providing valuable contributions to Board deliberations. We believe that our Board's decision not to establish term limits is consistent with the prevailing practice among companies in the S&P 500.

        We recognize that certain governance stakeholders have suggested that longer-serving directors may have decreased independence and objectivity; however, we believe that arbitrarily removing knowledgeable directors and losing the oversight consistency they bring — particularly during periods of executive management change similar to our recent CEO and CFO transitions — weighs against implementing term limits. Ultimately, it is our Board's responsibility to establish appropriate board refreshment policies, using its discretion in the best interest of our company and stockholders.

Avery Dennison Corporation  | 2018 Proxy Statement  | 25

POLICIES SUPPORTING BOARD REFRESHMENT

        Our Board has adopted the policies described below to facilitate regular refreshment of our Board and ensure that it continues to independently challenge our management with refreshed points of view.

POLICY	DESCRIPTION	EVENTS OCCURRING AT OR SINCE 2017 ANNUAL MEETING
Mandatory Resignation Policy	Incumbent directors who are not elected by our stockholders must tender their resignation.	All incumbent directors were elected at the 2017 Annual Meeting.
Mandatory Retirement Policy	Directors must retire on the date of the annual meeting of stockholders that follows their reaching the age of 72. Since inception, this policy has never been waived.	No directors retired in 2017.
Resignation Tendered Upon Change in Principal Employment	Directors who change the principal occupation, position or responsibility they held when they were elected to our Board must volunteer to resign from the Board.	After being informed of his planned retirement from our company at the end of 2017, our Board determined that Mr. Scarborough should continue serving as a director. They subsequently re-elected him as Chairman, subject to his re-election.
Ms. Stewart resigned from DineEquity, Inc. effective March 2017 and volunteered to resign from our Board. After excusing her from the meeting, the Governance Committee determined that Ms. Stewart should remain on our Board.
Prior Notice Requirement to Prevent Over-Boarding	Directors must give prior notice before accepting another public company directorship so that the director's ability to fulfill Board responsibilities may be appropriately evaluated if he or she serves on more than four other public company boards.	In May 2017, Mr. Hicks joined the board of Whole Foods Corporation. Mr. Hicks only served on our Board at that time and Whole Foods was soon after acquired by another company.

        Over the past eight years, five directors retired from our Board as a result of our mandatory retirement policy and two directors resigned from our Board (not due to any disagreement with our company). Upon the recommendation of the Governance Committee, Mr. Lopez was appointed to our Board as an independent director in February 2017. In connection with our CEO transition, Mr. Butier joined our Board as a non-independent director in May 2016. We believe that this recent experience — coming after four new independent directors were appointed to our Board between 2009 and 2013 — demonstrates our Board's commitment to ongoing refreshment.

AGE AND TENURE

        The average age of our director nominees is 61, which we believe is comparable to the average board age in the S&P 500 and within the 60-63 year band in which the plurality of these companies fall. The average tenure of our director nominees is ten years, which we believe is comparable to the average tenure for companies in the S&P 500 and within the six-to-ten year band in which the majority of these companies fall. The charts on the following page show the age and tenure of our director nominees, which we believe is balanced between new directors who bring new ideas and insights and longer-serving directors with deep institutional knowledge of our Board and company.

Avery Dennison Corporation  | 2018 Proxy Statement  | 26

 Director Nominees

DIRECTOR DIVERSITY

        Although our Board does not have a formal policy regarding the consideration of diversity in selecting director nominees, the Governance Committee seeks to recommend individuals with a broad diversity of experience, profession, skill, geographic representation and background, which may include consideration of an individual's demographic background, including characteristics such as race, gender and national origin. While diversity is a consideration, nominees are not chosen or excluded solely or primarily on that basis; rather, the Governance Committee focuses on skills, experience and background that can complement our existing Board in light of the diverse and global nature of our businesses and operations.

        Our Board recognizes the benefits of racial, ethnic and gender diversity in the boardroom, including better reflecting our global customer base and the healthy debate that results from different viewpoints that may stem from diverse backgrounds. The racial, ethnic and gender diversity of our 2018 director nominees is shown in the chart below.

2018 DIRECTOR NOMINEES

        The following pages provide information on the directors nominated for election at the Annual Meeting, including his or her age, board leadership roles, and business experience during at least the past five years. We also indicate the name of any other public company board on which each nominee currently serves, or has served during the past five years; for these purposes, "public company" means one that is required to file reports with the SEC.

        In addition to the information presented regarding each nominee's experience and qualifications that led our Board to conclude that he or she should serve as a director — which includes senior leadership experience, industry experience, global exposure, financial sophistication, and public company board experience — we believe that each of them has integrity and adheres to our high ethical standards. Each nominee also has demonstrated the ability to exercise sound judgment and is committed to serving the long-term interests of our stockholders.

Avery Dennison Corporation  | 2018 Proxy Statement  | 27

SELECT BUSINESS EXPERIENCE

Owens-Illinois, Inc., a glass container manufacturer and supplier to food and beverage brands

•

President & Chief Executive Officer since January 2016

•

Chief Operating Officer & President, Glass Containers, from February 2015 to December 2015

•

President, O-I Americas, from July 2014 to January 2015

•

President, O-I Latin America, from April 2009 to July 2014

Andres A. Lopez Age 55 Director since February 2017 Independent Other Public Company Boards Current: Owens-Illinois, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Oversees a company with over $6.9 billion in 2017 revenues and more than 26,000 employees

Industry experience

•

Leads a multinational packaging company in the beverage segment of the consumer goods industry into which we sell our label and graphic materials

Global exposure

•

Led Latin America and Americas divisions, after having worked in positions of increasing responsibility throughout the region

Public board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Audit Committee Member

SELECT BUSINESS EXPERIENCE Ernst & Young LLP, an assurance, tax, transaction and advisory services firm • Vice Chair, Managing Partner and Member of the Executive Board from 2000 to March 2012

Anthony K. Anderson

Age 62

Director since December 2012

Independent

Other Public Company Boards

Current:

AAR Corporation

Exelon Corporation

Marsh & McLennan Companies, Inc.

Past Five Years:

First American Financial Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Served on the executive board of Ernst & Young for 12 years, and as the managing partner of the Midwest and Pacific Southwest regions

•

Director of Perspectives Charter School (Chairman), World Business Chicago (Executive Committee) and the Chicago Urban League (former Chairman)

Financial sophistication

•

35 years of financial statement and internal control expertise acquired through auditing global public companies

•

Substantial experience advising audit committees of large multinational corporations

•

Certified public accountant (now inactive)

Public board experience

•

Concurrent service on three other public boards and prior service on other public boards

BOARD LEADERSHIP ROLES

Audit Committee Member

Governance Committee Member

SELECT BUSINESS EXPERIENCE

Nestlé USA, a nutrition, health and wellness company

•

Chairman & Chief Executive Officer from January 2006 to October 2012

Nestlé Brands Company, an operating unit of Nestlé USA

•

President & Chief Executive Officer from 2003 to December 2005

Bradley A. Alford Age 61 Director since April 2010 Independent Other Public Company Boards Current: ConAgra Foods, Inc. Perrigo Company plc Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company then with $12+ billion in annual revenues and 26,000+ employees

Industry experience

•

30+ years in the consumer goods industry

•

Knowledge of the food and beverage segments of the consumer goods industry into which we sell our label and graphic materials

Global exposure

•

International management assignments

•

Significant M&A and integration experience

BOARD LEADERSHIP ROLES

Compensation Committee Member

Governance Committee Member

Avery Dennison Corporation  | 2018 Proxy Statement  | 28

SELECT BUSINESS EXPERIENCE

Allergan, Inc., a global health care company

•

Chairman & Chief Executive Officer from June 2013 to March 2015 and February 2006 to April 2011

•

Chairman, President & Chief Executive Officer from April 2011 to June 2013 and April 2001 to January 2006

•

President & Chief Executive Officer from January 1998 to March 2001

David E.I. Pyott

Age 64

Director since November 1999

Independent

Other Public Company Boards

Current:

Alnylam Pharmaceuticals Inc.

BioMarin Pharmaceutical Inc.

Koninklijke Philips N.V.

Past Five Years:

Allergan, Inc.

Edwards Lifesciences Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a company with over $7 billion in annual revenues and over 11,000 employees

Global exposure and industry experience

•

30+ years of strategic, operational, research and development and marketing experience in the healthcare industry into which we sell our industrial and healthcare materials

Public board experience

•

Concurrent service on three other public boards and prior service on other public boards

BOARD LEADERSHIP ROLES

Lead Independent Director

Compensation Committee Member

Governance Committee Member

SELECT BUSINESS EXPERIENCE

Avery Dennison Corporation

•

Executive Chairman from May 2016 to December 2017

•

Chairman & Chief Executive Officer from November 2014 to April 2016

•

Chairman, President & Chief Executive Officer from April 2010 to October 2014

•

President & Chief Executive Officer from May 2005 to April 2010

•

President & Chief Operating Officer from May 2000 to April 2005

Dean A. Scarborough Age 62 Director since May 2000 Not Independent Other Public Company Boards Current: Mattel, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Seven years leading our company as Chairman, 11 years as Chief Executive Officer and 14+ years as President

Global exposure and industry experience

•

30+ years managing or overseeing our global label and graphic materials operations

Public board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Chairman

SELECT BUSINESS EXPERIENCE

DineEquity, Inc., owner, operator and franchisor of IHOP and Applebee's restaurants

•

Chairman & Chief Executive Officer from June 2008 to March 2017

IHOP Corporation, DineEquity's predecessor entity

•

Chairman & Chief Executive Officer from May 2006 to May 2008

•

President, Chief Executive Officer & Chief Operating Officer from May 2002 to April 2006

•

President & Chief Operating Officer from December 2001 to May 2002

Julia A. Stewart Age 62 Director since January 2003 Independent Other Public Company Boards Current: None Past Five Years: DineEquity, Inc.

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a large, publicly-traded full-service restaurant company

Global exposure

•

Substantial operational and marketing experience in the dining industry

•

Expertise in brand positioning, risk assessment, financial reporting and governance

Public board experience

•

Prior service on other public boards

BOARD LEADERSHIP ROLES

Compensation Committee Chair

Governance Committee Member

Avery Dennison Corporation  | 2018 Proxy Statement  | 29

SELECT BUSINESS EXPERIENCE

Foot Locker, Inc., a specialty athletic retailer

•

Executive Chairman from December 2014 to May 2015

•

Chairman, President & Chief Executive Officer from February 2010 to November 2014

•

President and Chief Executive Officer from August 2009 to February 2010

J.C. Penney Company, Inc., a retail company

•

President & Chief Merchandising Officer from January 2005 to July 2009

•

President & Chief Operating Officer from July 2002 to December 2004

Ken C. Hicks Age 65 Director since July 2007 Independent Other Public Company Boards Current: None Past Five Years: Foot Locker, Inc. Whole Foods Corporation

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Oversaw a company with over $7 billion in annual revenues and over 43,000 employees

Industry experience

•

29 years of senior marketing and operational experience in the retail industry into which we sell our retail branding and information solutions

Public board experience

•

Prior service on other public boards

BOARD LEADERSHIP ROLES

Audit Committee Member

Compensation Committee Member

SELECT BUSINESS EXPERIENCE

Sensata Technologies Holding N.V., a supplier of sensors and controls

•

President & Chief Executive Officer since January 2013

•

President from September 2010 to December 2012

•

Chief Operating Officer from April 2006 to August 2010

Texas Instruments, Inc., Sensata's predecessor entity

•

Vice President of Sensor Products from 1997 to 2006

Martha N. Sullivan Age 61 Director since February 2013 Independent Other Public Company Boards Current: Sensata Technologies Holding N.V. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Leads a business-to-business enterprise with over $3.3 billion in 2017 revenues

Global exposure and industry experience

•

Oversees all business segments, global operations and strategic planning

•

Strong technology background, including experience overseeing a radio-frequency identification business

Public board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Audit Committee Member

Compensation Committee Member

SELECT BUSINESS EXPERIENCE

Avery Dennison Corporation

•

President & Chief Executive Officer since May 2016

•

President & Chief Operating Officer from November 2014 to April 2016

•

Senior Vice President & Chief Financial Officer from June 2010 to October 2014; continued as CFO until March 2015

•

Vice President, Global Finance, and Chief Accounting Officer from March 2007 to May 2010

Mitchell R. Butier Age 46 Director since April 2016 Not Independent Other Public Company Boards Current: None Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Has held roles of increasing responsibility at our company, including CAO, CFO, COO and now President & CEO

Industry experience and global exposure

•

Served in senior leadership positions in our primary business segments, including international assignments in Europe

Financial sophistication

•

Served as our CFO for almost three years and our CAO for nearly five years

BOARD LEADERSHIP ROLES

None

Avery Dennison Corporation  | 2018 Proxy Statement  | 30

SELECT BUSINESS EXPERIENCE

The Carlyle Group, a global alternative investment firm

•

Managing Director and Partner since April 2007

The Coca-Cola Company, a beverage company

•

Senior Advisor from February 2006 to March 2007

•

Group President, Asia, from August 2001 to February 2006

Patrick T. Siewert Age 62 Director since April 2005 Independent Other Public Company Boards Current: Mondelez International, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Industry experience and financial sophistication

•

Led a division of a global company in the beverage segment of the consumer goods industry into which we sell our label and graphic materials

•

Advises on investments in consumer goods businesses globally, particularly in Asia

Global exposure

•

Work experience in Asia, a region in which we manufacture many of our products and a region that is driving our growth in emerging markets

Public board experience

•

Concurrent service on one other public board

BOARD LEADERSHIP ROLES

Audit Committee Chair

SELECT BUSINESS EXPERIENCE

JPMorgan Chase & Co., a global financial services firm

•

Chairman of California and Executive Committee Member from September 2009 to January 2013

Goldman Sachs & Co., an investment banking, securities and investment management firm

•

Partner/Managing Director from 1982 to 1998

Peter K. Barker Age 69 Director since January 2003 Independent Other Public Company Boards Current: Fluor Corporation Franklin Resources, Inc. Past Five Years: None

SELECT SKILLS AND QUALIFICATIONS

Senior leadership experience

•

Led a division then with over 21,000 employees

•

Member of the executive committee overseeing a global enterprise with $100+ billion in annual revenues

Financial sophistication

•

37 years of investment banking experience, advising companies on capital structure, strategic planning, financing, recapitalization, acquisitions and divestitures

Public board experience

•

Concurrent service on two other public boards and prior service on other public boards

BOARD LEADERSHIP ROLES

Governance Committee Chair

Audit Committee Member

Avery Dennison Corporation  | 2018 Proxy Statement  | 31

DIRECTOR COMPENSATION

        In recommending non-employee director compensation to our Board, the Compensation Committee seeks to target compensation at the median of companies similar in size, global scope and complexity with which we compete for director talent. The majority of compensation is delivered in equity to align director interests with those of our stockholders. Because he retired from our company at the end of 2017, Mr. Scarborough will be compensated pursuant to our non-employee compensation program beginning in 2018.

MEDIAN TOTAL REMUNERATION

        After having been unchanged for three years, non-employee director compensation was increased in 2016 based upon the advice of Willis Towers Watson that our previous overall compensation was below the market median. To maintain the program's market-competitiveness and attract and retain qualified directors, upon the recommendation of the Compensation Committee, our Board approved changes to target total non-employee director remuneration at the market median through 2017. The primary components of our non-employee director compensation program are summarized in the charts below and described thereafter.

        Based on the advice of Willis Towers Watson, the Compensation Committee recommended to our Board that the supplemental Lead Independent Director retainer be further increased from $25,000 to $30,000 to more closely align with market practices. Our Board approved the increase effective May 1, 2017.

STOCK OWNERSHIP GUIDELINES

        Our stock ownership guidelines require non-employee directors to own $500,000 in our company stock, 50% of which must be held in vested shares. In February 2017, upon the advice of Willis Towers Watson, the Compensation Committee discontinued considering stock option gains towards measuring guideline compliance, counting only shares owned directly or in a trust, deferred stock units (DSUs) and RSUs. These changes, which made the guidelines more stringent, were consistent with the changes made to our executive stock ownership guidelines effective 2017.

        Directors are prohibited from hedging or pledging our common stock.

        Except for our newest director who has five years to reach his minimum ownership level, all of our directors satisfy the holding requirements of our stock ownership guidelines. None of our directors has hedged or pledged our common stock.

Avery Dennison Corporation  | 2018 Proxy Statement  | 32

EQUITY COMPENSATION

        The 2017 equity grant to non-employee directors was made in the form of RSUs that vest in one year, consistent with the one-year term to which directors are elected; however, unvested RSUs fully vest upon a director's death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change of control. Unvested RSUs are generally cancelled in the event a director voluntarily resigns, is not re-elected by stockholders or is otherwise asked to leave our Board. On May 1, 2017, each of our then-serving directors was granted 1,678 RSUs with a grant date value of approximately $140,000 based on the fair market value of our common stock on that date.

        On February 1, 2017, the date of his appointment to our Board, Mr. Lopez received a prorated equity grant for the remainder of the term expiring at the 2017 Annual Meeting consisting of 445 RSUs with a grant date value of approximately $35,000 based on the fair market value of our common stock on that date.

DEFERRABLE CASH COMPENSATION

        Cash retainers are paid semiannually and prorated for any director's partial service during the year. Directors are also reimbursed for travel expenses incurred to attend Board meetings and continuing education events.

        Non-employee directors may choose to receive this compensation in (i) cash, either paid directly or deferred into an account under our Directors Variable Deferred Compensation Plan, which accrues earnings at the rate of return of certain bond and equity investment funds managed by an insurance company; (ii) DSUs credited to an individual account pursuant to our Directors Deferred Equity Compensation Plan (DDECP); or (iii) a combination of cash and DSUs. None of our current non-employee directors participates in the DVDCP and eight of our non-employee directors participate in the DDECP. When a director participating in the DDECP retires or otherwise ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director's service, with the resulting number of shares of our common stock issued to the director. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the applicable payable date in the form of additional DSUs credited to the accounts of directors participating in the DDECP.

MATCHING GIFT PROGRAM

        We match up to $10,000 per year of a non-employee director's contributions to charitable organizations or educational institutions.

Avery Dennison Corporation  | 2018 Proxy Statement  | 33

DIRECTOR COMPENSATION TABLE

NAME	FEES EARNED OR PAID IN CASH(1)	STOCK AWARDS(2)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(3)	ALL OTHER COMPENSATION(4)	TOTAL

Bradley A. Alford	$100,000	$136,973	—	$7,000	$243,973
Anthony A. Anderson	$100,000	$136,973	—	—	$236,973
Peter K. Barker	$115,000	$136,973	—	$10,000	$261,973
Ken C. Hicks	$100,000	$136,973	—	$10,000	$246,973
Andres A. Lopez	$91,667	$170,721	—	—	$262,388
David E.I. Pyott	$128,333	$136,973	$8,336	$10,000	$283,642
Patrick T. Siewert	$120,000	$136,973	—	—	$256,973
Julia A. Stewart	$115,000	$136,973	—	$10,000	$261,973
Martha N. Sullivan	$100,000	$136,973	—	$—	$236,973

(1)
Messrs. Butier and Scarborough do not appear in the table because they were employed by our company in 2017 and did not receive any additional compensation to serve as directors. Amounts represent retainers earned as shown in the table below. At their election, the following directors deferred their cash compensation through the DDECP, with the following balances of DSUs in their accounts as of December 30, 2017, the last day of our 2017 fiscal year: Alford — 16,154; Anderson — 8,070; Barker — 27,225; Hicks — 12,512; Lopez — 285; Pyott — 47,642; Stewart — 35,475; and Sullivan — 7,967.

DIRECTOR	BOARD LEADERSHIP ROLES	BOARD RETAINER	COMMITTEE CHAIR RETAINER	LEAD DIRECTOR RETAINER

Alford		$100,000	—	—
Anderson		$100,000	—	—
Barker	Governance Committee Chair	$100,000	$15,000	—
Hicks		$100,000	—	—
Lopez		$91,667	—	—
Pyott	Lead Independent Director	$100,000	—	$28,333
Siewert	Audit Committee Chair	$100,000	$20,000	—
Stewart	Compensation Committee Chair	$100,000	$15,000	—
Sullivan		$100,000	—	—
(2)
Amounts reflect the grant date fair value, without adjustment for forfeitures, of 1,678 RSUs granted on May 1, 2017. Amount for Mr. Lopez also reflects the grant date fair value, without adjustment for forfeitures, of 445 RSUs granted on February 1, 2017 in connection with his appointment to our Board. The fair value of RSUs was determined based on the fair market value of our common stock on the grant date, adjusted for foregone dividends. Each non-employee director serving as of December 30, 2017 held 3,707 unvested RSUs, except for Mr. Lopez, who held 2,123 unvested RSUs.
(3)
We do not currently have a retirement benefit program for non-employee directors. Amount for Mr. Pyott reflects the change in present value of his accumulated benefits under a director retirement plan the accrual of benefits under which was frozen in 2002, based on an interest rate of 3.03% as of December 30, 2017.
(4)
Amounts reflect our matching gifts for contributions made to charitable organizations or educational institutions.

Avery Dennison Corporation  | 2018 Proxy Statement  | 34

ITEM 2 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        After considering the preliminary voting results of the advisory vote on the frequency of our say-on-pay vote at our 2017 Annual Meeting, our Board determined to hold say-on-pay votes annually, at least until the next advisory vote on the frequency of our say-on-pay vote (expected to occur at our 2023 Annual Meeting).

        In this Item 2, our stockholders are being asked to vote on the following resolution:

            RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers (NEOs), as described in the Compensation Discussion and Analysis and Executive Compensation Tables sections of the Company's 2018 proxy statement.

RECOMMENDATION OF BOARD OF DIRECTORS

        We remain committed to ongoing engagement with our stockholders to solicit their viewpoints and discuss why we believe our executive compensation program properly aligns with our strategies by encouraging our leaders to deliver strong financial performance and create superior long-term, sustainable value for our customers, employees, investors and communities. Our Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless you specify otherwise.

MEANING OF ADVISORY VOTE

        The advisory vote is a vote to approve the compensation of our NEOs, as described in the Compensation Discussion and Analysis (CD&A) and Executive Compensation Tables sections of this proxy statement. It is not a vote on our general compensation policies or any specific element of compensation, the compensation of our non-employee directors, our CEO pay ratio, or the features of our compensation program designed to prevent excessive risk-taking as described in Risks Associated with Compensation Policies and Practices.

        The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A of our 2019 proxy statement.

Avery Dennison Corporation  | 2018 Proxy Statement  | 35

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

        The Compensation and Executive Personnel Committee (referred to in this report as the "Committee") of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and those discussions, has recommended to our Board of Directors that the CD&A be included in our 2018 proxy statement and incorporated by reference into our 2017 Annual Report on Form 10-K.

        The Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Committee by writing to the Compensation and Executive Personnel Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Julia A. Stewart, Chair
Bradley A. Alford
Ken C. Hicks
David E. I. Pyott
Martha N. Sullivan

Avery Dennison Corporation  | 2018 Proxy Statement  | 36

COMPENSATION DISCUSSION AND ANALYSIS*

        This Compensation Discussion and Analysis (CD&A) describes the principles and practices underlying our executive compensation program and the decisions made by the Compensation and Executive Personnel Committee (referred to in this CD&A as the "Committee") related to 2017 compensation. This CD&A contains the sections shown below.

  •
  Executive Summary
    –
    Business Strategy Overview
    –
    On Track to Deliver Financial Targets
    –
    2017 Financial Performance
    –
    Disciplined Capital Allocation
    –
    Three- and Five-Year Cumulative TSR Outperformance
    –
    2017 Say-on-Pay Vote and Stockholder Feedback During 2017 Engagement
    –
    2017 NEOs
    –
    Overview of Pay Philosophy and Executive Compensation Components
    –
    Continuous Evolution of Compensation Program
    –
    Strong Compensation Governance Practices
  •
  Summary of Compensation Decisions for 2017
  •
  Discussion of Compensation Components and Decisions Impacting 2017 Compensation
    –
    Base Salary
    –
    2017 AIP Awards
    –
    2017 Grants of LTI Awards
    –
    2017 Vesting of Previously Granted LTI Awards
    –
    Perquisites
    –
    Relocation and Other Temporary Benefits
    –
    General Benefits
    –
    Severance Benefits
  •
  Compensation-Setting Tools
  •
  Independent Oversight and Expertise
  •
  Other Considerations

EXECUTIVE SUMMARY

BUSINESS STRATEGY OVERVIEW

        Over the last several years, we have been successfully executing our business strategies, which are designed to create long-term, sustainable value for our customers, employees, and investors and improve the communities in which we operate. From our stockholders' perspective, that value is best measured by our total stockholder return (TSR) and economic value added (EVA), both of which are performance objectives used in our LTI program and inform how we set goals for sales growth, margin improvement, asset efficiency, and capital allocation.

        We communicated long-term goals in 2014 for the organic sales growth, adjusted earnings per share (EPS) growth and return on total capital (ROTC) we planned to achieve by 2018, raising the bar over the five-year goals we established in 2012 and substantially achieved through 2015. With only one year remaining in the 2014-2018 period, we are on track to achieve or exceed our targets.

        In late 2016, we changed our operating structure to align with our overall business strategy. As a result, our results are now based on the following segments: Label and Graphic Materials (LGM), Retail Branding and Information Solutions (RBIS), and Industrial and Healthcare Materials (IHM). In March 2017, we announced new long-term goals for 2021 for these new segments, as well as for our company as a whole, targeting continued solid organic sales growth and double-digit growth in adjusted EPS on a compound annual basis.

*
This CD&A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied thereby. For a detailed discussion of these risks, see Part I, Item 1a. "Risk Factors" and Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2017 Annual Report on Form 10-K, filed on February 21, 2018 with the SEC (our "2017 Annual Report"). Stockholders should note that statements contained in this CD&A regarding our company and business performance targets and goals should not be interpreted as management's expectations, estimates of results or other guidance.

Avery Dennison Corporation  | 2018 Proxy Statement  | 37

        To achieve our targets, we have been consistently executing four key strategies. First, we are focused on driving outsized growth in high value product categories (organically and through acquisitions) to improve our portfolio mix over time. Product categories are defined as high value when they serve markets that are growing faster than gross domestic product (GDP), represent large pools of potential profit and leverage our core capabilities. Examples include specialty and durable label materials, graphic and reflective materials, industrial tapes, and radio-frequency identification (RFID) inlays and tags. In 2017, we delivered above-average growth in these categories, while also increasing our exposure to them through acquisitions.

        Second, we are focused on delivering solid growth in our base business by carefully balancing volume, price and mix; reducing complexity; and tailoring our go-to-market strategies.

        Third, we remain highly focused on continuously improving productivity to expand margins, enhance our competitiveness and provide a funding source for reinvestment. Product reengineering and lean operating principles are among the levers we use in executing this strategy.

        Our final key strategy is to be a highly disciplined allocator of capital. This applies to our acquisition criteria and how we deploy capital for organic growth and productivity, as well as our approach to stockholder distributions.

ON TRACK TO DELIVER FINANCIAL TARGETS

        Our 2014-2018 financial goals included an organic sales growth target of 4% to 5%, reflecting confidence in the trajectory of our two largest businesses. We also targeted double-digit adjusted EPS growth. For the first time, we externally communicated a target for return on total capital (ROTC), which has long been a key internal financial metric for our company. We believe that the combination of our growth and ROTC targets effectively communicates our value creation objectives, which together are a proxy for EVA, one of the performance objectives used in our LTI program. As shown on the following page, based on our results for the first four years of this five-year period, we are on track to achieve or exceed our 2018 commitments to investors. For the 2014-2017 period, on a compound annual basis, reported sales grew by 2%, reported EPS grew by 10% and reported net income grew by 7%.

        Organic sales growth, adjusted EPS, ROTC and adjusted ROTC — as well as free cash flow, which is described on page 40 — are non-GAAP financial measures that we provide to investors to assist them in assessing our performance and operating trends. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable financial measures under generally accepted accounting principles in the United States of America (GAAP) and are reconciled to GAAP in Appendix A of this proxy statement.

Avery Dennison Corporation  | 2018 Proxy Statement  | 38

	2014-2018 TARGETS*	2014-2017 RESULTS
Organic Sales Growth(1)	4%-5%	4%
Adjusted EPS Growth(2)	12%-15%+	17%
ROTC(3)	16%+ in 2018	13% in 2017 Adj.(4) 19% in 2017

ON TRACK TO ACHIEVE OR EXCEED 2018 FINANCIAL TARGETS

(1)	Organic sales change refers to the increase or decrease in sales excluding the estimated impact of currency translation, product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. Percentages represent compound annual growth rates, with 2013 as the base period.
(2)

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by the weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income from continuing operations before taxes tax-effected at the full-year GAAP tax rate and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate adjusted to include the impact of previously planned repatriation of foreign earnings for the fourth quarter of 2017 and exclude the provisional estimated impact of the impact of the Tax Cuts and Job Act (TCJA). Percentages represent compound annual growth rates, with 2013 as the base period.

(3)

ROTC refers to income from continuing operations excluding the expense and tax benefit of debt financing, divided by the average of beginning and ending invested capital (total debt plus shareholders' equity).

(4)

Adjusted ROTC excludes the estimated tax provision impact resulting from the TCJA of $172.0 million, less the impact of previously planned repatriation of foreign earnings for the fourth quarter of 2017 of $29.4 million.

        In March 2017, we announced 2017-2021 goals, targeting continued solid organic sales growth and double-digit growth in adjusted EPS on a compound annual basis. While we are only one year into this five-year period, we are on pace to deliver these targets, as shown below. Compared to 2016, in 2017, reported sales grew by 9% and — driven by the provisional estimated impact of the Tax Cuts and Job Act (TCJA) — reported EPS and reported net income each declined by 12%.

	2017-2021 TARGETS*	2017 RESULTS
Organic Sales Growth	4+% 5+% with M&A	4% 8% with M&A
Adjusted EPS Growth	10+%	24%
ROTC	17+% in 2021	13% in 2017 Adj. = 19% in 2017

ON PACE TO DELIVER 2021 FINANCIAL TARGETS

*	Percentages for organic sales growth and adjusted EPS growth reflect compound annual growth rates with 2016 as the base period. Target with M&A reflects completed acquisitions as of March 2017.

Avery Dennison Corporation  | 2018 Proxy Statement  | 39

2017 FINANCIAL PERFORMANCE†

        Fiscal year 2017 marked our sixth consecutive year of strong top-line growth, margin expansion and double-digit adjusted EPS growth. We exceeded our financial goals for the year, with the accomplishments shown below.

  •
  Achieved net sales of approximately $6.6 billion, an increase of 8.7% over the prior year, through a balance of organic growth and acquisitions.

  •
  Excluding the impact of currency, sales grew by 8.2%; on an organic basis, sales grew by 4.2%, driven by growth in high value product categories and businesses serving emerging markets.

  •
  Although reported EPS decreased from $3.54 in 2016 to $3.13 in 2017 due to a substantial increase in our provision for income taxes to reflect the provisional estimated impact of the TCJA, adjusted EPS increased from $4.02 to $5.00, significantly exceeding the high end of the $4.30-$4.50 guidance range we gave in February 2017.

  •
  With net cash provided by operating activities of $650.1 million, delivered free cash flow of $421.7 million. Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments.

  •
  On reported net income of $281.8 million, achieved return on total capital (ROTC) of 12.9%; adjusted to exclude the net impact of the TCJA, ROTC increased to 18.8%.

  •
  Continued our disciplined approach to capital allocation by investing $226.1 million in capital expenditures to support organic growth and $319.3 million in acquisitions and equity investments, while allocating $155.5 million to dividends and $129.7 million to share repurchases.

DISCIPLINED CAPITAL ALLOCATION

        We achieved these results while maintaining a healthy balance sheet and continuing the disciplined execution of our capital allocation strategy. Over the last five years, we have allocated nearly $2 billion to dividends and repurchases. In 2017, we deployed approximately $285 million to (i) repurchase 1.5 million shares at an aggregate cost of nearly $130 million and (ii) pay an annual dividend of $1.76 per share for an aggregate amount of over $155 million. We have paid quarterly dividends for decades and raised our quarterly dividend rate by 125% since 2010; most recently, we raised the quarterly dividend rate by 10% in April 2017. Given our increased use of available capital for acquisitions and equity investments, we repurchased fewer shares in 2017 compared to prior years.

†
For complete information regarding our 2017 performance, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" — in particular the information contained under the heading "Non-GAAP Financial Measures" — and our audited consolidated financial statements and notes thereto contained in our 2017 Annual Report.

Avery Dennison Corporation  | 2018 Proxy Statement  | 40

        We have also allocated capital to investing in our businesses to support organic growth and pursuing targeted acquisitions that support our strategy of increasing our exposure to high value product categories. In 2017, we increased our spending on capital expenditures by approximately 9% over the prior year to grow our business and continued to take actions to improve our profitability and expand our margins. In addition, we successfully completed and integrated the acquisitions of (i) Hanita Coatings Rural Cooperative Association Limited, an Israel-based pressure-sensitive manufacturer of specialty films and laminates; (ii) Yongle Tape Ltd., a China-based manufacturer of specialty tapes and related products used in a variety of industrial markets; and (iii) Finesse Medical Limited, an Ireland-based manufacturer of healthcare products used in the management of wound care and skin conditions. We also made equity investments in two other companies.

THREE- AND FIVE-YEAR CUMULATIVE TSR OUTPERFORMANCE

        As shown below, with TSR of nearly 67% in 2017, we delivered cumulative TSR for the 2015-2017 three-year period and the 2013-2017 five-year period that significantly outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets (we are a member of the Materials subset, but also share many characteristics with members of the Industrials subset; investors have informed us that they look at both subsets in evaluating our relative performance, as we do internally). TSR measures the return we have provided to our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof).

1-, 3- and 5-YEAR TSR
	2013	2014	2015	2016	2017	3-Year TSR	5-Year TSR

AVY	47.5%	6.2%	23.8%	14.6%	66.7%	136.4%	270.3%

S&P 500	32.4%	13.7%	1.4%	12.0%	21.8%	38.3%	108.1%

S&P 500 Indus. & Mats.* (median)	41.0%	11.7%	(4.7)%	19.0%	27.5%	49.2%	134.8%
*
Based on companies in subsets as of December 31, 2017.

Avery Dennison Corporation  | 2018 Proxy Statement  | 41

2017 SAY-ON-PAY VOTE AND STOCKHOLDER FEEDBACK DURING 2017 ENGAGEMENT

        We continued our practice of maintaining ongoing dialogue with stockholders in 2017. The Committee made significant changes to our executive compensation program in recent years to address direct feedback from our stockholders and more closely align our LTI program with our financial profile and business strategies, demonstrating the Committee's commitment to paying for performance and being responsive to stockholder feedback. See Continuous Evolution of Compensation Program later in this CD&A. In 2017, during our ongoing stockholder engagement program, we discussed our executive compensation program with some of our stockholders, who expressed support for its current structure.

Results and Analysis of 2017 Vote

        At the 2017 Annual Meeting, approximately 94% of our stockholders approved, on an advisory basis, our executive compensation. The level of support we received was consistent with the high approval rates for the last two years. The Committee believes that our consistently high approval rate, along with the positive feedback we received during our engagement with stockholders, reflects strong support of the changes to our compensation program made in recent years, as well as our consistently improving CD&A disclosure.

Stockholder Engagement Process

        We value stockholder feedback on our executive compensation policies and practices, and we actively solicit input through our stockholder engagement program. Our ongoing engagement program takes place throughout the year, generally as shown in the graphic below.

Feedback During 2017 Engagement

        We continued our longstanding practice of open dialogue with stockholders in 2017. In advance of the 2017 Annual Meeting, we contacted our 25 largest institutional stockholders, representing almost 50% of our then-outstanding shares. Board members, including our Lead Independent Director, and management were made available to answer questions and address concerns regarding our executive compensation and governance programs and the items being brought to stockholder vote at the Annual Meeting. While we received responses from stockholders representing 25% of our then-outstanding shares, none of them felt that there was a need to substantively engage during that busy time.

Avery Dennison Corporation  | 2018 Proxy Statement  | 42

        In the fall, we reached out to our 30 largest institutional stockholders, representing nearly 55% of our then-outstanding shares, to learn what issues are important to them without the time pressures associated with proxy season. As a result of these efforts, we received responses from stockholders representing over 30% of our then-outstanding shares and spoke with stockholders representing approximately 11% of those shares. We substantively engaged with every stockholder who requested to do so.

        During our 2017 engagement, with respect to matters related to executive compensation, our stockholders expressed support for our program generally and appreciated the increased graphical disclosure in our 2017 proxy statement. In addition, we discussed our approach to human capital management, in particular our diversity and inclusion efforts, as well as the linkage between our executive incentive compensation and business strategies. We also provided additional clarification on the market-leveraged stock units (MSUs) included in our LTI program.

2017 NAMED EXECUTIVE OFFICERS (NEOs)

        In this CD&A and the Executive Compensation Tables section of this proxy statement, we provide compensation information for our 2017 NEOs, who are identified in the chart below.

2017 NEOs

NAME	TITLE
Mitchell R. Butier	President & Chief Executive Officer
Gregory S. Lovins	Senior Vice President & Chief Financial Officer
Georges Gravanis	President, Label and Graphic Materials
Anne Hill	Senior Vice President & Chief Human Resources Officer
Susan C. Miller	Senior Vice President, General Counsel & Secretary
Anne L. Bramman	Former Senior Vice President & Chief Financial Officer

        The NEOs who served at the end of our 2017 fiscal year (which excludes Ms. Bramman) are collectively referred to in this CD&A as our "Current NEOs."

OVERVIEW OF PAY PHILOSOPHY AND EXECUTIVE COMPENSATION COMPONENTS

        The Committee has designed our executive compensation program to reflect its philosophy that a substantial majority of compensation should be tied to our success in meeting our performance objectives and creating stockholder value, providing higher compensation when we deliver superior, sustained performance. The objective of this strategy is to motivate our executives to achieve our annual and long-term financial goals and recognize their contributions to delivering strong performance.

        The Committee implements its pay-for-performance philosophy primarily through the following:

  •
  Establishing total direct compensation (TDC) to incent economic and stockholder value creation, giving consideration to the market median of companies similar in size, scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention, and succession;

  •
  Aligning our annual incentives with our annual operating plan and key financial and strategic goals; and

  •
  Rewarding long-term performance using absolute and relative TSR, as well as cumulative EVA, to focus our executives on consistent and sustainable stockholder value creation.

        Incentive compensation for the year consisted of a target award opportunity under our Annual Incentive Plan (AIP) and long-term incentive (LTI) programs, with payouts determined based on our performance against goals established by the Committee in February 2017. The Committee structures annual incentive compensation to reward NEOs based on corporate or business performance to motivate them and align their compensation with stockholder interests, giving consideration to their individual contributions in achieving our financial results. Our LTI awards provide upside opportunity for exceeding performance targets and downside risk, up to and including cancellation, for failing to achieve threshold performance, with EVA targets generally consistent with our externally communicated long-term financial goals for earnings growth and ROTC. AIP targets are generally established at or above the midpoint of our annual guidance and consistent with our long-term financial goals.

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 Elements of Total Direct Compensation for Corporate NEOs

        As shown in the graph below, the substantial majority of our Current NEOs' 2017 target TDC was performance-based.

2017 Target Total Direct Compensation

*	Mr. Lovins' 2017 AIP award was prorated based on his opportunity of 40% of base salary for the first six months of the year and his opportunity of 60% of base salary for the second six months of the year. His MSUs and PUs were awarded based on his previous LTI opportunity of 120% of base salary rather than his increased LTI opportunity of 180% of base salary.

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        Over the past five years, our cumulative TSR has increased over 270% while the total compensation of our CEO has increased by only 13%. In the graph below, CEO pay reflects the compensation of our former CEO, Mr. Scarborough, from 2013 to 2015 and the compensation of our current CEO, Mr. Butier, for 2016 and 2017.

Five-Year CEO Pay and Cumulative TSR

CONTINUOUS EVOLUTION OF COMPENSATION PROGRAM

        Over the past several years, the Committee has discussed the views expressed by our stockholders and proxy advisory firms with management and Willis Towers Watson, the Committee's independent compensation consultant, and has taken several actions in light of this feedback. Highlights of these changes are shown on the timeline on the following page; together they demonstrate the Committee's ongoing evaluation of our executive compensation program and efforts undertaken to continuously evolve the program to reflect market practices and changes in our financial profile and strategic focus, as well as address feedback from our stockholders.

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 Executive Compensation Changes Made in Recent Years

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STRONG COMPENSATION GOVERNANCE PRACTICES

        Our executive compensation program incorporates the best practices shown below, which the Committee believes ensure that it serves the long-term interests of our stockholders.

POLICY OR BEST PRACTICE	DESCRIPTION AND BENEFIT TO OUR STOCKHOLDERS

PAY FOR PERFORMANCE

Majority of Compensation Performance-Based	84% of our CEO's target TDC and 67% of the average target TDC of our other Current NEOs for 2017 was tied to company performance and subject to cancellation if our performance is poor.
Capped Annual Incentive Set At or Above Midpoint of Guidance	AIP award is based primarily on our achievement of performance objectives targeted at or above the midpoint of our annual guidance and consistent with our long-term financial goals, subject to downward discretion based on the Committee's assessment of our CEO's achievement of his predetermined and objectively measurable goals and our other NEOs' individual contributions, with awards capped at 200% of target.
Majority Long-Term Equity Incentive Compensation	Our LTI awards emphasize long-term performance, with PUs cliff-vesting at the end of three years and MSUs having an average performance period of 2.5 years. Equity compensation aligns NEO interests with stockholder interests by delivering compensation based on our long-term performance and stockholder value creation.
Median Targeting	TDC (base salary + annual cash incentive opportunity + LTI equity opportunity) and its elements are targeted at the median of companies similar in size, scope and complexity, giving consideration to role responsibilities, individual performance, tenure, retention, and succession.
No Annual Stock Options	Given their past adverse impact on our burn rate and related stockholder feedback, we last made a regular grant of stock options in 2012, though they may be granted for special purposes such as promotion.

BEST PRACTICES

No Employment Contracts	Our NEOs are employed at will.
Rigorous Stock Ownership Guidelines	Our CEO is currently required to maintain 6x his annual salary; at the end of 2017, Mr. Butier owned stock with a market value of approximately 14x his annual salary. Our other Current NEOs are required to maintain ownership of at least 3x their annual base salaries. Except for Mr. Gravanis, our Current NEOs were in compliance with our stock ownership guidelines at the end of 2017.
No Hedging or Pledging	Our insider trading policy prohibits our directors and officers from hedging or pledging our common stock and all our Current NEOs are in compliance with the policy.
Limited Trading Windows	Our NEOs may only transact our common stock during approved trading windows after satsifying the clearance requirements under our insider trading policy, which now includes certifying that they will remain in compliance with our stock ownership guidelines after giving effect to the transaction they plan to effectuate.
Low Burn Rate	Our three-year average burn rate at the end of fiscal year 2017 of 0.8% was at the 50th percentile of the companies in the S&P 500.
Clawback Policy	Cash and equity incentive compensation is subject to clawback in the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results.
No Excise Tax Gross Ups	We do not gross-up payments received in connection with termination following a change of control for excise taxes.
Double Trigger Equity Vesting	Equity awards are not accelerated on change of control, unless the NEO is terminated without cause or terminates employment for good reason within 24 months thereof.
No Repricing/Exchange of Underwater Stock Options	Our equity plans prohibit the repricing or exchange of underwater options without stockholder approval.
Limited Perquisites	Other than a capped financial planning reimbursement and our payment for an annual physical examination, our corporate NEOs receive a flat taxable executive benefit allowance in lieu of enumerated perquisites that is not subject to any tax gross-up.
Reasonable Severance Benefits	Severance formula requires qualifying termination:
 CEO: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Others: 1x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums)
Reasonable Change of Control Benefits	Change of control severance formula requires qualifying termination within 24 months of a change of control:
 CEO: 3x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination
Others: 2x (annual salary + highest AIP award in last three years + cash value of 12 months of health insurance premiums) + prorated AIP award for year of termination

STRONG GOVERNANCE

Independent Oversight	The Committee is comprised solely of independent directors and its executive compensation decisions are reviewed and ratified by all of our independent directors.
Independent Expert Advice	Willis Towers Watson, which has been determined by the Committee to be independent and free of conflicts of interest, provides the Committee with expert executive compensation advice.

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SUMMARY OF COMPENSATION DECISIONS FOR 2017

        The Committee designs executive compensation to pay for performance, with the target TDC of NEOs established to incent economic and stockholder value creation, giving consideration to the market median of companies similar in size, scope and complexity with which we compete for executive talent, role responsibilities, individual performance, tenure, retention and succession. The majority of this compensation is performance-based, meaning that our executives may ultimately not realize some or all of these components of compensation if we fail to achieve our financial objectives. In 2017, approximately 84% and 67% of the TDC of our CEO and average of our other Current NEOs, respectively, was performance-based.

        In determining 2017 NEO compensation, the Committee considered the following:

  •
  Company/Business Performance — Our company's overall financial performance, including our 2017 adjusted sales growth, adjusted EPS, and free cash flow for our corporate NEOs, and, for our business NEO, the performance of our LGM business;

  •
  Stockholder Returns — Our TSR on an absolute basis, as well as relative to a designated group of peer group companies;

  •
  Annual Individual Performance — Our CEO's performance against the predetermined and objectively measurable strategic objectives established for him at the beginning of the year and the individual contributions of our other Current NEOs;

  •
  Competitiveness — Market pay practices and company performance relative to peers; and

  •
  Responsiveness to Investors — The results of our 2017 say-on-pay vote and feedback on our executive compensation received during our ongoing stockholder engagement program.

        The key elements of 2017 NEO target TDC are shown in the following table. While we provide consistent, market-competitive TDC opportunities for our NEOs, the actual compensation they realize varies year-to-year based primarily on company and business performance; for 2017, the incentive compensation realized by our NEOs was based solely on performance.

2017 TOTAL DIRECT COMPENSATION (TDC)

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2017 EXECUTIVE COMPENSATION

FIXED Base Salary 16% of TDC for CEO; Avg. 33% of TDC for Other Current NEOs	Provides fixed, market competitive monthly income for performing daily responsibilities	Excluding promotions, the Committee provided NEOs limited salary increases of 3%, consistent with the average increase for U.S. employees, except for Mr. Gravanis, whose base salary increased by 5% to reflect the size and scope of his role.

PERFORMANCE-BASED CASH Target AIP Award Capped at 200% of target 18% of TDC for CEO; Avg. 20% of TDC for Other Current NEOs	Provides variable, cash-based incentive to motivate our executives to grow sales, increase profitability and deliver strong free cash flow consistent with our annual financial goals

AIP opportunity based on market survey data; financial modifier based on corporate or business performance; capped individual modifier based on our CEO's achievement against predetermined and objectively measurable strategic objectives and our other NEOs' individual contributions

The only change to NEO target AIP opportunities in 2017 was an increase in Mr. Lovins' target AIP opportunity from 40% to 60% of base salary in connection with his promotion to CFO. His 2017 AIP award was prorated to reflect 40% of base salary for the first six months of the year and 60% of base salary for the second six months of the year.

Our company or business performance resulted in financial modifiers of 170% and 127% for our corporate NEOs and our business NEO (Mr. Gravanis), respectively.

The Committee determined in February 2017 generally to cap the individual modifiers for our CEO and the NEOs reporting to him at 100% (rather than the 150% applicable to other AIP participants) to prioritize delivery of long-term company and business performance and advance its pay-for-performance philosophy. The Committee approved individual modifiers of 100% for all Current NEOs.

2017 AIP awards fell within the range of 127% to 170% of target.

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2017 TOTAL DIRECT COMPENSATION (TDC)

COMPONENT	DESCRIPTION	DECISIONS IMPACTING 2017 EXECUTIVE COMPENSATION

PERFORMANCE-BASED EQUITY LTI Awards 66% of TDC for CEO; Avg. 47% of TDC for Other Current NEOs	Provides variable, equity-based incentive compensation to align NEO interests with stockholder interests and drive long-term value creation

LTI opportunity based on market survey data; award vehicles, performance criteria and weightings based on expert advice and recommendations of Willis Towers Watson

LTI Awards Granted in 2017

•

There were the following changes to NEO target LTI opportunities for 2017: (i) an increase in Mr. Butier's target LTI opportunity from 400% to 425% of base salary to bring his target LTI opportunity closer to the market median and (ii) an increase in Mr. Lovins' target LTI opportunity from 120% to 180% of base salary in connection with his promotion to CFO; however, his 2017 annual LTI awards were granted based on his previous target LTI opportunity.

•

50% in PUs that cliff-vest at the end of a three-year period with payout ranging from zero to 200% subject to our achieving at least the threshold level of performance for the cumulative EVA and relative TSR performance objectives established for the award. The payout for the TSR component is capped at 100% of target for any three-year performance period in which absolute TSR is negative. There were no changes to the performance objectives or weightings from the prior year.

•

50% in MSUs that vest based on our absolute TSR over one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years. Consistent with recent years, the performance criteria were as follows: (i) the threshold performance level for absolute TSR, which results in a payout of 85%, was –15%; (ii) the target performance level, which results in a payout of 100%, requires a TSR of 10%; and (iii) the maximum performance level, which results in a payout of 200%, requires a TSR of 75%.

•

The Committee approved a one-time special equity award to Mr. Lovins in connection with his promotion to CFO. He was granted RSUs with a grant date fair value of approximately $550,000 on September 1, 2017, which vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to his continued service.

LTI Awards Vesting in 2017

•

Our 2015-2017 TSR was at the 97th percentile of an objectively determined peer group established in February 2015. Cumulative EVA for our company was over $601 million, exceeding the maximum level of performance. The PUs granted in 2015 for the 2015-2017 performance period vested at 200% of target for all of our Current NEOs.

• MSUs
4th Tranche payout for MSUs granted in 2014
— Paid out at 200% of target
3rd Tranche payout for MSUs granted in 2015
— Paid out at 200% of target
2nd Tranche payout for MSUs granted in 2016
— Paid out at 200% of target
1st Tranche payout for MSUs granted in 2017
— Paid out at 188% of target
2017 TDC TARGETED AT MEDIAN

        In addition to these primary elements of our executive compensation program, we also provide our NEOs with limited perquisites and benefits that the Committee believes are comparable to those offered by other multinational public companies.

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DISCUSSION OF COMPENSATION COMPONENTS AND
DECISIONS IMPACTING 2017 COMPENSATION

        The Committee aims to have base salaries at the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Committee's pay-for-performance philosophy, driving higher realized compensation when our financial performance is stronger and lower realized compensation when our financial performance is weaker. In addition, it provides the Committee with the flexibility to respond to changing business conditions, manage compensation to reflect career progression, and adjust compensation to reflect differences in executive experience and performance.

BASE SALARY

        Increases in base salary are generally driven by the average percentage merit increase given to our U.S. employees, subject to marginal increase or decrease based on the NEO's performance and the market median for positions with similar scope and responsibility. In February 2017, the Committee approved base salary increases of 3% for our then-serving NEOs consistent with the average increase for U.S. employees, except for Mr. Gravanis, whose base salary increased by 5% to reflect the size and scope of his role.

2017 AIP AWARDS

        The 2017 AIP was designed to incent management to create long-term stockholder value. NEOs are not eligible for guaranteed AIP awards. AIP awards are determined for each fiscal year using the formula below. Individual modifiers for NEOs are generally capped at 100%.

Target AIP Opportunities

        As a percentage of 2017 year-end base salary, the target AIP opportunities for 2017 were 125% for Mr. Butier; 75% for Ms. Bramman and Mr. Gravanis; 60% for Mses. Hill and Miller; and 50% for Mr. Lovins. Mr. Lovins' 2017 AIP award was prorated to reflect his target AIP opportunity of 40% of base salary for the first six months of the year and his target AIP opportunity of 60% of base salary for the second six months of the year.

AIP Performance Objectives and Weightings; Target-Setting Principles

        The following performance objectives and weightings for the 2017 AIP were established and weighted by the Committee, in consultation with Willis Towers Watson. Our CEO, Chief Human Resources Officer and then-serving CFO participated during portions of the meetings during which the Committee reviewed and recommended performance objectives for our AIP and analyzed our performance against these objectives.

        For our business participants (including Mr. Gravanis), the Committee determined to link 75% of the AIP financial modifier to their respective business' results and 25% to corporate results. Business performance objectives were designed to be achievable only if the relevant business substantially improved upon its 2016 performance and delivered results consistent with the achievement of our 2014-2018 financial targets.

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2017 AIP TARGETS

        In setting the targets for these objectives, the Committee aimed to ensure consistency with our long-term financial targets and require adjusted sales growth and adjusted EPS improvement from the results achieved in the prior year. These were the same objectives and weightings used for purposes of the 2016 AIP to continue incenting our NEOs to increase sales on an organic basis, improve profitability, and generate strong free cash flow.

        Target adjusted sales growth was set at the low end of our long-term target, reflecting top-line challenges in the retail apparel market served by our RBIS business; however, the target required improvement from the prior year. Target adjusted EPS was established above the midpoint of the guidance we announced to investors in February 2017 and represented a 11% increase (a 16% increase on a currency neutral basis) from our 2016 results for this measure. Although we did not externally communicate a free cash flow target as part of our 2018 goals, we continue to expect our businesses to generate strong free cash flow, an important metric used internally and by our investors in evaluating our performance. Although lower than our 2016 result, our 2017 target for free cash flow reflected increased capital expenditures planned for 2017 to support future growth and achieve our 2017-2021 financial targets.

CORPORATE 2017 AIP TARGETS VS. 2014-2018 TARGETS AND 2016 RESULTS
	2014-2018 Target	2016 Results	2017 AIP Target
Adjusted Sales Growth	4%-5%	3.9%	4.0%
Adjusted EPS	12%-15%+ Growth	$4.02	$4.45 (up 11% from 2016*)
Free Cash Flow	N/A	$387M	$355M

*	On a currency neutral basis, the 2017 AIP target for adjusted EPS was 16% higher than the results we achieved in 2016.

Financial Modifiers

        Financial modifiers are capped at 200%. Consistent with prior years, in evaluating our achievement of these performance objectives, the Committee has the discretion to exclude the impact, positive or negative, of extraordinary items such as acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; changes in accounting principles, tax codes or related regulations and rulings; extraordinary events such as natural disasters, terrorism and war; costs related to the early extinguishment of debt; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets.

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        The table below shows the AIP financial modifiers for our NEOs for 2017. As shown, we exceeded the target level established for all of the performance objectives established for our corporate NEOs and two of the performance objectives established for our business NEO. Our corporate and business performance resulted in an AIP financial modifier of 170% for our corporate Current NEOs and 127% for our business NEO. Because she was not employed at the end of 2017, Ms. Bramman was not eligible for a 2017 AIP award.

2017 AIP FINANCIAL MODIFIERS

NEO	PERFORMANCE OBJECTIVE	WEIGHTING	THRESHOLD (50%)	TARGET (100%)	MAXIMUM (200%)	2017 ACTUAL	MODIFIER	WEIGHTED AVERAGE MODIFIER
Butier Lovins	Total Company Adjusted Sales Growth(1)	20%	1.9%	4.0%	8.1%	4.2%	105%	21%

Hill Miller	Total Company Adjusted EPS(2)	60%	$4.20	$4.45	$4.95	$4.96	200%	120%

	Total Company Free Cash Flow(3)	20%	$280M	$355M	$505M	$423M	143%	29%

Corporate NEO Financial Modifier								170%

Gravanis	Total Company Adjusted EPS(2)	25%	$4.20	$4.45	$4.95	$4.96	200%	50%

Label and Graphic Materials (LGM)	LGM Adjusted Sales Growth(4)	20%	2.9%	5.0%	8.4%	4.2%	78%	16%

	LGM Adjusted Net Income(4)(5)	35%	$366M	$385M	$424M	$384M	96%	33%

	LGM Free Cash Flow(4)	20%	$251M	$291M	$371M	$322M	140%	28%

Business NEO Financial Modifier								127%

(1)
Total Company Adjusted Sales Growth refers to reported sales growth of 8.7%, adjusted for the impact of currency translation of (0.5)% and the net impact of acquisitions and product line divestitures of (3.9)%. Total does not sum due to rounding.

(2)
Total Company Adjusted EPS refers to reported net income per common share, assuming dilution, of $3.13, adjusted for tax-effected restructuring costs, impact of the TCJA and other items of $1.87 and excluding the $.04 positive impact of the three acquisitions completed in 2017.

(3)
Total Company Free Cash Flow refers to cash flow from operations of $650.1 million, minus purchases of property, plant and equipment of $190.5 million and software and other deferred charges of $35.6 million, plus proceeds from sales of property, plant and equipment of $6.0 million, minus purchases of investments of $(8.3) million, plus cash flow of $1.3 million from the negative impact of the three acquisitions in 2017. Free cash flow is measured quarterly to ensure consistent management of working capital throughout the year, subject to adjustment if the full-year target is not achieved. While total company free cash flow was 119% of target, our average quarterly performance resulted in a modifier of 143% for that objective.

(4)
Adjusted sales growth, adjusted net income and free cash flow measures at the segment level are internal metrics. These metrics either exclude or make simplifying assumptions for items that cannot be allocated precisely by segment, such as interest and income tax expenses, and related balance sheet accounts, such as deferred tax assets and liabilities, income tax payables and receivables, and short- and long-term debt. Certain balance sheet accounts such as pension and other postretirement benefits and insurance that are generally managed at the corporate level, as well as the impact of foreign currency translation, are also excluded from the calculation of these metrics for the segments. In certain limited circumstances, one-time items may be excluded from segment adjusted net income. The impact of intercompany sales is included in segment metrics. While LGM's free cash flow was 111% of target, its average quarterly performance resulted in a modifier of 140% for that objective.

(5)
Adjusted net income refers to reported net income adjusted for tax-effected restructuring costs, the impact of the TCJA and other items.

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NEO Performance Evaluations & Individual Modifiers

        Our NEOs are evaluated on their individual performance for the year, with the Committee approving our CEO's goals for the year and our CEO approving the goals of our other NEOs. The NEOs' performance is assessed in February of the following year. For the NEOs other than our CEO, this assessment considers the totality of their performance rather than assigning weightings to their performance goals. Individual modifiers for all participants are capped at 150%, subject to the total cap on AIP awards of 200%.

        In February 2017, our CEO recommended and the Committee agreed that for 2017 his individual modifier and that of the NEOs reporting to him generally be capped at 100%. All of the 2017 NEO individual modifiers were capped at 100%.

        The Committee reviewed and evaluated our CEO's 2017 performance, taking into account his performance against the predetermined and objectively measurable strategic objectives established in February 2017, his self-assessment of his performance, and market reference and other data provided by Willis Towers Watson. Our CEO is not involved in the decisions regarding his compensation, which are determined by the Committee meeting in executive session with Willis Towers Watson. The Committee determined the individual modifier for our CEO based on its assessment of his performance, within the context of the cap described above.

        For 2017, the Committee evaluated the performance of our CEO, determining that he substantially achieved or exceeded each of his strategic objectives for the year, as shown in the chart below.

2017 CEO PERFORMANCE EVALUATION

STRATEGIC OBJECTIVE	WEIGHTING	EVALUATION
Drive outsized growth in high value categories — Achieve growth objectives for Graphics, Specialty, RFID and industrial tapes; integrate acquisitions and continue building M&A pipeline; and develop Intelligent Labels platform across LGM and RBIS	25%	Although growth objectives in Graphics and Specialty were not achieved, exceeded growth objectives for RFID and industrial tapes; built robust M&A pipeline; and made substantial progress developing Intelligent Labels platform
Grow profitably in base business — Maintain share in LGM's base product categories; grow volumes in RBIS' base categories; and achieve growth objectives in base business of Vancive Medical Technologies (Vancive)	25%	Gained share in LGM's base product categories; substantially grew volume in RBIS' base categories; and returned Vancive's base business to significant growth in the second half of the year
Continue relentless focus on productivity — Achieve targeted RBIS restructuring savings and ensure profitability of Vancive's base business	15%	Achieved targeted RBIS restructuring savings and achieved profitability for Vancive's base business by the fourth quarter of the year
Deploy capital effectively — Invest in capital expenditures to enable future growth; issue European-based debt to fund business and acquisitions; and repurchase shares	15%	Substantially delivered targeted capital expenditures; issued €500 million of senior notes due in 2025; and repurchased shares in disciplined and appropriate manner
Succession planning — Refine executive leadership development plans; execute regional business leader transitions; and develop CEO succession strategy to ensure availability of ready-now successors	15%	Refined executive leadership-plans; executed regional business leader transitions; and made substantial progress with CEO succession strategy by identifying and developing potential successors
Sustainability/Diversity — Make progress toward 2025 sustainability goals, including reduce greenhouse gas (GHG) emissions by 3%; ensure at least 90% of sites are landfill free; and improve enterprise-wide gender diversity at the level of manager and above	5%	GHG emissions decreased by over 10% from prior year; over 90% of sites were landfill-free; and enterprise-wide gender diversity at the level of manager and above increased by 1% from prior year

Individual Modifier Based on Committee Evaluation		100%

BASED ON PERFORMANCE AGAINST PREDETERMINED AND MEASURABLE STRATEGIC OBJECTIVES

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        Our CEO recommended to the Committee the individual modifiers for our other Current NEOs based on his assessment of their 2017 performance. The Committee considered our CEO's recommendations and challenged his assessments as needed, while retaining the discretion to approve individual modifiers for our other Current NEOs lower than what the CEO had recommended. Other than discussing with our CEO their performance against their individual performance plans, our other Current NEOs played no role in their compensation determinations.

        In determining the individual modifiers for our other Current NEOs and recognizing that the cap of 100% eliminated the potential upside from the individual modifier on their AIP awards, the Committee highlighted the following regarding the 2017 performance of the other Current NEOs:

    •
    Mr. Lovins — Transitioned from Treasurer to Chief Financial Officer; led our finance function, delivering results that exceeded our 2017 goals for organic sales growth, adjusted EPS and free cash flow; and continued disciplined execution of capital allocation.

    •
    Mr. Gravanis — Led our LGM business, delivering strong performance on key financial metrics; improved productivity, service and quality; integrated two acquisitions while expanding organizational capability to better serve high value product categories.

    •
    Ms. Hill — Led our human resource and communications functions with particular focus on executive succession planning; diversity and inclusion initiatives; employee engagement; and the development and communication of our evolved values to support our business strategies.

    •
    Ms. Miller — Led our legal function with particular focus on acquisitions and other investments; business transformation initiatives; and enhancements to our Values and Ethics program, including our updated Code of Conduct.

        Based on the above assessments and after giving consideration to the recommendations of our CEO (other than with respect to himself), the Committee approved individual modifiers of 100% for all Current NEOs.

AIP Awards

        Our NEOs received the AIP awards shown in the table below for 2017, based on their respective base salary, AIP opportunity, financial modifier and individual modifier.

2017 AIP AWARDS

NEO	2017 YE BASE SALARY	AIP OPPORTUNITY	TARGET AIP AWARD	FINANCIAL MODIFIER	INDIVIDUAL MODIFIER	AIP AWARD
Butier	$1,133,000	125%	$1,416,250	170%	100%	$2,407,625
Lovins*	$550,000	50%	$275,000	170%	100%	$467,500
Gravanis*	$628,595	75%	$471,446	127%	100%	$598,737
Hill	$532,045	60%	$319,227	170%	100%	$542,686
Miller	$547,694	60%	$328,616	170%	100%	$558,647
Bramman**	$575,025	75%	$431,269	—	—	—

*
Mr. Lovins' AIP award was prorated based on his AIP opportunity of 40% of base salary for the first half of the year and his AIP opportunity of 60% of base salary for the second half of the year. Amounts for Mr. Gravanis were converted from euros using the exchange rate as of our fiscal year-end.

**
Ms. Bramman did not receive an AIP award since she was not employed at the end of 2017.

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2017 GRANTS OF LTI AWARDS

        Our LTI program provides variable incentive compensation to enhance alignment of executive interests with stockholder interests and drive long-term value creation. The annual LTI awards granted in 2017 were fully performance-based and delivered through the following equity vehicles:

  •
  50% in PUs that cliff-vest at the end of a three-year period subject to our achievement of the cumulative EVA and relative TSR performance objectives established for the award; and

  •
  50% in MSUs that vest at the end of the one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years, based solely on our absolute TSR.

        Annual LTI awards were granted on February 23, 2017, the day our Board held its regularly-scheduled meeting. The Committee does not offset the loss or gain of prior year grants in determining current year grants as doing so would compromise the intended risk/reward nature of these incentives. Actual amounts realized from the vesting of these awards will be based on our performance, as well as our stock price, at the time of vesting.

        Although we have suspended the regular grant of stock options and time-vesting RSUs to our executives, special awards may be granted by the Committee for hiring, promotion, retention and/or incentive purposes, with the awards granted on the first day of the last month of the calendar quarter following the event or decision to make such a grant. In connection with his promotion to CFO, Mr. Lovins was granted a special one-time award of RSUs with a grant date fair value of approximately $550,000 on September 1, 2017, which vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to his continued service.

Target LTI Opportunity

        As a percentage of base salary, the target LTI opportunities for our NEOs were 425% for Mr. Butier; 120% for Mr. Lovins; 180% for Mr. Gravanis and Mses. Hill and Miller; and 200% for Ms. Bramman. In 2017, (i) Mr. Butier's target LTI opportunity increased from 400% to 425% of base salary to bring his LTI opportunity closer to the market median and (ii) Mr. Lovins' target LTI opportunity increased from 120% to 180% of base salary in connection with his promotion to CFO; however, his 2017 annual LTI awards were granted based on his previous target LTI opportunity. Target LTI award opportunities represented approximately 66% and 47%, respectively, of our CEO's, and other Current NEOs' average, total incentive compensation.

Performance Units (PUs)

        Awarded under our 2017-2019 Mid-Term Incentive Plan (MTIP), PUs cliff-vest in shares of our common stock after the end of a three-year period at threshold (50% payout), target (100% payout) and maximum (200% payout) levels based on our achievement of the performance objectives established for the award. PUs do not accrue dividend equivalents and are not counted towards measuring compliance with our stock ownership guidelines.

        Consistent with the 2016-2018 MTIP, the Committee selected the following performance objectives for the 2017-2019 MTIP. The Committee believes that these objectives continue to appropriately align executive compensation with the long-term interests of our stockholders because delivering cumulative EVA and strong TSR relative to peer companies directly impacts both the number of shares executives may receive at vesting and the value creation we provide to our stockholders.

  •
  Cumulative EVA, weighted 50% for our corporate NEOs (based on our total company EVA) and 75% for our business NEO (based on LGM's cumulative EVA). EVA is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from our after-tax operating profit. The Committee established corporate EVA goals consistent with our 2014-2018 targets and our key financial objective of delivering superior TSR, with the target payout at the low end of these targets and the maximum payout at the high end of these targets. Targets for our businesses focused on EVA change compared to the prior three-year period, with the target payout for executives linked to our LGM business (including Mr. Gravanis) requiring positive EVA and significant change in EVA, with the cost of capital being fixed over the performance period, but reassessed annually for new cycles. Average invested capital is targeted to increase at a rate substantially below our targeted rate of organic sales growth. Unlike under the AIP, cash restructuring charges — which include severance and related costs and exclude asset impairment charges and lease and other contract cancellation costs — are included in EVA calculations as it is expected that these investments will generate a return over the MTIP's longer performance period (in contrast to the AIP). Whether linked to corporate or business results, the 2017-2019 EVA targets require continued improvement in our performance.

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  •
  Relative TSR compared to an objectively determined peer group of companies, weighted 50% for our corporate NEOs and 25% for our business NEO. TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment thereof), expressed as a percentage. Consistent with its pay-for-performance philosophy, the Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably relative to the designated peer group. The Committee set the threshold payout level at TSR at the 40th percentile, the target payout level at TSR at the 50th percentile and maximum payout level at TSR at the 80th percentile, which were the same levels used for the 2016-2018 MTIP. Reflecting previously received stockholder feedback, payouts for the relative TSR component of these PUs is capped at 100% of target if our absolute TSR is negative for the 2017-2019 performance period. In assessing the rigor of the TSR objectives, the Committee noted that our stock price and TSR had substantially increased in the last few years; as a result, performing at the median relative to our peers over the 2017-2019 performance period would represent solid performance, particularly in light of our relatively high exposure to foreign currency translation risk and the end market challenges in the apparel industry served by our RBIS business.

        Consistent with the 2016-2018 MTIP and upon the recommendation of Willis Towers Watson, to benchmark TSR, the Committee continued utilizing a peer group(‡) comprised of U.S. companies (i) in similar industries based on their classification in one of five GICS groups (diversified chemicals, specialty chemicals, metal and glass containers, paper packaging, and paper products) and (ii) with revenues during the last twelve months of $1 billion to $20 billion. Based on the formulaic application of the same objective criteria, the peer group changed from the prior year as follows: (i) GCP Applied Technologies was added because it became a public company and met the other criteria; (ii) Domtar Corp. was added because its GICS code was reclassified; (iii) Olin Corp. was deleted because its GICS code was reclassified; (iv) AEP Industries Inc. was deleted because it was acquired; and (v) Innospec Inc. was deleted because its last twelve months' revenues fell below $1 billion.

2017-2019 MTIP

NAME	PERFORMANCE OBJECTIVES	WEIGHTING
Butier Lovins Hill Miller Bramman	Total Company Cumulative EVA Relative TSR	50% 50%
Gravanis	LGM Cumulative EVA Relative TSR	75% 25%

Market-leveraged Stock Units (MSUs)

        In 2013, based on the expert advice and recommendation of Willis Towers Watson, the Committee began granting our NEOs MSUs, which are LTI awards that:

  •
  Are fully performance-based because they are tied to our absolute TSR performance, which represents appreciation in our stock price and dividends paid; and

  •
  Have one-, two-, three- and four-year performance periods, with an average performance period of 2.5 years.

(‡)
The following companies comprise the peer group for purposes of the 2017-2019 MTIP: A. Schulman, Inc.; Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holdings; Axalta Coating Systems Ltd.; Ball Corporation; Bemis Company, Inc.; Berry Plastics Group, Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Domtar Corporation; Eastman Chemical Company; Ecolab Inc.; Ferro Corporation; GCP Applied Technologies Inc., Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; International Flavors & Fragrances Inc.; KapStone Paper and Packaging Corporation; Kraton Corporation; Minerals Technologies Inc.; NewMarket Corporation; Owens-Illinois Inc.; Packaging Corporation of America; P.H. Glatfelter Company; Platform Specialty Products Corporation; PolyOne Corporation; PPG Industries Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Chemours Company; The Sherwin-Williams Company; Valhi Inc.; W.R. Grace & Co.; and WestRock Company.

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        The Committee wanted to use an equity vehicle that has one-, two-, three- and four-year performance periods because MSUs replaced stock options and RSUs, both of which vested ratably over four years. The transition to granting MSUs was made to address burn rate concerns raised by our stockholders and increase the performance linkage of our LTI program. MSUs were designed to achieve the combined objectives of our previous equity vehicles, including retention (similar to RSUs) and the provision of meaningful upside opportunity tied to stock price appreciation (similar to stock options, but more limited due to fewer shares earned for target performance and a cap on the number of shares that can be earned above target), while making the LTI program fully performance-based. The Committee continues to believe that retention is an important objective of our executive compensation program.

        MSUs vest based on our performance as shown on the graph below, with the number of shares paid out based solely on our absolute TSR and the value realized reflecting both the number of shares paid out as well as our stock price at the time of vesting. Although dividend equivalents accrue on MSUs during the performance period, they are earned and paid only at vesting; as such, if the threshold level of performance were not achieved, any dividend equivalents accrued during the performance period would be cancelled.

        The number of shares paid out at vesting for the MSUs granted in 2014 reflected the performance criteria shown on the left below, resulting in every 1% increase in TSR increasing the payout by 1%. The Committee significantly changed the MSU program beginning in 2015, making the threshold and target performance criteria more challenging to reflect stockholder feedback and our improved financial profile, as shown on the right below. To help mitigate the effect on participants of more challenging threshold and target hurdles, the Committee also proportionally increased the number of shares paid out for achieving threshold performance from 70% to 85% and decreased the TSR required for a maximum payout from 100% to 75%. As a result, every 1% increase in TSR above 10% increases the payout by 1.54%. The Committee determined to maintain the same MSU program for 2017 to continue observing payout experience to ensure that the program's revised structure is achieving the Committee's goals.

2013/2014 MSUs			2015/2016/2017 MSUs

	ABSOLUTE TSR	UNIT PAYOUT		ABSOLUTE TSR	UNIT PAYOUT
Cancelled	<-30%	0%	Cancelled	<-15%	0%
Threshold	-30%	70%	Threshold	-15%	85%
Target	0%	100%	Target	10%	100%
Above Target	>0%	>100%	Above Target	>10%	>100%
Maximum	100%	200%	Maximum	75%	200%

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Annual LTI Awards

        Our NEOs were granted the annual LTI awards shown in the table below in February 2017. The number of awards granted was based on the NEO's (i) base salary at year-end 2016 and (ii) target LTI opportunity, with the number of PUs based on a grant date fair value equal to the average closing price for shares of our common stock during the first ten trading days of February 2017 and the number of MSUs based on a grant date fair value determined by a Monte-Carlo simulation using the trading days of January 2017. As a result of these methodologies used to determine grant date fair value, awarded LTI values slightly exceeded target LTI values.

2017 ANNUAL LTI AWARDS

NEO	2016 YE BASE SALARY	TARGET LTI OPPORTUNITY	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)	LTI VALUE
Butier	$1,100,000	425%	29,452	$2,526,940	25,574	$2,337,476	$4,864,416
Lovins(1)	$412,000	120%	3,114	$267,177	2,705	$247,243	$514,420
Gravanis(2)	$542,034	180%	6,147	$496,547	5,337	$487,807	$984,354
Hill	$516,548	180%	5,858	$502,608	5,086	$464,872	$967,480
Miller	$531,742	180%	6,030	$517,366	5,236	$478,570	$995,936
Bramman(3)	$575,025	200%	7,246	$621,697	6,291	$575,015	$1,196,712

(1)
Mr. Lovins' target LTI opportunity reflects his previous opportunity since his promotion to CFO occurred after the February 2017 grant date.
(2)
Mr. Gravanis' base salary was converted from euros using the exchange rate as of our fiscal year end.
(3)
The LTI awards granted to Ms. Bramman were cancelled upon the termination of her employment before our fiscal year-end.

2017 VESTING OF PREVIOUSLY GRANTED LTI AWARDS

2015-2017 MTIP PUs Eligible For Vesting

        The PUs granted to our NEOs in February 2015 were eligible for vesting at the end of 2017 based (i) for our corporate NEOs (excluding Mr. Lovins, who was an LGM employee in February 2015 and received PUs with the same performance criteria as our business NEO), 50% on our total company's cumulative three-year EVA and 50% on our three-year relative TSR compared to a peer group§ of companies determined using the same objective criteria used for the 2017-2019 MTIP and (ii) for Mr. Lovins and our business NEO, 75% on LGM's cumulative three-year EVA and 25% on our three-year relative TSR. The key goal-setting principle in setting cumulative EVA targets was to be consistent with our long-term financial goals for growth and ROTC, which the Committee believes translate into delivering above-average TSR.

        The target for corporate EVA — cumulative EVA of $446 million — was consistent with our 2014-2018 targets for organic sales growth and operating margin, and recognized that increasing sales and operating margin, together with balance sheet efficiency, are key drivers of EVA improvement. The target was nearly three times higher than our cumulative EVA for the three-year period ending in 2014. EVA required for maximum payout — cumulative EVA of $497 million — was consistent with the high end of our long-term growth and operating margin targets. As shown on the following page, we delivered total company cumulative EVA of over $601 million during the 2015-2017 performance period, resulting in a payout of 200% for the EVA component for our corporate NEOs (excluding Mr. Lovins).

§
The following companies comprised the peer group at vesting for purposes of the 2015-2017 MTIP: A. Schulman, Inc.; Albermarle Corporation; AptarGroup, Inc.; Ashland Global Holding; Axalta Coating Systems Ltd.; Ball Corporation; Bemis Company, Inc.; Berry Plastics Group, Inc.; Celanese Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Eastman Chemical Company; Ecolab Inc.; Ferro Corporation; FMC Corp; Graphic Packaging Holding Company; Greif Inc.; H.B. Fuller Company; Huntsman Corporation; International Flavors & Fragrances Inc.; KapStone Paper and Packaging Corporation; Kraton Performance Polymers Inc.; Minerals Technologies Inc.; NewMarket Corporation; Olin Corp.; Owens-Illinois Inc.; Packaging Corporation of America; P.H. Glatfelter Company; PolyOne Corporation; PPG Industries Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Silgan Holdings Inc.; Sonoco Products Company; Stepan Company; The Sherwin-Williams Company; Valhi Inc.; Verso Paper Corporation; and W.R. Grace & Co.

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2015-2017 MTIP: CORPORATE CUMULATIVE EVA

(In millions)	2015	2016	2017	CUMULATIVE
Adjusted EBIT(1)	$483.6	$586.4	$656.6
Taxes(2)	$(159.1)	$(192.3)	$(183.8)

	$324.5	$394.1	$472.8
Capital charge(3)	$(182.8)	$(185.3)	$(221.9)

EVA	$141.7	$208.8	$250.9	$601.4

(1)
Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs and other items. Adjusted EBIT is a non-GAAP financial measure and is reconciled to GAAP in Appendix A of this proxy statement.
(2)
Based on an effective tax rate of 32.9%, 32.8% and 28.0% for fiscal years 2015, 2016 and 2017, respectively. The effective tax rate for 2017 represents the full-year GAAP rate, adjusted to include the impact of previously planned repatriation of foreign earnings for the fourth quarter of 2017 and exclude the impact of the TCJA.
(3)
8.5% of average invested capital of $2.15 billion, $2.18 billion and $2.61 billion for fiscal years 2015, 2016 and 2017, respectively, using an annual five-point average (December of prior year and March, June, September and December of current year) of short- and long-term debt plus equity.

        The cumulative EVA generated by our LGM business also exceeded the target established by the Committee. The payout for the EVA component for Mr. Lovins and our business NEO was 200%. Due to the competitively sensitive nature of information on business-level EVA, targets and actual results are not disclosed. Information regarding the goal-setting process and rigor of the EVA performance objectives has been included in the discussion of the 2017-2019 MTIP on the previous page.

        TSR for the period was at the 97th percentile of the peer group, resulting in a 200% payout for this component for all Current NEOs.

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MSUs Eligible for Vesting

        Four tranches of MSUs were eligible for vesting at the end of 2017 based on our absolute TSR for the four-, three-, two-, and one-year performance periods shown below, with the number of shares paid out at vesting determined in accordance with the following formula:

4TH TRANCHE PAYOUT FOR MSUS GRANTED IN 2014	3RD TRANCHE PAYOUT FOR MSUS GRANTED IN 2015

4-Year performance period: 2014-2017	3-Year performance period: 2015-2017
Paid out at 200% of target	Paid out at 200% of target
2ND TRANCHE PAYOUT FOR MSUS GRANTED IN 2016	1ST TRANCHE PAYOUT FOR MSUS GRANTED IN 2017

2-Year performance period: 2016-2017	1-Year performance period: 2017
Paid out at 200% of target	Paid out at 188% of target

PERQUISITES

        Consistent with market practices, our corporate NEOs receive the perquisites shown in the chart below. We do not reimburse our NEOs for the tax consequences of their receipt of these perquisites.

LIMITED PERQUISITES

PERQUISITE	DESCRIPTION AND LIMITATIONS	BENEFIT TO STOCKHOLDERS
Executive Benefit Allowance	$70,000 for CEO and $65,000 for our other NEOs; not increased since program inception in 2011; taxable to NEO with no gross-up	Flat allowance reduces expense of administering a variety of separate perquisites
Financial Planning	Annual reimbursement of up to $25,000 for our CEO and $15,000 for our other NEOs; taxable to NEO with no gross-up	Allows executives to focus on job duties
Annual Physical Examination	Paid directly to the service provider only to the extent actually used; as such, not taxable to our NEOs	Facilitates maintenance of good overall health by key company leaders

        Mr. Gravanis receives an automobile allowance consistent with customary executive benefit programs in the Netherlands. He also receives taxable dependent tuition assistance. For more information, see footnote (5) of the 2017 Summary Compensation Table.

RELOCATION AND OTHER TEMPORARY BENEFITS

        We provide relocation assistance to some of our senior level employees, which may include our NEOs. Mr. Lovins received a one-time taxable lump-sum payment of $100,000 as compensation for the expenses associated with traveling from his home to our headquarters; provided, however, that if Mr. Lovins leaves within 12 or 24 months of his appointment date, he is required to repay 100% or 50%, respectively, of this lump-sum payment. If Mr. Lovins in the future utilizes our relocation assistance services on terms and conditions substantially similar to our other relocating executives, this lump-sum amount will be deducted from any benefits provided at that time. In addition, Mr. Lovins received an interim monthly cash stipend and temporary housing assistance during his service as our Interim CFO. For more information, see footnote (5) of the 2017 Summary Compensation Table.

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GENERAL BENEFITS

Nonqualified Deferred Compensation Benefits

        Our U.S. NEOs are eligible to participate in our nonqualified deferred compensation plan, which allows eligible U.S. employees to defer up to 75% of their base salary and up to 90% of their AIP award. Although we previously allowed deferral of LTI awards, we suspended this plan feature in 2015. The plan provides NEOs and other eligible employees with a long-term capital accumulation opportunity because deferred amounts accumulate on a pre-tax basis. Participating executives may select from a number of investment options. Our only deferred compensation plan currently open for deferrals does not offer above-market interest rates. Deferrals are 100% vested.

        We made an annual contribution in early 2017 to the deferred compensation accounts of our NEOs of up to 6% of 401(k) eligible earnings and deferred compensation in excess of the Internal Revenue Code of 1986, as amended (the "Code") compensation limit. This benefit was designed to supplement 401(k) contributions that are limited under the Code.

        For additional information regarding our deferred compensation plan and accrued NEO benefits thereunder, see 2017 Nonqualified Deferred Compensation in Executive Compensation Tables.

Retirement Benefits

        Our U.S. NEOs are eligible for retirement benefits under our U.S. pension plan and our benefit restoration plan, a nonqualified excess benefit plan, in each case subject to the same terms and conditions as our other eligible U.S. employees. Because we froze the accrual of benefits under these plans as of December 31, 2010, none of our eligible NEOs accrued additional retirement benefits during 2017. For additional information regarding these plans and accrued NEO benefits thereunder, see 2017 Pension Benefits in Executive Compensation Tables. Mr. Gravanis has legally mandated retirement benefits in his previous work location of France and his current work location of the Netherlands.

Defined Contribution Benefits

        Our U.S. NEOs are eligible to participate in our employee savings plan, a qualified 401(k) plan that permits U.S. employees to defer up to 100% of their eligible earnings less payroll deductions to the plan on a pre-tax basis and 25% of their eligible earnings on an after-tax basis, subject to the annual limit prescribed by the Internal Revenue Service (IRS) for the aggregate of company contributions and employee pre- and post-tax contributions. Employee deferrals are immediately vested upon contribution and in 2017 we contributed up to 6% of an employee's eligible compensation, 3% of which was an automatic contribution and up to 3% of which was a matching contribution of 50% of the employee's contributions up to 6%, subject to Code limits. For 2018, we increased our matching contribution to 50% of the employee's contributions up to 7%, subject to Code limits. Participants vest in company contributions to their savings plan account after two years of service.

        Employees are immediately eligible to participate in the savings plan, and all our Current NEOs participated in the plan during fiscal year 2017, except for Mr. Gravanis who is not a U.S. employee and was therefore ineligible. Our U.S. NEOs participate in these plans subject to the same eligibility and benefit terms and conditions as our other U.S. employees.

Life Insurance Benefits

        In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our U.S. NEOs are provided with supplemental life insurance benefits equal to three times the NEO's base salary less $50,000, up to a maximum coverage amount of $1 million.

Personal Excess Liability Insurance Benefits

        We provide $3 million of personal excess liability insurance coverage to our U.S. NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual's personal liability insurance. To receive any benefit from this insurance, the NEO must maintain certain minimum coverage requirements under his or her personal liability policy.

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SEVERANCE BENEFITS

        None of our NEOs has an employment contract. The absence of employment contracts reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually-guaranteed payment. However, the Committee believes that providing our executives with severance benefits helps ensure that they act in the best interests of our company and stockholders, even if doing so may be contrary to their personal interests, such as where it could lead to the termination of their employment or a change of control of our company. The Committee believes the amount of these benefits and the terms and conditions upon which they are provided are consistent with market practices. Unvested equity awards outstanding on the date of termination are generally cancelled, except for employees who qualify as retirement eligible under the terms of our equity incentive plans, whose awards are accelerated upon termination of service. Mr. Gravanis and Mses. Hill and Miller qualified as retirement eligible as of the end of fiscal year 2017. See Equity Incentive Plans following the Payments Upon Termination as of December 30, 2017 table for further information.

        The rights of our NEOs in the event of termination not for cause are governed by our Amended and Restated Executive Severance Plan (the "Severance Plan") and our Amended and Restated Key Employee Change of Control Severance Plan (the "COC Severance Plan"). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which our NEOs are eligible to reflect market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that our NEOs are eligible for benefits on the same terms and conditions as employees with similar levels of responsibility. Receipt of benefits under these plans is conditioned on the executive signing a waiver and release of most claims against our company, as well as agreeing to non-competition, non-solicitation, and non-disclosure covenants in favor of our company. Any violation of these covenants could result in our company seeking to recover some or all severance benefits previously paid or pursuing any other claims that may be appropriate under the circumstances.

        Mr. Gravanis' severance benefits would also be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would receive the greater of the amount provided under our plans and the amount required by those laws and regulations.

        For additional information regarding potential NEO benefits under these plans, including the treatment of equity awards under various termination scenarios, see Payments Upon Termination as of December 30, 2017 in Executive Compensation Tables.

Severance Following Involuntary Termination Not for Cause

        Our NEOs are eligible to receive severance benefits upon involuntary termination not for "cause," in accordance with the terms and conditions of the Severance Plan. In the event of a qualifying termination, our CEO would be eligible to receive two times the sum of his annual salary, his highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs would be eligible to receive one times his or her respective sum of these amounts. All NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

        In connection with her separation from our company and in accordance with the terms and conditions of the Severance Plan, Ms. Bramman received severance benefits of $1,223,313 in 2017, which included (i) $575,025, her annual base salary as of her termination date; (ii) $633,965, her highest AIP award in the last three years; and (iii) $14,323, the cash value of twelve months of premiums for qualified medical and dental plans in which she participated as of her termination date. In consideration of her receipt of these benefits, Ms. Bramman agreed to a waiver and release of any claims against our company and to non-competition, non-solicitation and non-disclosure covenants in favor of our company. All unvested equity awards held by Ms. Bramman on the date of her termination of employment were cancelled.

Severance Following Change of Control

        Our NEOs are eligible for severance payments upon termination not for "cause" or by the executive for "good reason" within 24 months of a "change of control" of our company, in accordance with the terms and conditions of the

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COC Severance Plan. In the event of a qualifying termination following a change of control, our CEO would be eligible to receive three times the sum of his annual salary, highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental insurance premiums; our other NEOs would be eligible to receive two times his or her respective sum of these amounts. Our NEOs would also be eligible to receive a pro-rata AIP award for the year of termination and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

        Under our equity incentive plans, unvested equity awards granted to our NEOs would generally vest only if the NEO is terminated without "cause" or resigns for "good reason" within 24 months after the change of control.

        Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. However, if an NEO would otherwise incur excise taxes under Section 4999 of the Code, payments under the COC Severance Plan may be reduced at the participating NEO's election so that no excise taxes would be due.

COMPENSATION-SETTING TOOLS

MARKET SURVEY DATA

        The Committee annually considers market survey data to target TDC, looking at a cross section of U.S. companies to reflect the broad talent market across which we seek our executives. The Committee reviews results from surveys prepared by third parties to understand market compensation practices and assess our competitiveness, narrowing the scope of the results to account for variations caused by company size.

        In February 2017, the Committee was presented with industry-wide data from the following published compensation surveys, with executive matches based on job and functional responsibility: (i) the most recent Willis Towers Watson U.S. Compensation General Industry Database, comprised of data, including annual revenues, from 360 participants and (ii) the most recent Hewitt Total Compensation Measurement Survey, which was narrowed in scope to focus on the data of the 63 participants with $5 billion to $10 billion in annual revenues. The Committee reviewed the data from each survey on an aggregated basis, with no consideration of either survey's respective component companies, which were not determined or known by the Committee.

        The Committee uses the survey data as a reference point to target TDC and the components thereof at the market median, giving consideration to responsibilities, individual performance, tenure, retention, and succession.

PEER GROUPS

        For determining our relative TSR for purposes of vesting PUs granted under the 2015-2017 MTIP and 2017-2019 MTIP, the Committee used a peer group comprised of U.S. companies satisfying objective criteria for industry classification and revenue size, the names of which have been disclosed in this CD&A. The Committee does not utilize a peer group for any other purpose.

TALLY SHEETS

        The Committee annually reviews tally sheets that reflect the components of each NEO's compensation. The tally sheets reviewed in 2017 included the following information for 2015, 2016 and 2017:

  •
  Compensation history, including annual cash compensation (base salary and AIP awards), LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites;

  •
  The expected value of annual compensation for the year, including base salary, AIP award and the grant date fair value of LTI awards;

  •
  Accumulated value of compensation, including total accumulated value of LTI awards and accumulated benefit values under our retirement and deferred compensation plans;

  •
  Potential payments under various termination scenarios; and

  •
  Compliance with our stock ownership guidelines.

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        The Committee believes that reviewing tally sheets is useful in determining executive compensation because they provide a historical perspective on NEO compensation and include information that will be contained in our proxy statement.

INDEPENDENT OVERSIGHT AND EXPERTISE

        Our Board believes that hiring and retaining effective executives and providing them with market-competitive compensation are essential to the success of our company and advance the interests of our stockholders. The Committee, which is comprised solely of independent directors, is responsible for overseeing our executive compensation program. The Committee may delegate authority to subcommittees or, in certain limited circumstances not related to the compensation of our executive officers, to our CEO.

        Under its charter, the Committee has the authority, in its sole discretion and at our expense, to obtain advice and assistance from external advisors. The Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve the advisor's fees and other terms and conditions of the retention. In retaining its advisors, the Committee must consider each advisor's independence from management, as required by NYSE listing standards.

        During 2017, the Committee retained Willis Towers Watson as its independent compensation consultant and the firm performed the following services for the Committee:

WILLIS TOWERS WATSON 2017 SERVICES

Assisted with setting the target TDC for our CEO
Evaluated proxy advisory firms' pay-for-performance analyses
Assessed our non-employee director compensation program
Commented on our 2017 CD&A
Recommended the relative TSR peer group for the PUs granted in 2017
Provided guidance on our executive compensation benchmarking methodology
Conducted analyses of the share utilization and stockholder value transfer related to our LTI compensation
Prepared for, attended and reviewed documentation for Committee meetings
Provided guidance to management on performing the analysis to support our 2018 CEO pay ratio disclosure

        In 2017, Willis Towers Watson received $139,873 in compensation from our company for professional services directly performed for or at the request of the Committee. We also reimbursed the firm for its reasonable expenses.

        The Committee conducted its annual assessment of Willis Towers Watson's performance in December 2017, which included a review of the services provided during the year, the fees paid therefor and the following additional evaluation criteria:

  •
  Experience — The firm's depth and breadth of executive compensation knowledge and experience; quality of staff, data, and other resources; and understanding of our business strategy and issues, industry, performance drivers and human capital considerations;

  •
  Independence — The firm's objectivity in giving advice and making recommendations, and its willingness to provide candid feedback regarding management and Committee proposals, questions and concerns;

  •
  Preparation — The quality and timeliness of the firm's reports and its review and feedback on management proposals, and the firm's preparation with the Committee Chair and our management, as appropriate; and

  •
  Committee Relationship — The accessibility and availability of members of the engagement team; the firm's relationship with the Committee Chair and our human resources staff; and the effectiveness of its communication.

        Based on this assessment, the Committee determined that it continued to be satisfied with the performance of Willis Towers Watson and the individual members of the engagement team serving the Committee.

Avery Dennison Corporation  | 2018 Proxy Statement  | 64

ADVISOR INDEPENDENCE

        Willis Towers Watson and the Committee have had the following protocols in place since the engagement commenced to ensure the firm's independence from management: the Committee has the sole authority to select, retain and terminate Willis Towers Watson, as well as authorize the firm's fees and determine the other terms and conditions that govern the engagement; the Committee directs Willis Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations; in the performance and evaluation of its duties, Willis Towers Watson is accountable, and reports directly, to the Committee; and the Committee may consult with Willis Towers Watson at any time, with or without members of management present, at the Committee's sole discretion.

        As required by SEC regulations and NYSE listing standards, the Committee considered the independence of its advisors in December 2017. The Committee reviewed information provided by Willis Towers Watson, members of the Committee and our executive officers related to the following factors:

  •
  Other services provided to our company — During fiscal year 2017, Willis Towers Watson performed no services for our company other than executive compensation consulting services;

  •
  Fees paid by our company as a percentage of the firm's total revenue — Fees from our company reflected approximately 0.002% of Willis Towers Watson's revenue for its fiscal year ended December 31, 2017;

  •
  Policies and procedures maintained to prevent or mitigate conflicts of interest — Willis Towers Watson has multiple such policies and procedures, including a comprehensive code of conduct and ethics and quality policies that mandate rigorous work reviews and periodic compliance reviews, which the firm has represented to the Committee are highly effective;

  •
  Business or personal relationships with members of the Committee — Based on disclosures from Willis Towers Watson and members of the Committee, we are aware of no such business or personal relationships;

  •
  Company stock owned by Willis Towers Watson firm representatives — No members of the Willis Towers Watson team serving the Committee own any stock in our company, other than perhaps through investments in mutual or other funds managed without the member's input; and

  •
  Business or personal relationships with any executive officer of our company — Based on disclosures from the firm and our executive officers, we are aware of no business or personal relationships with Willis Towers Watson or the members of the engagement team advising the Committee.

        The Committee affirmatively determined Willis Towers Watson to be independent and both the firm and the members of the engagement team advising the Committee to be free of any conflicts of interest.

OTHER CONSIDERATIONS

CLAWBACK POLICY

        In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results, the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any other actions taken by our company (through the imposition of any discipline up to and including termination), law enforcement agencies, regulators or other authorities. This clawback policy has been contractually acknowledged by our NEOs upon the execution of their LTI award agreements since 2010.

        The Committee approved our clawback policy in 2009 to subject incentive compensation to forfeiture if our financial results are not achieved consistent with our high ethical standards. This policy is expressly incorporated into our AIP and LTI plans. The Committee anticipates that it will revise the policy if and as necessary to comply with final rules issued by the SEC.

Avery Dennison Corporation  | 2018 Proxy Statement  | 65

TAX IMPLICATIONS OF EXECUTIVE COMPENSATION

        The Committee aims to compensate our NEOs in a manner that is tax effective for our company. However, the Committee may adopt or implement compensation programs and/or practices that are not fully tax deductible to the extent it believes doing so is in the best interests of our company and stockholders.

Section 162(m) of the Code

        Under Section 162(m) of the Code ("Section 162(m)") as in effect for fiscal year 2017, our federal income tax deductions for executive compensation in fiscal year 2017 were limited to the extent total compensation for certain executive officers exceeded $1 million in any one year, unless it qualified as "performance-based." To qualify as performance-based under Section 162(m) as in effect for fiscal year 2017, compensation must, among other things, be based solely upon the achievement of objective performance goals and made under a plan that is administered by a compensation committee comprised solely of "outside directors." In addition, the material terms of the plan must be disclosed to and approved by our stockholders and the Committee must certify that the performance goals were achieved before payments can be made.

        Our Senior Executive Annual Incentive Plan is designed in a manner intended to comply with the provisions of Section 162(m) as in effect for fiscal year 2017 and was last approved by our stockholders in 2014, which constituted approval of the performance-based criteria contained therein. Under the plan, our NEOs are eligible to receive a maximum annual cash incentive award based on a specified percentage of our gross profit less marketing, general and administrative expenses, in each case as reported on our consolidated statement of operations for the applicable fiscal year. The Committee annually reviews the maximum plan awards and may exercise its discretion to decrease, but not increase, such awards. The AIP awards granted to our NEOs in 2017 were substantially below the maximum amounts calculated under the Senior Executive Annual Incentive Plan. In addition to the Senior Executive Annual Incentive Plan, we have designed certain of our other compensation programs in a manner intended to comply with Section 162(m) as in effect for fiscal year 2017 so that total compensation paid to any employee covered by Section 162(m) generally should not, unless otherwise determined appropriate, exceed $1 million in any one year, except for compensation payments that qualify as "performance-based."

        Tax law changes resulting from the TCJA could impact our future pay practices, as executive compensation paid to certain executive officers (including our CFO, whose compensation was not previously subject to Section 162(m)) exceeding $1 million in any tax year beginning after December 31, 2017 is generally no longer deductible under Section 162(m). Pursuant to the TCJA, the exception for "performance-based" compensation described above was repealed effective for tax years beginning after December 31, 2017 and, therefore, compensation previously intended to be "performance-based" may not be deductible unless it qualifies for limited transition relief applicable to certain remuneration payable pursuant to a written binding contract that was in effect on November 2, 2017.

        Due to uncertainties in the applications of Section 162(m) and the TCJA, there is no guarantee that deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS and our ability to deduct compensation under Section 162(m) may be restricted. Furthermore, although the Committee believes that deductibility of executive compensation is an important consideration, it reserves the right to approve and pay executive compensation arrangements that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility, if we believe that doing so is in the best interests of our company and stockholders.

Section 409A of the Code

        Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements in a manner intended to cause such plans and arrangements to be either exempt from, or satisfy the requirements of, Section 409A of the Code.

Avery Dennison Corporation  | 2018 Proxy Statement  | 66

EXECUTIVE COMPENSATION TABLES

2017 SUMMARY COMPENSATION TABLE

        The table below shows the compensation earned by or awarded to our NEOs during fiscal years 2017, 2016 and 2015 in accordance with SEC regulations. Compensation as shown in the table does not reflect the compensation actually realized by our NEOs for these years. For example, the amounts set forth under "Stock Awards" do not represent amounts realized by our NEOs; rather, they represent the aggregate grant date fair value for financial reporting purposes of PUs (which are subject to our achievement of cumulative EVA and relative TSR performance objectives measured at the end of a three-year period and may result in no such compensation ultimately being realized by our NEOs) and MSUs (which are subject to cancellation in the event our absolute TSR declines more than 15% over one-, two-, three- and four-year performance periods).

NAME AND PRINCIPAL POSITION	YEAR	SALARY(1)	BONUS	STOCK AWARDS(2)	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION(3)	CHANGE IN PENSION VALUE AND NQDC EARNINGS(4)	ALL OTHER COMPENSATION(5)	TOTAL

Mitchell R. Butier
President &	2017	$1,124,750	—	$4,864,416	—	$2,407,625	$344,240	$218,437	$8,959,468
Chief Executive Officer	2016	$988,333	—	$4,694,582	$2,000,008	$1,832,620	$170,266	$152,978	$9,838,787
	2015	$761,250	—	$4,579,014	—	$1,058,569	—	$160,240	$6,559,073
Gregory S. Lovins(6)
Senior Vice President &	2017	$480,949	$100,000	$1,038,782	—	$467,500	$89,626	$283,905	$2,460,762
Chief Financial Officer
Georges Gravanis(7)
President,	2017	$618,551	—	$984,354	—	$598,737	—	$50,267	$2,251,909
Label and Graphic	2016	$523,775	—	$925,850	—	$682,964	—	$403,353	$2,535,942
Materials	2015	$440,528	—	$1,420,555	—	$413,304	—	$461,401	$2,735,788
Anne Hill
Senior Vice President &	2017	$528,171	—	$967,480	—	$542,686	$34,654	$141,413	$2,214,404
Chief Human Resources	2016	$512,787	—	$963,150	—	$455,596	$39,999	$131,318	$2,102,850
Officer	2015	$499,045	—	$1,215,025	—	$425,626	—	$141,937	$2,281,633
Susan C. Miller
Senior Vice President,	2017	$543,706	—	$995,936	—	$558,647	$1,307,825	$141,896	$3,548,010
General Counsel &	2016	$527,870	—	$991,532	—	$468,996	$331,781	$126,461	$2,446,640
Secretary	2015	$513,723	—	$1,058,267	—	$419,095	$74,010	$137,574	$2,202,669
Anne L. Bramman
Former Senior Vice	2017	$241,772	—	$1,196,712	—	—	$65,236	$1,322,136	$2,825,856
President &	2016	$568,769	—	$1,173,635	—	$633,965	$3,656	$120, 421	$2,500,446
Chief Financial Officer	2015	$425,868	$200,000	$1,426,135	—	$405,900	—	$329,572	$2,787,475

(1)
Amounts include any portions of salary contributed to our employee savings plan or deferred under our deferred compensation plan. Changes in base salary approved by the Compensation Committee become effective on April 1st. Mr. Lovins' base salary also increased in connection with his promotion to CFO effective July 2017.

(2)
Amounts reflect the aggregate grant date fair value of stock awards, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized by our NEOs during the year, see the "Value Realized on Vesting" column of the 2017 Option Exercises and Stock Vested table.

Amounts in 2017 include the grant date fair value of PUs, without adjustment for forfeitures, which are payable in shares of our common stock at the end of a three-year period provided that the performance objectives. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted in 2017 were (i) cumulative EVA (weighted 50% based on our total company for our corporate NEOs and 75% based on our LGM business for our business NEO), which is a performance condition under Accounting Standards Codification Topic 718, Compensation-Stock Compensation (ASC 718), and (ii) relative TSR (weighted 50% for our corporate NEOs and 25% for our business NEO), which is a market condition under ASC 718, compared to the TSR of a peer group of companies objectively determined based on GICS code and revenue size, in each case computed over the three-year (2017-2019) performance period. The performance condition component of the fair value of PUs was determined based on the fair market value of our common stock on the date of grant, adjusted for foregone dividends. The maximum grant date fair value of the performance condition component of PUs was $2,231,201, $235,908 and $698,481 for Messrs. Butier, Lovins and Gravanis, respectively, and $443,786, $456,816 and $548,937 for Mses. Hill, Miller and Bramman, respectively. The market condition component of the fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value; as such, their maximum grant date fair values are the same as their target grant date fair values shown in the table. The grant date fair value of the market condition component of the PUs was $1,411,340, $149,223 and $147,306 for Messrs. Butier, Lovins and Gravanis, respectively, and $280,715, $288,958 and $347,228 for Mses. Hill, Miller and Bramman, respectively. The PUs granted to Ms. Bramman were cancelled upon the termination of her employment before the end of our 2017 fiscal year.

Amounts in 2017 also include the grant date fair value of MSUs, without adjustment for forfeitures, which are payable in shares of our common stock over one-, two-, three- and four-year performance periods provided that the performance objective is achieved as of the end of each period. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The single performance objective that determines the number of units that may be earned for MSUs was our absolute TSR, which is a market condition under ASC 718; as such, their maximum grant date fair values are the same as their target grant date fair values shown in the table. The fair value of MSUs was determined as of the grant date using the Monte-Carlo simulation method described above. The grant date fair value of the 2017 MSUs was $91.40 per share for all NEOs. The MSUs granted to Ms. Bramman were cancelled upon the termination of her employment before the end of our 2017 fiscal year.

Amount in 2017 for Mr. Lovins also includes the grant date fair value of RSUs, without adjustment for forfeitures, granted to him in connection with his promotion to CFO, which vest ratably over four years, subject to his continued service. The fair value of these RSUs was determined based on the closing price of our common stock on the grant date, adjusted for foregone dividends. The grant date fair value of these RSUs was $90.22 per share.

Avery Dennison Corporation  | 2018 Proxy Statement  | 67

(3)
Amounts reflect awards under our AIP for the applicable year, which are determined in February and paid in March of the following year.

(4)
Accumulated retirement benefits under our pension plan and benefit restoration plan, as applicable, were frozen effective December 31, 2010. Changes in pension values are based primarily on changes in the actuarial assumptions used to calculate pension amounts in accordance with SEC regulations, rather than changes in benefits or the amount the individual will actually receive upon retirement. Mr. Gravanis and Ms. Bramman were not eligible to participate in these plans.

(5)
The table below shows the components of the amounts for 2017.

	PERQUISITES			BENEFITS
NAME	EXECUTIVE BENEFIT ALLOWANCE	FINANCIAL PLANNING	OTHER*	COMPANY CONTRIBUTION AND MATCH, EMPLOYEE SAVINGS PLAN	COMPANY CONTRIBUTIONS, DEFERRED COMP. PLAN	EXCESS LIFE INSURANCE	EXECUTIVE LONG-TERM DISABILITY INSURANCE	EXECUTIVE LIABILITY INSURANCE	EXECUTIVE SEVERANCE PLAN**	TOTAL
Butier	$70,000	$20,515	—	$16,200	$106,974	$1,944	$2,331	$473	—	$218,437
Lovins	$51,458	—	$166,735	$16,200	$44,764	$1,944	$2,331	$473	—	$283,905
Gravanis	—	—	$50,267	—	—	—	—	—	—	$50,267
Hill	$65,000	$15,000	—	$16,200	$40,465	$1,944	$2,331	$473	—	$141,413
Miller	$65,000	$15,000	—	$16,200	$40,948	$1,944	$2,331	$473	—	$141,896
Bramman	$29,792	$8,068	—	$16,381	$42,604	$810	$971	$197	$1,223,313	$1,322,136

  *
  Amount for Mr. Lovins reflects (i) a one-time taxable lump-sum payment of $100,000 as compensation for the expenses associated with traveling from his home in Ohio to our headquarters; provided, however, that if Mr. Lovins leaves within 12 or 24 months of his appointment date, he is required to repay 100% or 50%, respectively, of this lump-sum payment; (ii) $38,000 for the interim cash stipend of $10,000 per month he received during his service as our Interim CFO; and (iii) $28,735 in temporary housing assistance during his service as our Interim CFO and as our Treasurer. If Mr. Lovins in the future utilizes our relocation assistance services on the terms and conditions offered to our relocating executives, the lump-sum payment he received will be deducted from any benefits provided at that time. Amount for Mr. Gravanis reflects (i) $22,199 for an automobile allowance and (ii) $28,068 for taxable dependent tuition assistance, in each case converted from euros using the exchange rates as of each month-end during 2017.

  **
  Amount for Ms. Bramman reflects severance benefits related to her separation from our company in accordance with the terms and conditions of our Executive Severance Plan, representing the sum of (i) $575,025, her annual base salary as of her termination date; (ii) $633,965, her highest AIP award in the last three years; and (iii) $14,323, the cash value of twelve months of premiums for qualified medical and dental plans in which she participated as of her termination date. In consideration of her receipt of these benefits, Ms. Bramman agreed to a waiver and release of any claims against our company and to non-competition, non-solicitation and non-disclosure covenants in favor of our company.

(6)
Mr. Lovins first became an NEO in 2017. As permitted by SEC rules, the table shows his compensation beginning in the year in which he became an NEO.

(7)
Amounts for Mr. Gravanis were converted from euros using the exchange rate as of our fiscal year-end (1.1738467), except for amounts for All Other Compensation described in footnote (5) above.

Avery Dennison Corporation  | 2018 Proxy Statement  | 68

2017 GRANTS OF PLAN-BASED AWARDS

        The table below provides information regarding grants of plan-based incentive awards made to our NEOs during 2017.

									ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK UNITS(#)
			ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($)(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#)(2)
										GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(3)
NAME	AWARD TYPE	GRANT DATE	THRESHOLD	TARGET	MAXIMUM	THRESHOLD	TARGET	MAXIMUM
Mitchell R. Butier
	MSUs	02/23/17	—	—	—	21,738	25,574	51,148	—	$2,337,476
	PUs	02/23/17	—	—	—	14,726	29,452	58,904	—	$2,526,940
	AIP Award	—	$708,125	$1,416,250	$2,832,500	—	—	—	—	—
Gregory S. Lovins(1)
	MSUs	02/23/17	—	—	—	2,299	2,705	5,410	—	$247,243
	PUs	02/23/17	—	—	—	1,557	3,114	6,228	—	$267,177
	RSUs	09/01/17	—	—	—	—	—	—	5,812	$524,363
	AIP Award	—	$137,500	$275,000	$550,000	—	—	—	—	—
Georges Gravanis
	MSUs	02/23/17	—	—	—	4,536	5,337	10,674	—	$487,807
	PUs	02/23/17	—	—	—	3,074	6,147	12,294	—	$496,547
	AIP Award	—	$235,723	$471,446	$942,892	—	—	—	—	—
Anne Hill
	MSUs	02/23/17	—	—	—	4,323	5,086	10,172	—	$464,872
	PUs	02/23/17	—	—	—	2,929	5,858	11,716	—	$502,608
	AIP Award	—	$159,614	$319,227	$638,454	—	—	—	—	—
Susan C. Miller
	MSUs	02/23/17	—	—	—	4,451	5,236	10,472	—	$478,570
	PUs	02/23/17	—	—	—	3,015	6,030	12,060	—	$517,366
	AIP Award	—	$164,308	$328,616	$657,232	—	—	—	—	—
Anne L. Bramman
	MSUs	02/23/17	—	—	—	5,347	6,291	12,582	—	$575,015
	PUs	02/23/17	—	—	—	3,623	7,246	14,492	—	$621,697
	AIP Award	—	$215,635	$431,269	$862,538	—	—	—	—	—

(1)
Amounts represent threshold, target and maximum amounts under the 2017 AIP. Target awards were established by multiplying each NEO's base salary at the end of 2017 by the following target AIP opportunities: 125% for Mr. Butier; 50% for Mr. Lovins; 75% for Mr. Gravanis and Ms. Bramman; and 60% for Mses. Hill and Miller. Payout levels range from 50% if the target amounts for threshold performance are achieved with respect to the performance objectives to 200% if the amounts for maximum performance are achieved with respect to the performance objectives. Amounts for Mr. Lovins reflect his fiscal year-end AIP opportunity of 60% and his previous AIP opportunity of 40%, in each case prorated for the months of his service in his respective roles during the year. Because Ms. Bramman was not employed on the last day of our fiscal year, she did not receive a 2017 AIP award.

(2)
Amounts for MSUs represent threshold, target and maximum payout opportunities, which are payable in shares of our common stock over one-, two-, three- and four-year performance periods provided that the absolute TSR performance objective is achieved as of the end of each period. The actual number of shares issued can range from 0% to 200% of the target number of shares at the time of grant, with a threshold payout opportunity of 85%. MSUs accrue dividend equivalents during the performance period, which are earned and paid only at vesting. The MSUs granted to Ms. Bramman were cancelled upon the termination of her employment before the end of our 2017 fiscal year.

Amounts for PUs represent threshold, target and maximum payout opportunities granted under the 2017-2019 MTIP, which are payable in shares of our common stock at the end of a three-year performance period provided that the cumulative EVA and relative TSR performance objectives are achieved as of the end of the period. The actual number of shares issued can range from 0% to 200% of the target number of shares at the time of grant, with a threshold payout opportunity of 50% if threshold performance is achieved with respect to each of the performance objectives. The PUs granted to Ms. Bramman were cancelled upon the termination of her employment before the end of our 2017 fiscal year.

(3)
The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award.

The grant date fair value for the performance condition component of PUs was determined based on the fair market value of our common stock on the date of grant, adjusted for foregone dividends. The grant date fair value for the market condition component of PUs was determined as of the date of grant using the Monte-Carlo simulation method described above.

The grant date fair value of RSUs was determined based on the fair market value of our common stock on the date of grant, adjusted for foregone dividends.

For information regarding the assumptions we use for our stock-based compensation, see Note 12, "Long-Term Incentive Compensation," to the consolidated financial statements contained in our 2017 Annual Report.

Avery Dennison Corporation  | 2018 Proxy Statement  | 69

2017 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The table below shows NEO equity awards outstanding as of December 30, 2017, the end of our 2017 fiscal year. Ms. Bramman has not been included in the table because she had no equity awards outstanding at fiscal year end.

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — EXERCISABLE (#)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS — UNEXERCISABLE (#)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Mitchell R. Butier
	02/27/14	—	—	—	—	—	—	8,166(5)	$937,947
	02/26/15	—	—	—	—	—	—	46,696(4)	$5,363,503
	02/26/15	—	—	—	—	—	—	26,829(5)	$3,081,579
	03/02/15	—	—	—	—	3,809(3)	$437,502	—	—
	02/25/16	—	—	—	—	—	—	70,320(4)	$8,076,955
	02/25/16	—	—	—	—	—	—	47,117(5)	$5,411,859
	06/01/16	—	141,108(2)	$73.96	06/01/26	—	—	—	—
	02/23/17	—	—	—	—	—	—	58,904(4)	$6,765,713
	02/23/17	—	—	—	—	—	—	51,326(5)	$5,895,304

Total		—	141,108			3,809	$437,502	309,358	$35,532,860
Gregory S. Lovins
	02/27/14	—	—	—	—	—	—	2,100(5)	$241,206
	02/26/15	—	—	—	—	—	—	10,054(4)	$1,154,802
	02/26/15	—	—	—	—	—	—	5,777(5)	$663,546
	02/25/16	—	—	—	—	—	—	7,672(4)	$881,206
	02/25/16	—	—	—	—	—	—	5,141(5)	$590,495
	02/23/17	—	—	—	—	—	—	6,228(4)	$715,348
	02/23/17	—	—	—	—	—	—	5,429(5)	$623,575
	09/01/17	—	—	—	—	5,812(3)	$667,566	—	—

Total		—	—			5,812	$667,566	42,401	$4,870,178
Georges Gravanis
	02/27/14	—	—	—	—	—	—	3,336(5)	$383,173
	02/26/15	—	—	—	—	—	—	12,922(4)	$1,484,221
	02/26/15	—	—	—	—	—	—	7,427(5)	$853,065
	06/01/15	—	—	—	—	6,086(3)	$699,038	—	—
	02/25/16	—	—	—	—	—	—	14,390(4)	$1,652,835
	02/25/16	—	—	—	—	—	—	9,641(5)	$1,107,365
	02/23/17	—	—	—	—	—	—	12,294(4)	$1,412,089
	02/23/17	—	—	—	—	—	—	10,711(5)	$1,230,265

Total		—	—			6,086	$699,038	70,721	$8,123,013
Anne Hill
	02/27/14	—	—	—	—	—	—	5,583(5)	$641,263
	02/26/15	—	—	—	—	—	—	21,908(4)	$2,516,353
	02/26/15	—	—	—	—	—	—	12,589(5)	$1,445,973
	02/25/16	—	—	—	—	—	—	14,428(4)	$1,657,200
	02/25/16	—	—	—	—	—	—	9,666(5)	$1,110,237
	02/23/17	—	—	—	—	—	—	11,716(4)	$1,345,700
	02/23/17	—	—	—	—	—	—	10,207(5)	$1,172,376

Total		—	—			—	—	86,097	$9,889,102
Susan C. Miller
	02/27/14	—	—	—	—	—	—	4,790(5)	$550,179
	02/26/15	—	—	—	—	—	—	19,080(4)	$2,191,529
	02/26/15	—	—	—	—	—	—	10,965(5)	$1,259,440
	02/25/16	—	—	—	—	—	—	14,852(4)	$1,705,901
	02/25/16	—	—	—	—	—	—	9,951(5)	$1,142,972
	02/23/17	—	—	—	—	—	—	12,060(4)	$1,385,212
	02/23/17	—	—	—	—	—	—	10,508(5)	$1,206,949

Total		—	—			—	—	82,206	$9,442,182

(1)
Market value calculated based on a stock price of $114.86, the closing price of our common stock on December 29, 2017, the last trading day of our 2017 fiscal year.

Avery Dennison Corporation  | 2018 Proxy Statement  | 70

(2)
Stock options granted to Mr. Butier on June 1, 2016 vest 50% on each of the third and fourth anniversaries of the grant date, subject to his continued service.

(3)
RSUs granted to (i) Mr. Butier on March 2, 2015 vest 50% on the grant date, 40% on December 1, 2016 and 10% on the third anniversary of the grant date; (ii) Mr. Lovins on September 1, 2017 vest in equal installments on the first, second, third and fourth anniversaries of the grant date; and (iii) Mr. Gravanis on June 1, 2015 vest in equal installments on the first, second, third and fourth anniversaries of the grant date, in each case subject to his continued service.

(4)
PUs are eligible for vesting at the end of a three-year performance period, subject to achievement of the cumulative EVA and relative TSR performance objectives established for the award. Amounts are listed at (i) 200% of target for the PUs granted under the 2015-2017 MTIP, which was the payout based on actual performance during the period as determined by the Compensation Committee in February 2018, and (ii) the maximum level of performance for the PUs granted under the 2016-2018 MTIP and 2017-2019 MTIP as actual performance through December 30, 2017 would result in above-target payouts.

(5)
MSUs are eligible for vesting as of the end of the period over one-, two-, three- and four-year performance periods, subject to achievement of the absolute TSR performance objective established for the award. Amounts are listed at (i) 200% of target for the vesting tranches of the MSUs granted in 2014, 2015, and 2016 and 188% of target for the vesting tranche of the MSUs granted in 2017, the payouts based on actual performance for the respective performance periods as determined by the Compensation Committee in February 2018, and (ii) the maximum level of performance for the remaining tranches of these grants (as actual performance through December 30, 2017 would result in above-target payouts), in each case including dividend equivalents accrued as of December 30, 2017.

Avery Dennison Corporation  | 2018 Proxy Statement  | 71

2017 OPTION EXERCISES AND STOCK VESTED

        The table below provides information regarding the number of shares acquired and the value realized by our NEOs upon the exercise of stock options and the vesting of stock awards during 2017. Amounts under stock awards reflect the vesting of (i) the PUs granted in 2014 for the 2014-2016 performance period, which paid out at 200% of target based on our relative TSR for all NEOs and at 200% of target based on our cumulative EVA for our corporate NEOs (excluding Mr. Lovins) and 185% of target based on our LGM business' cumulative EVA for Mr. Lovins and our business NEO; (ii) the fourth tranche of MSUs granted in 2013 that paid out at 200% of target based on our 2013-2016 absolute TSR; (iii) the third tranche of MSUs granted in 2014 that paid out at 156% of target based on our 2014-2016 absolute TSR; (iv) the second tranche of MSUs granted in 2015 that paid out at 153% of target based on our 2015-2016 absolute TSR; (v) the first tranche of MSUs granted in 2016 that paid out at 123% of target based on our 2016 absolute TSR; and (vi) RSUs granted in 2015 that vested in 2017. MSU amounts include accrued dividend equivalents paid out at vesting.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)
Mitchell R. Butier	77,551	$5,046,850	63,247	$5,073,042
Gregory S. Lovins	—	—	14,726	$1,181,172
Georges Gravanis	—	—	25,267	$2,041,120
Anne Hill	—	—	37,056	$2,972,262
Susan C. Miller	104,065	$4,315,635	28,048	$2,249,730
Anne L. Bramman	—	—	7,063	$ 576,802

(1)	Amounts reflect the number of shares acquired on exercise multiplied by the difference between the fair market value of our common stock on the exercise date and the exercise price, and include the exercise of the following option awards:

NAME	GRANT DATE	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	EXERCISE PRICE ($)	FAIR MARKET VALUE ON EXERCISE DATE ($)	VALUE REALIZED ON EXERCISE ($)

Butier
	02/28/08	20,580	$52.12	$105.87	$1,106,247
	09/02/08	15,000	$49.44	$105.78	$845,169
	02/26/10	13,971	$31.67	$106.42	$1,044,361
	06/01/10	28,000	$33.61	$106.86	$2,051,073
Miller
	02/28/08	13,035	$52.12	$79.17	$352,679
	02/24/11	52,920	$39.32	$79.16	$2,108,158
	02/23/12	38,110	$30.50	$79.17	$1,854,798

Avery Dennison Corporation  | 2018 Proxy Statement  | 72

(2)
Amounts reflect the number of shares acquired on vesting multiplied by the fair market value of our common stock on the vesting date, and include the vesting of the following stock awards. Numbers of shares acquired on vesting for MSUs includes payouts of accrued dividend equivalents.

NAME	AWARD TYPE	GRANT DATE	NUMBER OF UNITS SUBJECT TO VESTING (#)	PERFORMANCE MODIFIER (%)	NUMBER OF SHARES ACQUIRED ON VESTING (#)*	FAIR MARKET VALUE ON VESTING DATE ($)	VALUE REALIZED ON VESTING ($)

Butier
	MSUs	02/28/13	3,151	200%	6,301	$80.21	$505,403
	MSUs	02/27/14	4,008	156%	6,252	$80.21	$501,473
	MSUs	02/26/15	6,584	153%	10,073	$80.21	$807,955
	MSUs	02/25/16	7,708	123%	9,481	$80.21	$760,471
	PUs	02/27/14	15,570	200%	31,140	$80.21	$2,497,740
Lovins
	MSUs	02/28/13	1,180	200%	2,359	$80.21	$189,215
	MSUs	02/27/14	1,031	156%	1,608	$80.21	$128,978
	MSUs	02/26/15	1,417	153%	2,168	$80.21	$173,895
	MSUs	02/25/16	840	123%	1,033	$80.21	$82,857
	PUs	02/27/14	3,779	200%	7,558	$80.21	$606,227
Gravanis
	RSUs	06/01/15	3,043	—	3,043	$84.96	$258,533
	MSUs	02/28/13	1,470	200%	2,939	$80.21	$235,737
	MSUs	02/27/14	1,637	156%	2,553	$80.21	$204,776
	MSUs	02/26/15	1,822	153%	2,787	$80.21	$223,545
	MSUs	02/25/16	1,577	123%	1,940	$80.21	$155,608
	PUs	02/27/14	6,352	189%	12,005	$80.21	$962,921
Hill
	MSUs	02/28/13	2,411	200%	4,822	$80.21	$386,773
	MSUs	02/27/14	2,740	156%	4,275	$80.21	$342,898
	MSUs	02/26/15	3,088	153%	4,724	$80.21	$378,912
	MSUs	02/25/16	1,581	123%	1,945	$80.21	$156,008
	PUs	02/27/14	10,645	200%	21,290	$80.21	$1,707,671
Miller*
	MSUs	02/27/14	2,351	156%	3,667	$80.21	$294,130
	MSUs	02/26/15	2,690	153%	4,115	$80.21	$330,064
	MSUs	02/25/16	1,628	123%	2,002	$80.21	$160,580
	PUs	02/27/14	9,132	200%	18,264	$80.21	$1,464,956
Bramman
	RSUs	06/01/15	2,164	—	2,164	$84.96	$183,853
	MSUs	06/01/15	1,653	153%	2,529	$80.21	$202,851
	MSUs	02/25/16	1,927	123%	2,370	$80.21	$190,098

*	Because Ms. Miller elected to defer the MSUs granted to her in 2013, including related dividend equivalents, under our Executive Variable Deferred Retirement Plan, their vesting is reflected in the 2017 Nonqualified Deferred Compensation table.

Avery Dennison Corporation  | 2018 Proxy Statement  | 73

2017 PENSION BENEFITS

        The present values of accumulated pension benefits shown in the table below have been calculated based on the assumptions we used to calculate our fiscal year-end pension benefit obligations for the audited financial statements contained in our 2017 Annual Report. Since the accrual of additional amounts under these plans has been frozen since December 31, 2010, the fluctuations in pension values from year to year are based primarily on changes in the assumptions used to determine the present value of participants' accumulated benefits and secondarily on the passage of time. For example, we are required to calculate the present value of future pension liabilities using a discount rate based on corporate bond yields, and as discount rates decrease (as they did during 2017), the present values of accumulated benefits can increase significantly. Ms. Bramman and Mr. Gravanis have not been included in the table because they have no accrued benefits under these plans. No payments from these plans were made to any of our 2017 NEOs.

NAME		PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1) ($)

Mitchell R. Butier
		Pension Plan	9.33	$295,325
		Benefit Restoration Plan	9.33	$246,063

	Total			$541,388
Gregory S. Lovins
		Pension Plan	15.58	$295,522
		Benefit Restoration Plan	15.58	$32,960

	Total			$328,482
Anne Hill
		Pension Plan	5.50	$172,579
		Benefit Restoration Plan	5.50	$215,723

	Total			$388,302
Susan C. Miller
		Pension Plan	21.00	$881,458
		Benefit Restoration Plan	21.00	$427,302

	Total			$1,308,760

(1)
Amounts reflect the lump-sum value of the applicable pension benefit accrued as of December 30, 2017. While the Benefit Restoration Plan allows for lump-sum payment, the Pension Plan requires that distributions take the form of a monthly annuity, except in special circumstances. For information regarding the assumptions we use to determine the present value of accumulated benefits for our pension plans, see Note 6, "Pension and Other Postretirement Benefits," to the consolidated financial statements contained in our 2017 Annual Report.

PENSION PLAN

        We provide qualified retirement benefits for eligible U.S. employees under the Avery Dennison Pension Plan (the "Pension Plan"). All NEOs — except for Ms. Bramman, who joined our company after the Pension Plan was closed to new participants, and Mr. Gravanis, who is not employed in the U.S. — are eligible to receive benefits under the Pension Plan, including reduced benefits in the event of early retirement. The accrual of additional benefits under the Pension Plan was frozen as of December 31, 2010; as a result, no additional accruals were made during 2017.

        Compensation covered by the Pension Plan includes base salary and AIP awards, up to the applicable statutory limitations each plan year. Employees vest in the Pension Plan after five years of service, or at age 55 upon termination of employment. The annual pension benefit payable in 2017 was limited to $215,000 under the Code.

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        Benefits under the Pension Plan are based on pensionable earnings, length of service, when benefits commence and how they are paid. Benefits are calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to our freezing the accrual of additional benefits was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the Pension Plan for an employee at normal retirement (generally age 65), which is not subject to reduction for Social Security payments.

        Eligible participants may elect to receive their benefits in one of several payment forms that are all payable in monthly installments. Benefits are generally paid in annuity form over the lifetime of the participant and/or a beneficiary. By default, single participants are eligible for a single life annuity, and they can choose from alternate payment forms that may include benefits payable to a beneficiary. By default, married participants are eligible for a joint and survivor annuity that is payable over the participant's lifetime, and, if survived by a spouse, over the spouse's lifetime. Married participants can choose alternate payment forms, with the consent of the spouse. The monthly benefit each eligible participant may receive is adjusted based on the plan's definition of actuarial equivalence.

        Benefits are generally payable without reduction after participants reach age 65; however, certain participants — including our participating NEOs — may be eligible to receive an unreduced benefit at age 62. Prior to age 62, a participant's benefits are reduced by 15% for commencement of benefits at age 61 and an additional 5% for each additional year early the participant elects to receive benefits, provided that no benefit may commence before a participant reaches age 55.

BENEFIT RESTORATION PLAN

        Our Benefit Restoration Plan (BRP) is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which their benefits otherwise payable under the Pension Plan would be reduced under the Code. All NEOs — except for Ms. Bramman, who joined our company after the BRP was closed to new participants, and Mr. Gravanis, who is not employed in the U.S. — are eligible to receive benefits under the BRP. The accrual of additional benefits under the BRP was frozen as of December 31, 2010; as a result, no additional accruals were made during 2017.

        Because the BRP is designed to mirror the Pension Plan, the information concerning the compensation covered, benefit formula, early retirement provisions, and payment forms the same as that of the Pension Plan except that (i) the BRP provides for payment in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and a designated beneficiary, and (ii) BRP benefits are generally payable upon the later of separation from service and age 55.

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2017 NONQUALIFIED DEFERRED COMPENSATION(1)

        The table below provides information regarding NEO and company contributions to nonqualified deferred compensation plans in fiscal year 2017. Mr. Gravanis has not been included in the table because, as a non-U.S. employee, he is not eligible to participate in the only plan currently open for deferrals.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)(2)	AGGREGATE EARNINGS IN LAST FY ($)(3)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)

Mitchell R. Butier	—	$106,974	$275,313	—	$1,494,862
Gregory S. Lovins	—	$44,764	$34,287	—	$192,676
Anne Hill	—	$40,465	$7,019	—	$743,406
Susan C. Miller	—	$40,948	$2,984,419	—	$5,403,442
Anne L. Bramman	$23,959	$42,604	$65,236	—	$258,889

(1)
Amounts reflect the NEOs' participation in the Executive Variable Deferred Retirement Plan (EVDRP). Under the EVDRP, participants may choose among funds ranging from money market and bond funds to index and other equity/mutual funds. The rate of return depends on the funds selected by the participant, who may make changes via an online database provided by the plan administrator. The funds available for investment under the EVDRP during 2017, and their respective rate of return for the year or such shorter portion of the year during which the fund was available, are set forth in the table below.

NAME OF FUND	2017 RATE OF RETURN	NAME OF FUND	2017 RATE OF RETURN

Advisor Managed Portfolio, Conservative Allocation	7.21%	MFS Growth	32.14%
Advisor Managed Portfolio, Moderate Allocation	9.94%	American Century VP Mid Cap Value, Class 2	11.89%
Advisor Managed Portfolio, Moderate Growth Allocation	13.49%	Janus Henderson VIT Enterprise- Service Shares	27.56%
Advisor Managed Portfolio, Growth Allocation	16.04%	BlackRock Small Cap Index	14.49%
Advisor Managed Portfolio, Aggressive Allocation	18.87%	Templeton Foreign VIP Class 2	17.13%
Avery EVDRP Survivor-Fixed	7.00%	MFS International Large Cap	27.99%
Avery Fixed Rate	3.39%	Invesco V.I. International Growth Series II Shares	23.19%
Fidelity VIP Government Money Market Service Class	0.95%	Oppenheimer Emerging Markets	35.02%
PIMCO Inflation Managed	4.07%	MFS VIT Utilities, Service Class	14.92%
Western Asset Diversified Bond	7.28%	Van Eck VIP Global Hard Assets	(1.33)%
BlackRock Equity Index	21.94%
(2)
Company contributions to the EVDRP are included in the All Other Compensation column of the 2017 Summary Compensation Table.

(3)
Amounts reflect EVDRP vested account balances as of December 30, 2017, the last day of our 2017 fiscal year. Ms. Miller elected to defer the MSUs granted to her in 2013, including related dividend equivalents, under the EVDRP. The following amounts were reported under the "All Other Compensation" column of the 2017 Summary Compensation Table in previous proxy statements:

NAME	AGGREGATE COMPANY CONTRIBUTIONS PREVIOUSLY REPORTED ($)

Butier	$294,064
Lovins	—
Hill	$111,236
Miller	$79,350
Bramman	$18,797

Avery Dennison Corporation  | 2018 Proxy Statement  | 76

EXECUTIVE VARIABLE DEFERRED RETIREMENT PLAN

        Our Executive Variable Deferred Retirement Plan (EVDRP) is the only active deferred compensation plan available to our eligible U.S. employees. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

        Eligible employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we do not have to expend cash to pay amounts individuals have elected to defer. As a result, we can use this cash for other corporate purposes until a deferred compensation account is paid to the participant at the time the participant elected to receive in-service withdrawals or after termination of employment.

        All deferred compensation accounts are unfunded obligations of our company and subject to the same risks as any of our general debts and obligations. As a result, these accounts help mitigate risk-seeking behavior by management that could be detrimental to the long-term health of our company.

Employee Contributions

        Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP award.

Company Contributions

        In early 2017, we made a contribution to the deferred compensation accounts of eligible employees of up to 6% of an eligible employee's annual 401(k) eligible earnings and deferred compensation in excess of the Code compensation limit. Our contribution was added to the deferred compensation accounts of eligible employees who were employed at year-end 2016, which included all our participating NEOs.

Withdrawals/Distributions

        Contributions to deferred compensation accounts are required to be distributed following an eligible employee's separation from service. Subject to Section 409A of the Code, eligible employees may elect to receive separation from service withdrawals in the form of a lump-sum payment or monthly installments over two to 20 years. Eligible employees may change the method in which payments are distributed provided that they do so at least 12 months before the date of distribution; however, any such change would result in the distribution occurring or beginning five years later than it would have otherwise. All of our NEOs are "key employees" under Section 409A of the Code. Distributions to key employees cannot be made until at least the seventh month after separation from service, except in the event of death.

Avery Dennison Corporation  | 2018 Proxy Statement  | 77

PAYMENTS UPON TERMINATION AS OF DECEMBER 30, 2017

        The table below shows potential benefits that would have been payable to our Current NEOs in the event of termination on December 30, 2017, the last day of our 2017 fiscal year. Amounts paid or distributed upon actual termination may differ from amounts shown due to timing and any future changes to our benefit plans. Because she was no longer employed at our fiscal year-end, Ms. Bramman has not been included in the table. The severance payments and benefits Ms. Bramman received in connection with her termination earlier in the year are disclosed under Executive Severance Plan.

		TERMINATION SCENARIOS AS OF THE END OF FISCAL YEAR 2017

NAME	BENEFIT	DEATH	QUALIFYING DISABILITY	QUALIFYING RETIREMENT(2)	INVOLUNTARY TERMINATION NOT FOR CAUSE	TERMINATION WITHIN 24 MOS. OF CHANGE OF CONTROL
Mitchell R. Butier
	Severance Payment	—	—	—	$5,973,348	$8,960,023
	Unvested Stock Options(1)	—	—	—	—	$5,771,882
	Unvested RSUs(1)	$437,502	$437,502	—	—	$437,502
	Unvested PUs(1)	$6,501,689	$6,501,689	—	—	$10,103,086
	Unvested MSUs(1)	$5,329,923	$5,329,923	—	—	$7,708,127
	Outplacement	—	—	—	$25,000	$25,000

Total		$12,269,114	$12,269,114	—	$5,998,348	$33,005,620

	Elimination of Excise Tax Liability	—	—	—	—	$(3,537,226)
	Value of Forfeited Equity(1)	$(11,751,482)	$(11,751,482)	$(24,020,596)	$(24,020,596)	—
Gregory S. Lovins
	Severance Payment	—	—	—	$865,733	$1,731,465
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	$667,566	$667,566	—	—	$667,566
	Unvested PUs(1)	$990,361	$990,361	—	—	$1,375,678
	Unvested MSUs(1)	$788,997	$788,997	—	—	$1,064,265
	Outplacement	—	—	—	$25,000	$25,000

Total		$2,446,924	$2,446,924	—	$890,733	$4,863,974

	Value of Forfeited Equity(1)	$(660,585)	$(660,585)	$(3,107,510)	$(3,107,510)	—
Georges Gravanis
	Severance Payment	—	—	—	$1,388,449	$2,776,899
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	$699,038	$699,038	$699,038	$699,038	$699,038
	Unvested PUs(1)	$1,528,404	$1,528,404	$2,270,514	$2,270,514	$2,274,573
	Unvested MSUs(1)	$1,290,013	$1,290,013	$2,016,493	$2,016,493	$1,796,427
	Outplacement	—	—	—	$25,000	$25,000

Total		$3,517,455	$3,517,455	$4,986,045	$6,399,494	$7,571,937

	Elimination of Excise Tax Liability	—	—	—	—	$(995,695)
	Value of Forfeited Equity(1)	$(1,252,583)	$(1,252,583)	$216,119	$216,119	—
Anne Hill
	Severance Payment	—	—	—	$1,008,696	$2,017,392
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$2,034,860	$2,034,860	$3,293,036	$3,293,036	$2,759,626
	Unvested MSUs(1)	$1,664,254	$1,664,254	$2,661,839	$2,661,839	$2,194,106
	Outplacement	—	—	—	$25,000	$25,000

Total		$3,699,114	$3,699,114	$5,954,875	$6,988,571	$6,996,124

	Value of Forfeited Equity(1)	$(1,254,618)	$(1,254,618)	$1,001,361	$1,001,361	—
Susan C. Miller
	Severance Payment	—	—	—	$1,023,687	$2,047,375
	Unvested Stock Options(1)	—	—	—	—	—
	Unvested RSUs(1)	—	—	—	—	—
	Unvested PUs(1)	$1,895,267	$1,895,267	$2,991,031	$2,991,031	$2,641,321
	Unvested MSUs(1)	$1,557,876	$1,557,876	$2,473,007	$2,473,007	$2,088,988
	Outplacement	—	—	—	$25,000	$25,000

Total		$3,453,143	$3,453,143	$5,464,038	$6,512,725	$6,802,684

	Value of Forfeited Equity(1)	$(1,277,166)	$(1,277,166)	$733,733	$733,733	—

(1)
Values for equity awards were determined as follows: (i) for stock options, the number of shares that would have been exercisable multiplied by the difference between the fair market value of our common stock on December 29, 2017, the last trading day of our 2017 fiscal year, and the applicable exercise price; (ii) for RSUs, PUs and MSUs, the number of shares that would have been acquired or forfeited on vesting multiplied by the fair market value of our common stock on December 29, 2017.

(2)
Mr. Gravanis and Mses. Hill and Miller qualified as retirement eligible at the end of fiscal year 2017 because they had reached the age of 55 and had over ten years of service with our company. As a result, in every termination scenario, all of their unvested equity awards would vest, with unvested PUs and MSUs vesting on a prorated basis after the end of their respective performance period based on our actual performance.

Avery Dennison Corporation  | 2018 Proxy Statement  | 78

        In addition to the amounts shown in the table on the previous page, in the event of termination, our Current NEOs would be entitled to receive their accrued and vested benefits under any pension and deferred compensation plans in which they participate. These amounts would be determined and paid in accordance with the terms and conditions of the applicable plans, and are not included in the table. See 2017 Pension Benefits and 2017 Nonqualified Deferred Compensation for information on these benefits.

        None of our Current NEOs has an employment contract; if an NEO is no longer performing at the expected level, he or she can be terminated for cause immediately without receiving a contractually-guaranteed payment. The other potential payments upon termination or a change of control are described below.

EXECUTIVE SEVERANCE PLAN

        Each of our Current NEOs is a participant in the Severance Plan. Upon involuntary termination not for cause, they would be entitled to the following benefits:

        Benefits Not Subject to Gross up.    Benefits are subject to withholding for all applicable taxes and not grossed-up for taxes.

        Trigger for Benefits.    Involuntary termination, which excludes termination for cause; due to disability; due to death; due to voluntary resignation; or due to an executive declining simultaneous or continuing employment in a comparable position.

        Definition of Cause.    Cause is defined as (i) commission of a crime or other act that could materially damage the reputation of our company or its subsidiaries; (ii) theft, misappropriation, or embezzlement of company or subsidiary property; falsification of company or subsidiary records; (iii) substantial failure to comply with written policies and procedures; (iv) misconduct; or (v) substantial failure to perform material job duties not cured within 30 days after written notice.

        Mr. Gravanis' severance benefits would be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would receive the greater of the amount provided under the Severance Plan and the amount required by those laws and regulations.

        In connection with her separation from our company and in accordance with the terms and conditions of the Severance Plan, Ms. Bramman received severance benefits of $1,223,313, which included (i) $575,025, her annual base salary as of her termination date; (ii) $633,965, her highest AIP award in the last three years; and (iii) $14,323, the cash value of twelve months of premiums for qualified medical and dental plans in which she participated as of her termination date. In consideration of her receipt of these benefits, Ms. Bramman agreed to a waiver and release of any claims against our company and to non-competition, non-solicitation and non-disclosure covenants in favor of our company.

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KEY EXECUTIVE CHANGE OF CONTROL SEVERANCE PLAN

        Each of our Current NEOs is also a participant in the COC Severance Plan, which is designed to retain certain key executives during a period in which a change of control transaction is being negotiated or a hostile takeover is being attempted. Participants are only entitled to benefits if they are terminated not for "cause" or terminate employment for "good reason" within 24 months of the change of control (a "double trigger"). In such circumstances, they would be entitled to the following benefits:

        Benefits Not Subject to Gross-up.    Benefits are subject to withholding for all applicable taxes and not grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a particular NEO, the NEO can elect to receive (i) his or her full benefits, with him or her responsible for paying any applicable excise taxes, or (ii) reduced benefits to an amount sufficient to eliminate any excise tax liability.

        Definition of Change of Control.    Change of control is defined as (i) replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or (ii) acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of (A) together with any of our company's stock previously held, more than 50% of the total fair market value or the total voting power of our company's stock; (B) 30% or more of the total voting power of our company's stock during any 12-month period; or (C) assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company's assets during any 12-month period.

        Definition of cause.    Cause is defined as it is under the Severance Plan.

        Definition of good reason.    Good reason is defined as (i) material diminution in base compensation; (ii) material diminution in authority, duties, or responsibilities or supervisor's authority, duties, or responsibilities; (iii) material change in geographic job location; or (iv) any other action or inaction that constitutes a material breach by our company.

        Mr. Gravanis' severance benefits would be subject to applicable Dutch labor laws and regulations in effect at the time of his separation, and he would receive the greater of the amount provided under the COC Severance Plan and the amount required by those laws and regulations.

EQUITY INCENTIVE PLANS

        Under both our previous Amended and Restated Stock Option and Incentive Plan last approved by our stockholders in April 2012 and our 2017 Incentive Award Plan approved by stockholders in April 2017, unvested equity awards held by our Current NEOs on the date of termination would be treated as set forth in the table on the following page. Mr. Gravanis and Mses. Hill and Miller qualified as retirement eligible at the end of our 2017 fiscal year because they had reached the age of 55 and had over ten years of service with our company.

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VESTING OF EQUITY AWARDS ON TERMINATION EVENTS

	PUs	MSUs	RSUs	Stock Options
Resignation/Involuntary Termination, whether For or Not for Cause	Cancelled	Cancelled	Cancelled	Cancelled
Death	Vest at time of event on a prorated basis based on target performance	Vest at time of event on a prorated basis based on target performance	Vest	Cancelled

Qualifying Disability	Same as death	Same as death	Vest	Cancelled

Qualifying Retirement	Vest after the end of the performance period on a prorated basis based on actual performance	Vest after the end of the performance period on a prorated basis based on actual performance	Vest	Vest and exercisable by our CEO for the full term of the option and by our other NEOs for the lesser of five years and the full term of the option
Change of Control*	Vest based on target performance only in the event of termination without cause or for good reason within 24 months after change of control	Vest based on target performance only in the event of termination without cause or for good reason within 24 months of the change of control	Vest only in the event of termination without cause or for good reason within 24 months after change of control	Vest only in the event of termination without cause or for good reason within 24 months after change of control
*
Unvested stock options granted prior to April 26, 2012 would vest on change of control consistent with terms and conditions of previous stockholder-approved version of an Amended and Restated Stock Options and Incentive Plan.

        All unvested MSUs, PUs and RSUs held by Ms. Bramman on the date of her termination of employment were cancelled in accordance with the provisions described above. She held no stock options as of the date of her termination.

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EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 30, 2017

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders
Amended and Restated Stock Option and Incentive Plan(1)	2,514,362	$44.39	—
Amended and Restated Director Equity Plan(2)	4,000	$20.64	—
2017 Incentive Award Plan(3)	69,772	—	5,295,342

Total	2,588,134	$44.22	5,295,342

(1)
Our Amended and Restated Stock Option and Incentive Plan (the "Previous Plan") was last approved by stockholders in April 2012. We last issued awards under the Previous Plan in March 2017. Under the Previous Plan, shares issuable under outstanding equity awards granted prior to December 30, 2017 included (i) stock options, RSUs and DSUs for non-employee directors and (ii) stock options, RSUs, PUs and MSUs for officers and other eligible employees. Amount in column (A) includes 543,592 stock options; 140,410 RSUs; 155,333 DSUs; 844,240 MSUs (including accrued dividend equivalents and reflecting the unvested tranches of the MSUs granted in 2014, 2015, 2016 and 2017 at the maximum level of performance as actual performance would result in above-target payouts and the tranches subject to vesting as of December 30, 2017 at 200%, 200%, 200% and 188%, respectively, reflecting the payout based on actual performance); 904,559 PUs (reflecting the maximum level of performance for the relative TSR component of 2015-2017, 2016-2018 and 2017-2019 MTIP cycles as actual performance would result in above-target payouts, and a weighted-average of 185%, 189% and 163%, respectively, for the cumulative EVA component of these MTIP cycles). Price in column (B) does not include RSUs, DSUs, MSUs, PUs or dividend equivalents.

(2)
Under our Amended and Restated Director Equity Plan, equity awards included stock options and DSUs. We last issued awards under this plan in April 2009 and thereafter began issuing our non-employee directors awards under the Previous Plan. Amount in column (A) includes only stock options.

(3)
Our 2017 Incentive Award Plan (the "Current Plan") was approved by our stockholders in April 2017. We began issuing awards under the Current Plan in May 2017. Under the Current Plan, shares issuable under outstanding equity awards granted prior to December 30, 2017 included (i) RSUs and DSUs for non-employee directors and (ii) RSUs for officers and other eligible employees. Amount in column (A) represents the actual awards granted to non-employee directors, officers and other eligible employees. Amount in column (C) represents the aggregate number of shares available for future issuance, with each full-value award decreasing the number of shares available for future issuance by 1.5 shares.

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CEO PAY RATIO

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing this disclosure about the relationship between the median annual total compensation of our employees to the annual total compensation of our CEO. To understand this disclosure, we think it is important to give context about our operations. We are located in places around the world to best serve our customers, with approximately 76% of our revenues generated outside the U.S. and approximately 48% of our revenues generated in emerging markets (Asia, Latin America, Eastern Europe and Middle East/Northern Africa). As a global organization with employees located in over 50 countries, approximately 87% of our employees are located outside the U.S. and approximately 71% are located in emerging markets. We offer market-based, competitive wages and benefits in all the markets where we compete for talent — 99% of our employees are paid in excess of the minimum wage. Our CEO's compensation is driven by pay for performance, in-line with our peers and commensurate with that provided by companies of similar size, scale and performance.

PAY RATIO FOR 2017

  •
  The annual total compensation of our median employee (among all employees except for our CEO) was approximately $12,016.
  •
  Our CEO's annual total compensation, as reported in the Total column of the 2017 Summary Compensation Table, was $8,959,468.
  •
  Based on this information, a reasonable estimate of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee was approximately 746 to 1.

        We calculated this ratio based on the rules and guidance provided by the SEC. SEC rules allow for varying methodologies for companies to use in identifying their median employee; other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their CEO pay ratios. Consequently, the CEO pay ratios reported by other companies are unlikely to be meaningful for purposes of comparison to our CEO pay ratio.

IDENTIFICATION OF MEDIAN EMPLOYEE

        For purposes of identifying our median employee, we considered annual base compensation, which is the most common pay element for all our employees, as reflected in our global human resources information system. We selected this compensation element because it represents the principal broad-based compensation element for the vast majority of our employees globally. We measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2017. No cost-of-living adjustments were made.

        We selected November 1, 2017 as the date on which to determine our median employee. As of that date, we had 30,256 employees, 26,231 of which were located outside of the United States and approximately 21,000 of which were located in emerging markets. We utilized the de minimis exemption to eliminate countries representing no more than 5% of our global population in the aggregate. The countries excluded were Indonesia, Pakistan and Sri Lanka, with 542, 202 and 646 employees, respectively, in the aggregate representing approximately 4.6% of our global population. We used a statistical sampling approach known as stratified sampling to concentrate on medianable employees, which were those within a narrow range of the estimated median salary of $9,524, because these employees were all reasonably likely to be our median employee. As a result of this statistical sampling process, we identified 647 employees with a salary within $500 of this amount. Employees from China represented 51% of the medianable group; as a result, we narrowed the medianable group to those 329 employees. Finally, we identified the nine employees who were potentially our median employee by analyzing additional qualitative and quantitative characteristics, including pay volatility.

        Using this methodology, we determined that our median employee was a full-time, salaried employee working at a manufacturing facility in China, with annual base compensation of approximately $10,498. For purposes of this disclosure, we converted the employee's base compensation from Chinese Yuan to U.S. dollars using the exchange rate as of December 1, 2017 of 0.15074998.

CALCULATION OF MEDIAN EMPLOYEE'S COMPENSATION

        In determining the annual total compensation of approximately $12,016 for our median employee, as required by SEC rules, we calculated the employee's compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO's total compensation for the 2017 Summary Compensation Table.

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ITEM 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee — which is directly responsible for the appointment, compensation (including approval of audit and non-audit fees) and evaluation of the independent registered public accounting firm that audits our financial statements and internal control over financial reporting — has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for fiscal year 2018, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits this appointment for stockholder ratification as an element of our strong governance program. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the committee were to determine that doing so would be in the best interests of our company and stockholders.

        Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer questions from stockholders.

AUDIT COMMITTEE EVALUATION

        In determining whether to reappoint PwC, the Audit Committee considered the qualifications, performance, and independence of the firm and the audit engagement team, the quality of its discussions with PwC, and the fees charged by PwC for the quality and breadth of services provided. In connection with the 2018 appointment, the Audit Committee considered, among other things, the following:

  •
  Audit Quality — The quality of PwC's audit and non-audit work, based on its oversight of the firm's work product, as well as its discussions with management in executive session without PwC present and its discussions with PwC in executive session without management present;

  •
  Performance — PwC's reports on its quality controls and its performance during our 2017 and prior-year audits;

  •
  Qualitative Review — The results of our global survey of members of management and the Audit Committee evaluating PwC's (i) expertise and resources, (ii) audit planning, (iii) communication and interaction, (iv) independence, objectivity and professional skepticism and (v) value for fees;

  •
  Self-Assessment — PwC's annual self-assessment of its accomplishments in connection with its audit, its satisfaction of the service needs and expectations of the Audit Committee and management, and areas of continued focus and improvement opportunities;

  •
  Regulatory Reviews — External data on the firm's audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on PwC and its peer firms;

  •
  Reasonableness of Fees — The appropriateness of PwC's fees for audit and non-audit services, both on an absolute basis and relative to comparable firms;

  •
  Independence — Written disclosures from the firm and the independence letter required by the PCAOB; and

  •
  Tenure — PwC's tenure as our independent auditor, including the benefits of having a long-tenured auditor and the controls in place to mitigate any potential independence risk.

        The Audit Committee determined that the appointment of PwC is in the best interest of our company and stockholders. The Audit Committee has appointed, subject to stockholder ratification, PwC as our independent registered public accounting firm for fiscal year 2018 and recommends that stockholders ratify the appointment at the Annual Meeting.

RECOMMENDATION OF BOARD OF DIRECTORS

        Our Board recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2018. Properly dated and signed proxies will be so voted unless you specify otherwise.

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AUDIT MATTERS

AUDITOR TENURE

        PwC has been our independent registered public accounting firm since 1998 and served in that capacity during fiscal year 2017. Through its predecessor entities, the firm has served as our auditor since at least 1960, which was the first year our financial statements were subject to SEC reporting requirements. We have not determined the exact year PwC began serving as the auditor for our company. PwC is very well qualified to act as our independent registered public accounting firm and has a deep understanding of our operations and accounting practices. Some governance stakeholders have suggested that long tenure poses a risk to auditor independence. The Audit Committee believes, however, that PwC's years of experience auditing our company confers significant benefits, including the following:

  •
  Higher Audit Quality — PwC has deep institutional knowledge regarding our operations, businesses, and accounting policies and practices;

  •
  Economies of Scale — PwC has a global presence with resources in virtually all of the countries in which we do business, enabling the firm to cost-effectively perform statutory audit work on our subsidiary accounts; and

  •
  Cost Efficiency — Having familiarity with our business allows PwC to perform its services and ensure audit quality more cost-competitively than other firms.

        In conducting its periodic review of whether to appoint a new independent registered public accounting firm, the Audit Committee considers the fact that onboarding a new firm would require a significant time commitment on the part of management, potentially distracting from the paramount focus on financial reporting and internal controls, without necessarily increasing audit quality.

        The Audit Committee has several controls in place to mitigate any potential independence risk, including the following:

  •
  Limits on Non-Audit Services — The Audit Committee assesses the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of these services, as well as during its annual assessment of the firm's independence;

  •
  Periodic Consideration of Auditor Rotation — The Audit Committee periodically considers whether to change the independent registered public accounting firm based on its assessment of PwC's audit quality, performance, compensation and independence;

  •
  Executive Sessions — The Audit Committee meets regularly both with PwC without management present and with management without PwC present; and

  •
  Lead Audit Partner Selection — The Audit Committee selects any new lead audit partner, in consultation with members of senior management and representatives of PwC.

        In order to regularly bring a fresh perspective to the engagement, a new lead audit partner is designated at least every five years, and a new partner was last designated for the 2014 audit. The then-serving Audit Committee Chair and other members of the committee interviewed the partner prior to his designation, and the Audit Committee as a whole was directly responsible for making the selection, in consultation with members of senior management and representatives from PwC. During 2017, the entire Audit Committee met with the candidate proposed to be the next lead audit partner, who is expected to be designated by the Committee for the 2019 audit.

AUDITOR INDEPENDENCE

        PwC has advised us that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or our subsidiaries. As a result, PwC has confirmed to the Audit Committee that it is in compliance with all rules, standards and policies of the PCAOB and the regulations of the SEC governing auditor independence.

        The Audit Committee considers the impact providing non-audit services may have on PwC's independence each time it approves the firm's provision of such services, as well as during its annual assessment of the firm's independence. In February 2018, the Audit Committee reviewed the non-audit services approved by the Committee and provided by PwC during 2017, including the related fees, and determined that the firm's provision of these services did not impair PwC's independence.

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AUDITOR COMPENSATION

        In negotiating and approving PwC's fees and services, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our operations, businesses, accounting policies and practices, internal controls, and financial and information technology systems, as well as whether the services enhance our ability to manage or control risks and maintain audit quality. The Audit Committee monitors the services rendered and fees paid to PwC to ensure that the services are within the parameters approved by the Audit Committee.

COMMITTEE APPROVAL OF FEES

        The Audit Committee has adopted procedures for the pre-approval of all audit and non-audit services provided by the independent registered public accounting firm, and the fees paid to PwC in 2017 were pre-approved. The Audit Committee pre-approved 2017 audit fees in February of that year, received a mid-year update in July and assessed the final fees in connection with its review of the results of the audit in February 2018. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, audit services and non-audit services. Additional Audit Committee approval is required for non-audit services not included in the initial plan or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated interim pre-approval authority to its Chair for services not included in the audit plan; these services are reviewed with the entire Audit Committee at a subsequent meeting.

AUDIT FEES

        For fiscal years 2017 and 2016, PwC provided the services shown below for our company — all of which were approved by the Audit Committee using the procedures described above — for which we paid the firm the fees indicated.

	2017	2016

Audit Fees(1)	$8,025,000	$6,957,000
Audit-Related Fees(2)	448,000	788,000
Tax Fees:
Tax Compliance(3)	1,949,000	2,214,000
Tax Planning(4)	1,369,000	1,843,000
All Other Fees(5)	55,000	13,000

Total Fees	$11,846,000	$11,815,000

(1)
Includes fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting; audits in connection with statutory filings; and other services that the principal independent registered public accounting firm most effectively and efficiently can provide, such as procedures related to audits of our income tax provisions and related reserves, consents and review of our SEC filings.

(2)
Includes fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements, including assistance in financial due diligence related to acquisitions and divestitures; accounting consultations; consultations concerning financial accounting and reporting standards; general advice on implementation of SEC and Sarbanes-Oxley requirements; and audit services not required by statute or regulation. This category also includes audits of pension and other employee benefit plans, as well as the review of financial or information technology systems and internal controls unrelated to the audit of the financial statements.

(3)
Includes fees associated with tax compliance such as preparation of tax returns, tax audits and transfer pricing.

(4)
Includes fees for domestic and international tax planning, and tax planning related to restructurings, acquisitions and divestitures.

(5)
Includes fees for any services other than those described in the above categories. Included an information technology license in both years, and a research and development study in Israel and a trade compliance project in Malaysia in 2017.

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AUDIT AND FINANCE COMMITTEE REPORT

COMPOSITION AND QUALIFICATIONS

        The Audit and Finance Committee (referred to in this report as the "Committee") of our Board of Directors is comprised of the directors named below, each of whom meets the enhanced independence and experience standards for audit committee members set forth in Securities and Exchange Commission (SEC) rules and New York Stock Exchange (NYSE) listing standards. Our Board of Directors has determined all members to be financially literate and designated each of Messrs. Anderson, Barker and Siewert as an "audit committee financial expert" under applicable SEC regulations. Members of the Committee are prohibited from sitting on the audit committee of more than two other public companies, and all members are in compliance with this restriction.

PRIMARY RESPONSIBILITIES

        The Committee has a written charter adopted by our Board of Directors, which is available on our website at www.averydennison.com/auditcharter. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was last amended in February 2017.

        During fiscal year 2017, the Committee primarily performed the following activities on behalf of our Board of Directors:

  •
  Reviewed and discussed with management and the independent registered public accounting firm our quarterly and annual financial results, earnings release documentation and the related reports filed with the SEC;

  •
  Reviewed and discussed with management, the Vice President of Internal Audit and the independent registered public accounting firm our internal controls report and the independent registered public accounting firm's attestation thereof;

  •
  Evaluated the qualifications, performance and independence of the independent registered public accounting firm and met with representatives of the firm to discuss the scope, budget, staffing and progress of the firm's audit;

  •
  Supervised the Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit and evaluated his personal performance, as well as the performance of the internal audit function; and

  •
  Discussed significant financial risk exposures and the steps taken by management to monitor and control these exposures.

OVERSIGHT OF CONSOLIDATED FINANCIAL STATEMENTS

        Management is responsible for our consolidated financial statements, accounting and financial reporting policies, internal control over financial reporting, and disclosure controls and procedures. The Committee appointed the independent registered public accounting firm of PricewaterhouseCoopers LLP (PwC) to provide audit, audit-related and tax compliance services, with limited tax planning and other services to the extent approved by the Committee. PwC was responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee's responsibility is to monitor and oversee our accounting and financial reporting processes, the audit of our consolidated financial statements and our internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

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        The Committee reviewed and discussed our consolidated financial statements and related footnotes for the fiscal year ended December 30, 2017 — including our company's critical accounting policies and management's significant estimates and judgments — with management and PwC, as well as PwC's report and unqualified opinion on the audit. Management represented to the Committee and PwC that our consolidated financial statements were prepared in accordance with GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB and currently in effect. The Committee received the written disclosures and the letters from PwC required by the applicable requirements of the PCAOB regarding communications concerning independence, including Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and Rule 3524, Audit Committee Pre-approval of Certain Tax Services, and discussed with PwC its independence from our company and management.

        Based on the Committee's review and discussions with management and PwC described above, as well as the Committee's review of the representations of management and the audit report and unqualified opinion of PwC, the Committee recommended that our Board of Directors approve the inclusion of the audited consolidated financial statements for the year ended December 30, 2017 in our Annual Report on Form 10-K filed with the SEC.

OVERSIGHT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Committee's responsibility is to appoint the independent registered public accounting firm, and monitor and oversee the firm's qualifications, compensation, performance and independence. In this capacity, the Committee reviewed with PwC the overall scope of and fees for its audit, and monitored the progress of PwC's audit in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the firm's findings and required resources.

        PwC provided to the Committee the written disclosures and independence letter required by the PCAOB. The Committee discussed with PwC its independence from our company and management and concluded that PwC was independent during fiscal year 2017. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax and other services and has concluded for 2017 that PwC's provision of non-audit services to our company was compatible with maintaining its independence.

        Under its charter, the Committee is required to periodically consider whether it is appropriate to change the independent registered public accounting firm, and the Committee most recently evaluated with management and PwC regarding whether it may be appropriate to do so in 2015, with a view to ensuring that audit quality would continue to be paramount. The Committee determined at that time to retain PwC.

        The Committee has determined that the appointment of PwC as our independent registered public accounting firm for fiscal year 2018 is in the best interest of our company and stockholders. The Committee has appointed PwC and recommends that stockholders ratify the appointment at the Annual Meeting.

OVERSIGHT OF INTERNAL AUDIT

        The Committee's responsibility is to monitor and oversee our internal audit function, reviewing the significant audit results reported to management and management's responses thereto. In this capacity, the Committee reviews with the Vice President of Internal Audit the overall scope and budget for the internal audit, and regularly monitors internal audit's progress in assessing our compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the Vice President of Internal Audit's findings and required resources. The Committee directly supervises the Vice President of Internal Audit in the conduct of his operational responsibilities and evaluates his individual performance as well as that of the entire internal audit function.

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EXECUTIVE SESSIONS

        The Committee regularly meets separately in executive session without management present with each of the Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of our accounting and financial reporting and internal control. The Committee also periodically meets, without PwC or the Vice President of Internal Audit present, with management, as well as occasionally with only our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and General Counsel to discuss, among other things, significant risk exposures impacting our financial statements and accounting policies.

STOCKHOLDER FEEDBACK

        The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints regarding our accounting, internal controls and auditing matters. See Complaint Procedures for Accounting and Auditing Matters in the Governance, Sustainability and Social Responsibility section of this proxy statement. The Committee welcomes feedback regarding its oversight of our audit and finance programs. Stockholders may communicate with the Committee by writing to the Audit and Finance Committee Chair, c/o Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

Patrick T. Siewert, Chair
Anthony K. Anderson
Peter K. Barker
Ken C. Hicks
Andres A. Lopez
Martha N. Sullivan

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SECURITY OWNERSHIP INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND SIGNIFICANT STOCKHOLDERS

        The table below shows the number of shares of our common stock beneficially owned by our (i) directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent, or "significant," stockholders, in each case as of the February 26, 2018 record date for the Annual Meeting. "Beneficial ownership" means that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The reporting of information in the table does not constitute an admission that the individual, group or entity is, for the purpose of Section 13 or 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the beneficial owner of the shares shown.

NAME OF BENEFICIAL OWNER	COMMON STOCK(1)	NUMBER OF SHARES SUBJECT TO DSUS, OPTIONS EXERCISABLE, AND RSUS VESTING WITHIN 60 DAYS(2)	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS(3)

Directors
Dean A. Scarborough	194,109	250,962	445,071	*
Bradley A. Alford	12,298	32,163	44,461	*
Anthony K. Anderson	1,244	8,070	9,314	*
Peter K. Barker	24,703	45,234	69,937	*
Mitchell R. Butier	155,610	3,809	159,419	*
Ken C. Hicks	20,303	28,521	48,824	*
Andres A. Lopez	148	285	433	*
David E. I. Pyott	12,227	65,651	77,878	*
Patrick T. Siewert	10,519	—	10,519	*
Julia A. Stewart	12,943	51,484	64,427	*
Martha N. Sullivan	7,961	8,791	16,752	*
Non-Director NEOs
Gregory S. Lovins	15,185	—	15,185	*
Georges Gravanis	22,552	—	22,552	*
Anne Hill	39,022	—	39,022	*
Susan C. Miller	49,178	—	49,178	*
Anne L. Bramman	6,203	—	6,203	*
All current directors and executive officers as a group (18 persons)	580,685	517,952	1,098,637	1.3%
Significant stockholders
The Vanguard Group(4)	10,102,916	—	10,102,916	11.5%
BlackRock, Inc.(5)	6,761,758	—	6,761,758	7.7%
State Street Corporation(6)	4,793,642	—	4,793,642	5.4%

(1)
Except as otherwise noted herein, each director, NEO and executive officer has sole voting and investment power with respect to the shares indicated and no shares have been pledged as security by any such person. Includes for the following beneficial owners the following amounts of shares held in various employee savings plans as of February 26, 2018: Mr. Scarborough — 43,673; Mr. Butier — 3,742; Mr. Lovins — 1,944; Ms. Hill — 2,742; Ms. Miller — 684; and all current directors and executive officers as a group — 58,106. For Mr. Scarborough, also includes 3,315 shares held in the Capital Accumulation Plan, a legacy deferred compensation plan that last received deferrals in 2005; and 148 and 20 shares held by his wife and one of his children, respectively, as to which he disclaims beneficial ownership. For Ms. Miller, also includes 16,106 shares held in the EVDRP.

(2)
Numbers reported in this column are not entitled to vote at the Annual Meeting. Includes the following number of DSUs deferred through the DDECP by the following directors as of February 26, 2018, as to which they have no voting or investment power: Mr. Alford — 16,154; Mr. Anderson — 8,070; Mr. Barker — 27,225; Mr. Hicks — 12,512; Mr. Lopez — 285; Mr. Pyott — 47,642; Ms. Stewart — 35,475; and Ms. Sullivan — 7,967. DSUs are included as beneficially owned because, if any of these directors were to resign or retire from our Board, their DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the separating director.

(3)
Percent of class based on 88,101,594 shares of our common stock outstanding as of February 26, 2018. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

(4)
Number of shares beneficially owned based on information as of December 31, 2017 contained in Amendment No. 7 to Schedule 13G filed with the SEC on February 12, 2018. The Vanguard Group has sole voting power with respect to 125,625 shares; shared voting power with respect to 15,065 shares; sole dispositive power with respect to 9,966,739 shares; and shared dispositive power with respect to 136,177 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act, with a business address of 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

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(5)
Number of shares beneficially owned based on information as of December 31, 2017 contained in Amendment No. 9 to Schedule 13G filed with the SEC on January 29, 2018. BlackRock, Inc. has sole voting power with respect to 5,880,306 shares and sole dispositive power with respect to all 6,761,758 shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of 55 East 52nd Street, New York, New York 10055.

(6)
Number of shares beneficially owned based on information as of December 31, 2017 contained in Schedule 13G filed with the SEC on February 14, 2018. State Street Corporation has shared voting power and shared dispositive power with respect to all 4,793,642 shares. State Street Corporation is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act, with a business address of State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers, and owners of greater than 10% our equity securities (collectively, our "Insiders") to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers and have instituted procedures to assist them with complying with their reporting obligations. We reviewed our records, SEC filings and written representations from our directors and executive officers that no other reports were required to have been filed.

        All of our Insiders complied with the Section 16(a) filing requirements on a timely basis during 2017.

RELATED PERSON TRANSACTIONS

        Both our Code of Conduct and Conflict of Interest Policy (our "COI Policy") provide that conflicts of interest should be avoided. Under our Governance Guidelines, directors are expected to comply with the Code of Conduct and avoid any action, position or interest that conflicts with the interests of our company, or gives the appearance of a conflict. Our COI Policy proscribes any of our officers (including our executive officers) or employees, or any of their immediate family members, from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with our company without approval in writing from the Governance Committee. Under our COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing to our General Counsel/Secretary for any further necessary review by the Governance Committee.

        On an annual basis, all of our employees at the level of manager and above are required to complete a compliance certification in which they must (i) disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and (ii) certify their compliance with our COI Policy and Code of Conduct. Non-supervisory professionals in our sales, marketing, customer service and purchasing functions complete this certification in even years, and non-supervisory professionals in our technology, finance, supply chain, technical services, environmental, health and safety, legal and risk functions do so in odd years. All disclosures are reviewed by our compliance department in consultation with our law department and senior management to determine whether the activity has the potential to significantly influence our business. The Governance Committee receives a report from our Chief Compliance Officer on the disclosures elicited in the annual certification and, in the event that a disclosure potentially gives rise to a conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual's judgment or actions in performing his or her duties for our company.

        In addition, each of our directors and executive officers annually completes a questionnaire designed to solicit information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by the General Counsel/Secretary in connection with the annual assessment of director independence and review of related person transactions. Responses from executive officers are reviewed by the Office of the General Counsel with oversight by the Governance Committee in the event any transactions are identified.

        We review internal financial records to identify transactions with security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of our common stock to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. Findings are then discussed with the Governance Committee.

        During fiscal year 2017, there were no related person transactions requiring disclosure under Item 404 of Regulation S-K. To our knowledge, all related person transactions were subject to review under our policies and procedures.

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VOTING AND MEETING Q&A

ANNUAL REPORT AND PROXY MATERIALS

WHEN WILL I RECEIVE THE 2017 ANNUAL REPORT?

        We will mail or make available our 2017 Annual Report to Stockholders to all stockholders of record on or about March 15, 2018.

HOW DO I ACCESS THE 2018 PROXY MATERIALS?

        We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending the Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record. Brokers, banks and other nominees (collectively, "nominees") who hold shares on behalf of beneficial owners (also called "street name" holders) will send a similar notice. You will have the ability to access our proxy materials on the website referred to in the Notice. Instructions on how to request printed proxy materials by mail, including an option to receive paper copies in the future, may be found in the Notice and on the website referred to in the Notice.

        On or about March 15, 2018, we intend to make this proxy statement available on the Internet and mail the Notice to all stockholders entitled to vote. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who have previously requested paper copies on or about March 16, 2018. In addition, if you request paper copies of these materials for the first time, they will be mailed within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

        Stockholders of record may obtain a copy of this proxy statement without charge by writing to our Corporate Secretary, Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

WHAT IS HOUSEHOLDING?

        We have adopted a procedure approved by the SEC called householding. Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and prevents duplicative information from being received at your household. Householding affects only the delivery of proxy materials; it has no impact on the delivery of dividend checks.

        For holders who share a single address, we are sending only one annual report and proxy statement to that address unless we have received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our annual report or proxy statement, or if you receive multiple copies of our annual report or proxy statement and wish to receive a single copy in the future, you may make your request by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 800.542.1061 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

HOW CAN I ACCESS THE ANNUAL REPORT AND PROXY MATERIALS ELECTRONICALLY?

        Instead of receiving paper copies of proxy statements and annual reports by mail in the future, you can elect to receive an email that will provide a link to these documents on the Internet. By electing to access proxy materials via the Internet, you will be able to access them more quickly, save us the cost of printing and mailing them to you, reduce the amount of mail you receive from us, and help us preserve environmental resources.

        You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you vote on the Internet, simply follow the prompts on the voting website to link to the electronic enrollment website.

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VOTING

WHO IS ENTITLED TO VOTE?

        Stockholders of record as of the close of business on February 26, 2018 are entitled to notice of, and to vote at, the Annual Meeting. Our common stock is the only class of shares outstanding, and there were 88,101,594 shares of common stock outstanding on February 26, 2018. A list of stockholders entitled to vote will be available for inspection at the Annual Meeting, as well as starting 10 days before the Annual Meeting during regular business hours at our company headquarters. You are entitled to one vote for each share of common stock held on the record date.

HOW DO I VOTE?

        You may vote by submitting a proxy or voting in person at the Annual Meeting. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

        The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

    •
    If you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

    •
    If you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy by telephone or on the Internet by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and returning it in the preaddressed, postage paid envelope provided.

        We encourage you to vote by proxy by telephone or on the Internet since these methods immediately record your vote and allow you to confirm that your votes have been properly recorded. Telephone and Internet voting facilities close at 11:59 p.m. Eastern Time on April 25, 2018.

WHAT IF MY SHARES WERE ACQUIRED THROUGH THE DIRECT SHARE PURCHASE AND SALE PROGRAM?

        Shares acquired through our Direct Share Purchase and Sale Program may be voted by following the procedures described above.

WHAT IF MY SHARES ARE HELD IN THE EMPLOYEE SAVINGS PLAN?

        If you hold shares as a participant in our Employee Savings (401(k)) Plan, your vote serves as a voting instruction to Fidelity Management Trust Company, the trustee of the plan, on how to vote the shares you hold through the plan. Your voting instruction must be received by the trustee by 11:59 p.m. Eastern Time on April 23, 2018.

        If the trustee does not receive your instruction in a timely manner, your shares will be voted in the same proportion as the shares voted by participants in the plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as the shares voted by participants in the plan who timely furnish instructions.

HOW DO I REVOKE MY PROXY OR CHANGE MY VOTE AFTER I HAVE VOTED?

        If you give a proxy pursuant to this solicitation, you may revoke it at any time before it is acted upon at the Annual Meeting by (i) submitting another proxy by telephone or on the Internet (only your last voting instructions will be counted); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iv) voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

        If your shares are held in street name, you may change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote. Shares held in our Employee Savings Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 23, 2018, nor can they be voted in person at the Annual Meeting.

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IS MY VOTE CONFIDENTIAL?

        Except in contested proxy solicitations, when required by law or as expressly authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction is confidential and will not be disclosed to any other person other than the broker, trustee, agent or other entity tabulating your vote. Our directors, officers or employees will not be able to learn how you voted.

HOW WILL VOTES BE COUNTED?

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent inspector of election appointed by our Board. The inspector of election will also determine whether a quorum is present. At the Annual Meeting, shares represented by proxies that reflect abstentions or "broker non-votes" (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee neither has non-discretionary authority to vote nor has been given actual authority to vote on a particular item) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. Items 1 and 2 are "non-routine" under the rules of the NYSE, and Item 3 is routine. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Item 1, election of directors, or Item 2, approval, on an advisory basis, of our executive compensation. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

        The vote required to approve each of the Annual Meeting items, as well as the impact of abstentions and broker non-votes, is shown in the chart below.

ITEM	VOTE REQUIRED	IMPACT OF ABSTENTIONS	IMPACT OF BROKER NON-VOTES
Election of directors	Majority of votes cast	Not counted as votes cast; no impact on outcome	Not counted as votes cast; no impact on outcome
Advisory vote to approve executive compensation	Majority of shares represented and entitled to vote	Negative impact on outcome	Not counted as represented and entitled to vote; no impact on outcome
Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for fiscal year 2018	Majority of shares represented and entitled to vote	Negative impact on outcome	Not applicable

WHAT IF THERE IS ADDITIONAL BUSINESS TO BE VOTED ON?

        As of the date of this proxy statement, we know of no other business to be presented for consideration at the meeting. However, if any other business properly comes before the meeting, your vote will be cast on any such other business in accordance with the best judgment of the individuals acting pursuant to your proxy.

HOW DO I FIND VOTE RESULTS?

        We expect to announce preliminary voting results at the Annual Meeting and report final voting results in a Current Report on Form 8-K filed with the SEC on or before May 2, 2018.

ANNUAL MEETING

WHAT IS THE TIME AND LOCATION OF THE ANNUAL MEETING?

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 26, 2018 at the Embassy Suites, 800 North Central Avenue, Glendale, California 91203.

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HOW CAN I ATTEND THE MEETING?

        If you would like to attend the Annual Meeting, please bring photo identification. If you are a stockholder of record, you may bring the top half of your proxy card or your Notice to serve as your admission ticket. If you hold your shares in street name, you will be required to present proof of ownership to be admitted into the meeting. Acceptable documentation includes your Notice, a recent brokerage statement or a letter from your nominee evidencing your beneficial ownership of shares of our common stock as of February 26, 2018. If you would like to secure admission in advance, you may send a written request with proof of ownership to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        Stockholders will be admitted into the Annual Meeting beginning at 1:00 p.m. Pacific Time and seating will be on a first-come basis. For safety and security reasons, cameras, recording equipment, computers, or large bags or other packages will not be permitted into the meeting.

MAY I ASK QUESTIONS AT THE MEETING?

        Our Chairman will conduct the Annual Meeting in an orderly and timely manner in accordance with our Bylaws and Delaware law. To assist him in fulfilling his responsibilities, we have established rules for stockholders wishing to address the meeting, which will be available at the meeting. Only stockholders as of the record date or their properly-appointed proxies may ask questions at the meeting, and they may do so only after recognized by our Chairman, who may limit the length of discussion on any particular matter.

        As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations department by email to investorcom@averydennison.com or by mail to Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Contacting Our Board in the Our Board of Directors section of this proxy statement.

OTHER MATTERS

HOW ARE PROXIES BEING SOLICITED?

        We have retained D. F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement of out-of-pocket expenses incident to preparing and mailing our proxy materials. Some of our employees may solicit proxies in person, by telephone or by email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will bear all costs related to this solicitation of proxies and we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial stockholders. You can help reduce these costs by electing to access proxy materials electronically.

HOW DO I SUBMIT ITEMS FOR POTENTIAL CONSIDERATION AT THE 2019 ANNUAL MEETING?

        To propose business otherwise satisfying the eligibility requirements of SEC Rule 14a-8 to be considered for inclusion in our proxy statement for the 2019 Annual Meeting, you must mail proposed items so they are received at our principal executive offices on or before November 15, 2018. If you wish to nominate persons for election to our Board or bring any other business before an annual meeting under the advanced notice provisions or our Bylaws, you must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the preceding year's annual meeting (with respect to the 2019 Annual Meeting, no earlier than December 27, 2018 and no later than January 26, 2019).

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        Your notice must include, among other things, the following information:

    •
    As to each person who you propose to nominate for election or re-election as a director:

    •
    All information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Exchange Act;

    •
    The person's written consent to be named in our proxy statement as a nominee and serve as a director if elected; and

    •
    A description of any material relationships between you (and your associates and affiliates) and the nominee (and his or her associates and affiliates), as more particularly set forth in our Bylaws;

    •
    As to any other item of business you propose to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest you have in the business being proposed; and

    •
    Your name and address, and class and number of shares you own beneficially and as of record, as well as information relating to your security ownership in our company, as described in greater detail in Article II, Section 14 of our Bylaws, a copy of which is available on our website at www.averydennison.com/bylaws.

        We will not permit stockholder items that do not fully comply with the advance notice requirements contained in our Bylaws to be brought before the 2019 Annual Meeting.

HOW DO I NOMINATE DIRECTORS FOR INCLUSION IN THE 2019 PROXY STATEMENT?

        Our Board recently amended our Bylaws to permit a stockholder, or a group of no more than 20 stockholders, owning at least 3% of our company's outstanding shares of common stock continuously for at least three years to nominate and include in our annual meeting proxy materials director nominees constituting up to the greater of two nominees or 20% of our Board, subject to the requirements specified in Article II, Section 17 of our Bylaws, a copy of which is available on our website at www.averydennison.com/bylaws. Notice of proxy access director nominees for the 2019 Annual Meeting must be delivered to our Corporate Secretary at our principal executive offices no earlier than October 16, 2018 and no later than November 15, 2018 and must otherwise comply with our Bylaws.

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APPENDIX A — RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP

        We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessments of our performance and operating trends, as well as liquidity.

        Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive and negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

        We use the following non-GAAP financial measures in this proxy statement:

    •
    Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of foreign currency fluctuations.

    •
    Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, product line exits, acquisitions and divestitures, and, where applicable, an extra week in our fiscal year.

  We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period.

    •
    Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income from continuing operations before taxes tax-effected at the full-year GAAP tax rate and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate adjusted to include the impact of previously planned repatriation of foreign earnings for the fourth quarter of 2017 and exclude the reasonable estimate ("provisional amount") of the impact of the ("TCJA"). We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors.

    •
    Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

    •
    Return on total capital (ROTC) refers to income from continuing operations excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. Adjusted ROTC refers to ROTC adjusted for the impact of the TCJA. We believe that ROTC and adjusted ROTC assist investors in understanding our ability to generate returns from our capital.

    •
    Adjusted EBIT refers to earnings before interest expense and taxes, excluding non-cash restructuring costs and other items. We believe that adjusted EBIT assists investors in understanding our core operating trends and comparing our results with those of our competitors. We use adjusted EBIT to calculate economic value added (EVA).

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ORGANIC SALES CHANGE

($ in millions)	2013	2014	2015	2016	2017	4-YR CAGR(1)

Net sales	$6,140.0	$6,330.3	$5,966.9	$6,086.5	$6,613.8
Reported sales change		3.1%	(5.7)%	2.0%	8.7%
Foreign currency translation		1.1%	8.6%	2.6%	(0.5)%

Sales change ex. currency (non-GAAP)		4.2%	2.9%	4.6%	8.2%

Extra week impact		~(1.2)%	~1.2%	—	—
Acquisitions/divestiture		—	0.6%	(0.7)%	(3.9)%

Organic sales change (non-GAAP)(2)		3.1%	4.6%	3.9%	4.2%	4.0%

(1)
Compound Annual Growth Rate
(2)
Totals may not sum due to rounding and other factors.

ADJUSTED EARNINGS PER SHARE (EPS)

	2013	2014	2015	2016	2017	4-YR CAGR(1)	2017 Growth

As reported net income per common share from continuing operations, assuming dilution	$2.41	$2.58	$2.95	$3.54	$3.13
Adjustments(2)	$0.03	$0.04	—	—	—

Previously reported net income per common share from continuing operations, assuming dilution	$2.44	$2.62	$2.95	$3.54	$3.13
Non-GAAP adjustments per common share, net of tax:
Restructuring charges and other items	$0.24	$0.49	$0.49	$0.48	$0.29
Estimated tax provision impact resulting from the TCJA(3)	—	—	—	—	$1.91
Impact of previously planned repatriation of foreign earnings for Q4 2017	—	—	—	—	$(0.33)

Adjusted net income per common share from continuing operations, assuming dilution (non-GAAP)	$2.68	$3.11	$3.44	$4.02	$5.00	16.9%	24.4%

(1)
Compound Annual Growth Rate
(2)
GAAP adjustments for 2013-2015 reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.
(3)
Our income tax provision for fiscal year 2017 includes the provisional estimated impact of the TCJA. The TCJA significantly revises U.S. corporate income taxation, among other changes, lowering corporate income tax rates, implementing a territorial tax regime, and imposing a one-time transition tax through a deemed repatriation of accumulated untaxed earnings and profits of foreign subsidiaries. This provision includes a reasonable estimate ("provisional amount") of the impact of the TCJA on our tax provision following the guidance of SEC Staff Accounting Bulletin No. 118 (SAB 118).

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FREE CASH FLOW

($ in millions)	2015	2016	2017

Net cash provided by operating activities	$473.7	$585.3	$650.1
—Purchases of property, plant and equipment	(135.8)	(176.9)	(190.5)
—Purchases of software and other deferred charges	(15.7)	(29.7)	(35.6)
—Proceeds from sales of property, plant and equipment	7.6	8.5	6.0
—Purchases of investments, net	(0.5)	(0.1)	(8.3)
Free cash outflow from discontinued operations	.1	—	—

Free cash flow (non-GAAP)	$329.4	$387.1	$421.7

RETURN ON TOTAL CAPITAL (ROTC)

($ in millions)	2016	2017	Adjusted 2017 ROTC

As reported net income	$320.7	$281.8	$281.8
Estimated tax provision impact resulting from the TCJA(1)	—	—	$172.0
Impact of previously planned repatriation of foreign earnings for Q4 2017	—	—	$(29.4)
Interest expense, net of tax benefit	40.3	30.1	45.4
Effective tax rate(1)	32.8%	52.2%	28.0%
Income from operations, excluding expense and tax benefit of debt financing (non-GAAP)	$361.0	$311.9	$469.8
Total debt	$1,292.5	$1,581.7	$1,581.7
Shareholders' equity	$925.5	$1,046.3	$1,046.3
Estimated tax provision impact resulting from the TCJA(1)	—	—	$172.0
Impact of previously planned repatriation of foreign earnings for Q4 2017	—	—	$(29.4)
Total debt and shareholders' equity	$2,218.0	$2,628.0	$2,770.6

Return on Total Capital (ROTC) (non-GAAP)	17.0%	12.9%	18.8%

(1)
Our income tax provision for fiscal year 2017 includes the provisional estimated impact of the TCJA. The TCJA significantly revises U.S. corporate income taxation, among other changes, lowering corporate income tax rates, implementing a territorial tax regime, and imposing a one-time transition tax through a deemed repatriation of accumulated untaxed earnings and profits of foreign subsidiaries. This provision includes a reasonable estimate ("provisional amount") of the impact of the TCJA on our tax provision following the guidance of SEC Staff Accounting Bulletin No. 118 (SAB 118).

ADJUSTED EARNINGS BEFORE INTEREST AND TAXES (EBIT)

($ in millions)	2014	2015	2016	2017

As reported income from continuing operations before taxes	$360.8	$408.9	$477.1	$589.5
Adjustments(1)	3.6	(1.0)	—	—

Previously reported income from continuing operations before taxes Adjustments:	$364.4	$407.9	$477.1	$589.5
Non-cash restructuring costs	10.7	6.4	4.1	1.0
Other items(2)	2.1	8.8	45.3	3.1
Interest expense	63.3	60.5	59.9	63.0

Adjusted operating income before interest expense, taxes, non-cash restructuring costs and other items (non-GAAP)	$440.5	$483.6	$586.4	$656.6

(1)
GAAP adjustments for 2014 and 2015 reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.

(2)
Includes loss from settlement of pension obligations, transaction costs, net gains on sales of assets, and other items.

Avery Dennison Corporation  | 2018 Proxy Statement  | A-3

AVERY DENNISON CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E35648-P00674	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AVERY DENNISON CORPORATION

The Board of Directors recommends you vote FOR the following nominees:

1.	Election of Directors		For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2 and 3.			For	Against	Abstain

	1a.	Bradley Alford	☐	☐	☐	2.		Approval, on an advisory basis, of our executive compensation.	☐	☐	☐

	1b.	Anthony Anderson	☐	☐	☐	3.		Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2018.	☐	☐	☐

	1c.	Peter Barker	☐	☐	☐

	1d.	Mitchell Butier	☐	☐	☐			NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

	1e.	Ken Hicks	☐	☐	☐

	1f.	Andres Lopez	☐	☐	☐

	1g.	David Pyott	☐	☐	☐

	1h.	Dean Scarborough	☐	☐	☐

	1i.	Patrick Siewert	☐	☐	☐

	1j.	Julia Stewart	☐	☐	☐

	1k.	Martha Sullivan	☐	☐	☐			For address change/comments, mark here.			☐
(see reverse for instructions)

								Please indicate if you plan to attend this meeting.	☐	☐

									Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E35649-P00674

AVERY DENNISON CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

APRIL 26, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Susan Miller and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2018 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters set forth on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company's Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company's Employee Savings Plan.

IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES, AND FOR PROPOSALS 2 AND 3.

Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Fidelity Management Trust Company, as Trustee of the Avery Dennison Corporation Employee Savings Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 23, 2018, and telephone and Internet votes must be completed by 11:59 p.m. on the same day.

Your voting instructions are confidential and may not be revealed to anyone, except as required by law.

Address change/comments:

(If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side